                                                                    EXHIBIT 4.01


                          JAZZ CASINO COMPANY, L.L.C.,

                                     ISSUER,

                              JCC HOLDING COMPANY,
                         JCC CANAL DEVELOPMENT, L.L.C.,
                       JCC FULTON DEVELOPMENT, L.L.C. AND
                        JCC DEVELOPMENT COMPANY, L.L.C.,

                                   GUARANTORS,

                                       AND

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                     TRUSTEE

                                    INDENTURE

                           Dated as of March 30, 2001

                                  $124,520,000

                              Senior Notes due 2008

================================================================================

                           CROSS-REFERENCE TABLE

  TIA                                                                       INDENTURE
SECTION                                                                      SECTION
-------                                                                     ---------
310    (a)(1).................................................................. 7.10
       (a)(2).................................................................. N.A.
       (a)(3).................................................................. N.A.
       (a)(4).................................................................. N.A.
       (a)(5).................................................................. 7.10
       (b)..................................................................... 7.10
       (c)..................................................................... N.A.
311    (a)..................................................................... 7.11
       (b)..................................................................... 7.11
       (c)..................................................................... N.A.
312    (a)..................................................................... N.A.
       (b)..................................................................... 11.3
       (c)..................................................................... 11.3
313    (a).....................................................................  7.6
       (b).....................................................................  7.6
       (c).....................................................................  7.6
314    (a).....................................................................  5.2
       (b)..................................................................... N.A.
       (c)........................................................... 4.1(c); 4.2(d)
       (d)...................................................... 4.1(c); 4.2(d); 4.5
       (e)..................................................................... N.A.
       (f)..................................................................... N.A.
315    (a)..................................................................... N.A.
       (b)..................................................................... N.A.
       (c)..................................................................... N.A.
       (d)..................................................................... N.A.
       (e)..................................................................... N.A.
316    (a)(last sentence) ..................................................... N.A.
       (a)(1)(A)............................................................... N.A.
       (a)(1)(B)............................................................... N.A.
       (a)(2).................................................................. N.A.
       (b)..................................................................... N.A.
317    (a)(1).................................................................. N.A.
       (a)(2).................................................................. N.A.

       (b)..................................................................... N.A.
318    (a)..................................................................... N.A.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                              TABLE OF CONTENTS


                                                                            Page
ARTICLE I
       DEFINITIONS AND INCORPORATION BY REFERENCE..................................  1

               Section 1.1.  Definitions...........................................  1

               Section 1.2.  Incorporation by Reference of TIA..................... 35

               Section 1.3.  Rules of Construction................................. 35

ARTICLE II
       THE SECURITIES.............................................................. 36

               Section 2.1.  Form, Dating and Conditions to Issuance............... 36

               Section 2.2.  Execution and Authentication.......................... 37

               Section 2.3.  Principal Repayments.................................. 39

               Section 2.4.  Registrar and Paying Agent............................ 41

               Section 2.5.  Paying Agent to Hold Assets in Trust.................. 41

               Section 2.6.  Securityholder Lists.................................. 42

               Section 2.7.  Transfer and Exchange................................. 42

               Section 2.8.  Replacement Securities................................ 42

               Section 2.9.  Outstanding Securities................................ 43

               Section 2.10.  Treasury Securities.................................. 43

               Section 2.11.  Temporary Securities................................. 44

               Section 2.12.  Cancellation......................................... 44

               Section 2.13.  Defaulted Interest................................... 44

ARTICLE III
       REDEMPTION ................................................................. 46

               Section 3.1.  Right of Redemption................................... 46

               Section 3.2.  Notices to Trustee ................................... 46

               Section 3.3.  Notice of Redemption ................................. 46

               Section 3.4.  Effect of Notice of Redemption ....................... 47

               Section 3.5.  Deposit of Redemption Price  ......................... 47

               Section 3.6.   Securities Redeemed In Part  ........................ 48

               Section 3.7.  Regulatory Redemption Event .......................... 48

ARTICLE IV
       SECURITY  .................................................................. 48

               Section 4.1.  Security Interest  ................................... 48

               Section 4.2.  Recording; Opinions of Counsel ....................... 49

               Section 4.3.  Disposition of Certain Collateral  ................... 50

               Section 4.4.  Net Cash Proceeds Account ............................ 52

               Section 4.5.  Certain Releases of Collateral ....................... 53

               Section 4.6.  Lien Priorities ...................................... 54

               Section 4.7.  Payment of Expenses  ................................. 55

               Section 4.8.  Suits to Protect the Collateral ...................... 55

               Section 4.9.  Trustee's Duties ..................................... 55

               Section 4.10.  Security Documents  ................................. 56

ARTICLE V
       COVENANTS................................................................... 56

               Section 5.1.  Payment of Securities ................................ 56

               Section 5.2.  Information Covenants; Compliance Certificate;
       Notice of Default .......................................................... 57

               Section 5.3.  End of Fiscal Years; Fiscal Quarters ................. 63

               Section 5.4.  Maintenance of Office or Agency ...................... 63

               Section 5.5.  Limitation on Restricted Payments .................... 64

               Section 5.6.  Existence............................................. 66

               Section 5.7.  Payment of Taxes and Other Claims  ................... 66

               Section 5.8.  Maintenance of Insurance ............................. 66

               Section 5.9.  Reports  ............................................. 66

               Section 5.10.  Waiver of Stay, Extension or Usury Laws ............. 67

               Section 5.11.  Transactions with Affiliates ........................ 67

               Section 5.12.  Limitation on Incurrence of Additional Indebtedness.. 69

               Section 5.13.  Limitation on Liens ................................. 70

               Section 5.14.  Consolidation, Merger, Purchase or Sale of
       Assets, Etc. ................................................................ 73

               Section 5.15.  Limitation on Payments of Certain Indebtedness,
       Modifications of Certain Indebtedness, Modifications of Certificate of
       Incorporation, By-laws and Certain Other Agreements, Etc..................... 74

               Section 5.16.  Listing of Securities................................. 76

               Section 5.17.  Compliance with Environmental Laws.................... 76

               Section 5.18.  Capital Expenditures.................................. 77

               Section 5.19.  Advances, Investments and Loans....................... 78

               Section 5.20.  Limitation on Certain Restrictions on Subsidiaries.... 79

               Section 5.21.  Business.............................................. 79

               Section 5.22.  Additional Security and Further Assurances............ 80

               Section 5.23.  Notices............................................... 81

               Section 5.24.  Minimum Consolidated EBITDA........................... 81

               Section 5.25.  Limitation on Issuance of Equity Interests............ 81

               Section 5.26.  Limitation on Creation of Subsidiaries................ 82

               Section 5.27.  Casino Manager........................................ 82

               Section 5.28.  Separateness from Unrestricted Subsidiaries........... 82

               Section 5.29.  Limitation on Certain Outstanding Obligations......... 84

ARTICLE VI
       EVENTS OF DEFAULT AND REMEDIES............................................... 85

               Section 6.1.  Events of Default...................................... 85

               Section 6.2.  Acceleration of Maturity Date; Rescission and
       Annulment.................................................................... 90

               Section 6.3.  Collection of Indebtedness and Suits for Enforcement
       by Trustee................................................................... 92

               Section 6.4.  Trustee May File Proofs of Claim....................... 92

               Section 6.5.  Trustee May Enforce Claims Without Possession
       of Securities................................................................ 93

               Section 6.6.  Priorities............................................. 94

               Section 6.7.  Limitation on Suits.................................... 94

               Section 6.8.  Unconditional Right of Holders to Receive
       Principal and Interest....................................................... 95

               Section 6.9.  Rights and Remedies Cumulative......................... 95

               Section 6.10.  Delay or Omission Not Waiver.......................... 95

               Section 6.11.  Control by Holders.................................... 95

               Section 6.12.  Waiver of Past Default................................ 96

               Section 6.13.  Undertaking for Costs................................. 96

               Section 6.14.  Restoration of Rights and Remedies.................... 97

ARTICLE VII
       TRUSTEE...................................................................... 97

               Section 7.1.  Duties of Trustee...................................... 97

               Section 7.2.  Rights of Trustee...................................... 99

               Section 7.3.  Individual Rights of Trustee...........................100

               Section 7.4.  Trustee's Disclaimer...................................100

               Section 7.5.  Notice of Default......................................100

               Section 7.6.  Reports by Trustee to Holders..........................101

               Section 7.7.  Compensation and Indemnity.............................101

               Section 7.8.  Replacement of Trustee.................................102

               Section 7.9.  Successor Trustee by Merger, Etc.......................104

               Section 7.10.  Eligibility; Disqualification.........................104

               Section 7.11.  Preferential Collection of Claims Against
       Company......................................................................104

ARTICLE VIII
       RIGHT TO REQUIRE REPURCHASE..................................................104

               Section 8.1.  Repurchase of Securities at Option of the Holder
       upon Change of Control or Regulatory Redemption Event........................104

ARTICLE IX
       AMENDMENTS, SUPPLEMENTS AND WAIVERS..........................................107

               Section 9.1.  Supplemental Indentures Without Consent of
       Holders......................................................................107

               Section 9.2.  Amendments, Supplemental Indentures and
       Waivers with Consent of Holders..............................................108

               Section 9.3.  Compliance with TIA....................................110

               Section 9.4.  Revocation and Effect of Consents......................110

               Section 9.5.  Notation on or Exchange of Securities..................111

               Section 9.6.  Trustee to Sign Amendments, Etc........................111

               Section 9.7.  Consent to Certain Amendments of the Ground
       Lease; Trustee's Actions.....................................................111

ARTICLE X
       GUARANTY.....................................................................112

               Section 10.1.  Guaranty..............................................112

               Section 10.2.  Parent Guaranty.......................................114

               Section 10.3.  Execution and Delivery of Guaranty....................116

               Section 10.4.  Future Subsidiary Guarantors..........................117

               Section 10.5.  Release of Guarantors.................................117

               Section 10.6.  When the Guarantor May Merge, Etc. ...................119

               Section 10.7.  Certain Bankruptcy Events.............................120
ARTICLE XI
       MISCELLANEOUS................................................................120

               Section 11.1.  TIA Controls..........................................120

               Section 11.2.  Notices...............................................120

               Section 11.3.  Communications by Holders with Other Holders..........122

               Section 11.4.  Certificate and Opinion as to Conditions Precedent....122

               Section 11.5.  Statements Required in Certificate or Opinion.........122

               Section 11.6.  Rules by Trustee, Paying Agent, Registrar.............123

               Section 11.7.  Legal Holidays........................................123

               Section 11.8.  Governing Law.........................................123

               Section 11.9.  No Adverse Interpretation of Other Agreements.........124

               Section 11.10.  No Recourse Against Others; Holders Acting
        in Own Best Interests.......................................................124

               Section 11.11.  Successors...........................................125

               Section 11.12.  Duplicate Originals..................................125

               Section 11.13.  Severability.........................................125

               Section 11.14.  Table of Contents, Headings, Etc.....................125

               Section 11.15.  Gaming Laws..........................................125

               Section 11.16.  Tax Treatment........................................126

               Section 11.17.  Waivers and Releases.................................126

               Section 11.18.  Post-Closing Items...................................129

         INDENTURE, dated as of March 30, 2001, among Jazz Casino Company, L.L.C., a Louisiana limited liability company ("JCC" or the "Company"), as issuer, JCC Holding Company, a Delaware corporation ("JCC Holding"), JCC Canal Development, L.L.C., a Louisiana limited liability company ("Canal Development"), JCC Fulton Development, L.L.C., a Louisiana limited liability company ("Fulton Development"), and JCC Development Company, L.L.C., a Louisiana limited liability company ("JCC Development"), as guarantors, and Wells Fargo Bank Minnesota, National Association, as Trustee.

         Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's Senior Notes due 2008 (the "Senior Notes"):

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.1. Definitions.

         "ACCELERATION NOTICE" shall have the meaning specified in Section 6.2.

         "ADDITIONAL MORTGAGE" shall have the meaning provided in Section
5.22(a).

         "ADDITIONAL MORTGAGED PROPERTY" shall have the meaning provided in
Section 5.22(a).

         "ADDITIONAL SECURITY DOCUMENTS" shall have the meaning provided in
Section 5.22(b).

         "ADJUSTED CERTIFICATE OF DEPOSIT RATE" shall mean, on any day, the sum of (rounded to the nearest 1/100 of 1%) of (i) the rate obtained by dividing (A) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other reasonable sources, by (B) a percent equal to the 100% minus the stated maximum rate of all reserve three-month certificates of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency supplemental, special or other reserves), plus (ii) the then daily net annual assessment rate established by the Trustee for determining the current annual assessment payable by the Trustee to the Federal Reserve Insurance Corporation for insuring three-month certificates of deposit.

         "AFFILIATE" means (i) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, (ii) any spouse, immediate family member, or other relative who has the same principal residence of any Person described in clause (i) above, and (iii) any trust in which any Person described in clause (i) or (ii) above has a beneficial interest. For purposes of this definition, the term "control" means (a) the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, or (b) the beneficial ownership of 30% or more of the voting Equity Interest of a Person (on a fully diluted basis). Notwithstanding the foregoing, no holder of Equity Interests of JCC Holding received pursuant to the Plan of Reorganization (other than HET and its Subsidiaries and Affiliates) shall constitute an Affiliate of the Company or JCC Holding or any of their Subsidiaries, in each case unless the respective holder acquires control of JCC Holding or the Company as a result of its beneficial ownership of 30% or more of the voting Equity Interests of JCC Holding or the Company, as the case may be. Unless the context (or a specific reference) otherwise requires, all references herein to an "Affiliate" or "Affiliates" shall be references to an "Affiliate" or "Affiliates" of the Company or any Guarantor.

         "AGENT" means any Registrar, Paying Agent or co-Registrar.

         "ASSET SALE" means the conveyance, sale, transfer, assignment or other disposition of, directly or indirectly, any property, business or assets of the Company or any of its Subsidiaries (other than the Equity Interests or other interests of an Unrestricted Subsidiary), including, without limitation, any sale or other transfer or issuance of any Equity Interest of any Subsidiary of the Company or any sale and leaseback transaction, whether by the Company or a Subsidiary of the Company or the issuance, sale or transfer of Equity Interests by a Subsidiary of the Company.

         "AUTHORIZED REPRESENTATIVE" means, (i) with respect to any Person that is a corporation, or any Person that has two or more Officers, any Officer thereof, and (ii) with respect to any Person that is a limited liability company and that has fewer than two Officers, an Officer or the manager of such liability company, and (iii) with respect to any Person that is a partnership and that has fewer than two Officers, an Officer of a general partner of such partnership.

         "BANKRUPTCY CODE" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

         "BANKRUPTCY COURT" shall mean the United States Bankruptcy Court for the Eastern District of Louisiana having jurisdiction over the bankruptcy case of the Company.

         "BANKRUPTCY LAW" means the Bankruptcy Code or any similar Federal, state or foreign law relating to bankruptcy, insolvency or the relief of debtors.

         "BASE RATE" at any time shall mean the higher of (i) 1% in excess of the Adjusted Certificate of Deposit Rate as then in effect and (ii) 1/2 of 1% in excess of the Prime Lending Rate as then in effect.

         "BOARD OF DIRECTORS" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

         "BOARD RESOLUTION" means, with respect to any Person, a duly adopted resolution of the Board of Directors (or, if such Person is a limited liability company, of the manager) of such Person.

         "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close; provided, that for purposes of the definition of LIBOR, a Business Day shall be any day which constitutes a Business Day as set forth above and which is also a day for trading by and between banks in the London interbank market.

         "CANAL DEVELOPMENT" means JCC Canal Development, L.L.C. (f/k/a CP Development, L.L.C.), a Louisiana limited liability company which, on the Issue Date, is a direct Wholly-Owned Subsidiary of JCC Holding.

         "CANAL DEVELOPMENT MORTGAGE" shall have the meaning provided in Section I(15) of Exhibit B.

         "CANAL DEVELOPMENT MORTGAGED PROPERTY" shall have the meaning provided in Section I(15) of Exhibit B.

         "CAPITAL EXPENDITURES" means, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles) and the amount of Capitalized Lease Obligations incurred by such Person.

         "CAPITALIZED LEASE OBLIGATIONS" of any Person means all rental obligations that are or will be required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

         "CASH" means such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         "CASH EQUIVALENT" means (i) securities issued or directly and fully guaranteed, or secured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof) and in each case maturing within one year after the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal subsidiary of a bank holding company organized under the laws of the United States, any State thereof, the District of Columbia or any foreign jurisdiction having capital and surplus in excess of $250,000,000 and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition, (iii) repurchase obligations with a term of not more than 90 days collateralized by securities issued or directly and fully guaranteed, or secured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof) entered into with any bank or other person meeting the qualifications specified in clause (ii) above, and (iv) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iii).

         "CASINO" means the casino located at the site of the former Rivergate Convention Center in New Orleans, Louisiana, together with all support facilities and improvements appurtenant and related thereto (including, without limitation, the Poydras Street Support Facility and the Poydras Tunnel Area and shell construction of the Second Floor), but excluding tenant improvements and non-gaming development of the Second Floor.

         "CASINO LEASE" shall mean the Amended and Restated Lease Agreement among the RDC, as landlord, the Company, as tenant, and the City, as intervenor, dated as of October 29, 1998, as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

         "CASINO OPERATING CONTRACT" means the Amended and Renegotiated Casino Operating Contract among Harrah's Jazz Company, the Company and the State of Louisiana by and through the Louisiana Gaming Control Board, dated October 30, 1998, as amended by that certain First Amendment to Amended and Renegotiated Casino Operating Contract dated October 19, 1999 and further amended by the Second Amendment to Amended and Renegotiated Casino Operating Contract dated as of March 30, 2001, as it may be amended or supplemented from time to time.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. 9601 et seq.

         "CHANGE OF CONTROL" shall mean (i) HET shall have ceased to manage, directly or indirectly through a Wholly-Owned Subsidiary, the Casino, unless HET has theretofore been terminated as Casino manager in accordance with any Permitted Termination, (ii) JCC Holding shall at any time cease to own 100% of the Equity Interests of the Company, (iii) the Board of Directors of JCC Holding shall not consist of a majority of Continuing Directors or (iv) the acquisition by any Person or "group" (within the meaning of Sections 13(d) and 14(d) under the Exchange Act, as in effect on the Issue Date) (other than HET or its Subsidiaries), of beneficial ownership of 50% or more of the voting or economic interest in the Equity Interests of JCC Holding.

         "CITY" means the City of New Orleans, Louisiana.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

Section references to the Code are to the Code, as in effect at the date of this Indenture, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.

         "COLLATERAL" shall mean all Property (whether real or personal) of the Company and the Guarantors with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties and all Cash and Cash Equivalents delivered as collateral pursuant to any Security Document.

         "COLLATERAL AGENT" shall mean The Bank of New York, or any successor Collateral Agent, acting as collateral agent for the Secured Creditors pursuant to the Security Documents and any sub-agents or sub-trustees appointed pursuant to the Intercreditor Agreement and permitted under applicable Gaming Regulations.

         "COMPANY" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

         "COMPANY MORTGAGE" shall have the meaning provided in Section I(15) of Exhibit B.

         "COMPANY MORTGAGED PROPERTY" shall have the meaning provided in Section I(15) of Exhibit B.

         "CONFIDENTIALITY AGREEMENT" shall have the meaning provided in Section 5.2(b).

         "CONFIRMATION ORDER" shall mean the order of the Bankruptcy Court confirming the Plan of Reorganization pursuant to Sections 1128 and 1129 of the Bankruptcy Code entered on March 19, 2001.

         "CONSOLIDATED CASH INTEREST EXPENSE" shall mean, for any period, the total consolidated interest expense of Company and its Consolidated Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of the Company and its Consolidated Subsidiaries representing the interest factor for such period, but excluding, however, (without duplication)
(i) all amortization of deferred financing costs and amortization of any premium or discount and other non-cash items that are part of such consolidated interest expense and (ii) any interest payment made through the issuance of additional notes or securities (including Securities), in lieu of Cash, in each case in accordance with the terms of the respective documentation relating thereto. For periods prior to the Issue Date, Consolidated Interest Expense shall include all interest expense required to be paid in cash in accordance with the documentation relating thereto, regardless of any write-downs, write-offs or other treatment thereof pursuant to the Plan of Reorganization.

         "CONSOLIDATED EBIT" shall mean, for any period, the Consolidated Net Income for such period plus (without duplication) (i) the amount of consolidated interest expense (to the extent same was deducted in determining Consolidated Net Income for such period), and (ii) provision for taxes based on income (to the extent deducted in determining Consolidated Net Income for such period, but excluding gaming and similar taxes) and without giving effect to any extraordinary gains or losses or gains or losses from sales of assets.

         "CONSOLIDATED EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by (i) adding thereto the amount of all amortization of intangibles and depreciation expenses that were deducted in arriving at Consolidated EBIT for such period, and (ii) subtracting therefrom the amount of payments made to, or on behalf of, JCC Holding as contemplated by Section 5.5(e) for such period to the extent such amounts have not already been deducting in arriving at Consolidated EBITDA for such period.

         "CONSOLIDATED INTEREST COVERAGE RATIO" for any period shall mean the ratio of Consolidated EBITDA to Consolidated Cash Interest Expense for such period.

         "CONSOLIDATED NET INCOME" shall mean, for any period, the net income of the Company and its Consolidated Subsidiaries for such period determined in accordance with GAAP; provided, that (without duplication of exclusions) (i) the net income (to the extent positive) of any Person that is not a Subsidiary of the Company or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in Cash to the Company or a Wholly-Owned Subsidiary thereof, (ii) to the extent Consolidated Net Income reflects amounts attributable to minority interests in Subsidiaries that are not Wholly-Owned Subsidiaries of the Company, Consolidated Net Income shall be reduced by the amounts attributable to such minority interests, (iii) the net income of any Subsidiary (other than the Company) shall be excluded to the extent that the declaration or payment of dividends and distributions by that Subsidiary of net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders and (iv) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

         "CONSOLIDATED SUBSIDIARIES" means, for any Person, all Subsidiaries of such Person (whether now existing or hereafter created or acquired) the financial statements of which are or are required to be consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

         "CONTINGENT OBLIGATION" shall mean, as to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing (including, without limitation, as a result of such Person being a general partner of the other Person, unless the underlying obligation is expressly made non-recourse as to such general partner) any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided, that the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

         "CONTINUING DIRECTORS" means the directors of JCC Holding on the Issue Date and each other director nominated (i) in accordance with the terms of Sections 3.2(b) (i) through (v) of the Second Amended and Restated Certificate of Incorporation of JCC Holding, as in effect on the date hereof, (ii) by a majority of the then Continuing Directors or (iii) by HET at such times as HET and its Subsidiaries beneficially own 90% or more of the Equity Interests in JCC Holding.

         "CREDIT PARTY" shall mean JCC Holding, the Company and each Subsidiary Guarantor.

         "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "DEBT AGREEMENTS" shall have the meaning provided in Section I(6) of Exhibit B.

         "DEFAULT" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "DEFAULTED INTEREST" shall have the meaning specified in Section 2.13.

         "DISCLOSURE STATEMENT" means the Debtors' Joint Disclosure Statement as of February 8, 2001 pursuant to Section 1125 of the Bankruptcy Code relating to the Plan of Reorganization, as approved by the Bankruptcy Court.

         "DISQUALIFIED EQUITY INTEREST" means (i) except as provided in (ii), with respect to any Person, any Equity Interests of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, (A) is, or upon the happening of an event or the passage of time could be, required to be redeemed (other than as may be required by Gaming Regulations) or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part at any time on or prior to the first anniversary of the Stated Maturity of the Securities, or (B) would require any Distribution thereon or with respect thereto or with respect thereto in contravention of the requirements of this Indenture and (ii) with respect to any Subsidiary of such Person (including any Subsidiary of the Company), any Equity Interest other than any Equity Interest with no preference, privileges, or redemption or repayment provisions.

         "DISTRIBUTION" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to any holder or holders of its Equity Interests or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or Cash to any holder or holders of its Equity Interests as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration of any shares of any class of its capital stock or any partnership interests or any other Equity Interests outstanding on or after the Issue Date (or any options or warrants issued by such Person with respect to its capital stock or any partnership interests or any other Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership interests or any other Equity Interests of such Person outstanding on or after the Issue Date (or any options or warrants issued by such Person with respect to its capital stock or any other Equity Interests). Without limiting the foregoing, "Distributions" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

         "DOCUMENTS" shall mean the Revolving Credit Agreement Documents, the Leases, the Casino Operating Contract, the Management Agreement, the Senior Note Documents, New Common Stock Documents and the Minimum Payment Guaranty Documents.

         "DOLLARS" and the sign "$" shall each mean freely transferable lawful money of the United States.

         "ELIGIBLE INSTITUTION" means (i) any commercial bank, financial institution, insurance company or other institutional investor which, in the ordinary course of its business, purchases bank loans and/or debt securities, other than any such entity which operates itself, or through a third-party manager, one or more Casinos and which the Company or Harrah's Management Company (or successor Casino manager) determines in its good faith judgment is a competitor of the Casino and (ii) any Holder of Securities on the Issue Date and any Affiliate of such Holder which subsequently becomes a Holder.

         "ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of hazardous materials.

         "ENVIRONMENTAL LAW" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on the Company or any of its subsidiaries, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section 9601 ET SEQ.; the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 ET SEQ.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C.
Section 2601 ET SEQ.; the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 ET SEQ.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 ET SEQ.; the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 ET SEQ.; and the Occupational Safety and Health Act, 29 U.S.C. Section 651 ET SEQ. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

         "EQUITY INTERESTS" of any Person shall mean all equity interests therein, including without limitation any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Indenture and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

         "ERISA AFFILIATE" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Company or any Subsidiary of the Company would be deemed to be a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

         "EVENT DATE" shall have the meaning specified in Section 8.1.

         "EVENT OF DEFAULT" shall have the meaning specified in Section 6.1.

         "EVENT OFFER" shall have the meaning specified in Section 8.1.

         "EVENT OFFER PERIOD" shall have the meaning specified in Section 8.1.

         "EVENT OFFER PRICE" shall have the meaning specified in Section 8.1.

         "EVENT PAYMENT" shall have the meaning specified in Section 8.1.

         "EVENT PAYMENT DATE" shall have the meaning specified in Section 8.1.

         "EVENT PUT DATE" shall have the meaning specified in Section 8.1.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "FINANCIAL FORECAST" shall mean the Financial Forecast provided to the Trustee on the Issue Date.

         "FIXED INTEREST" means interest, payable on the Interest Payment Dates in accordance with this Indenture, at a rate per annum during each Interest Period equal to LIBOR for such Interest Period plus 275 basis points (i.e., 2.75%).

         "FULTON DEVELOPMENT" means JCC Fulton Development, L.L.C. (f/k/a FP Development, L.L.C.), a Louisiana limited liability company which, on the Issue Date, is a direct Wholly-Owned Subsidiary of JCC Holding.

         "FULTON DEVELOPMENT MORTGAGE" shall have the meaning provided in
Section I(15) of Exhibit B.

         "FULTON DEVELOPMENT MORTGAGED PROPERTY" shall have the meaning provided in Section I(15) of Exhibit B.

         "GAAP" means United States generally accepted accounting principles as in effect on the date of this Indenture.

         "GAMING AUTHORITY" means any Governmental Authority with the power to regulate gaming in any Gaming Jurisdiction, and the corresponding Governmental Authorities with responsibility to interpret and enforce the laws and regulations applicable to gaming in any Gaming Jurisdiction.

         "GAMING JURISDICTION" shall mean any jurisdiction in which the Company is licensed to conduct gaming activities.

         "GAMING LICENSE" means every material license, material franchise or other material authorization on the Issue Date or thereafter required to own, lease, operate or otherwise conduct or manage a casino facility in any state, local or other jurisdiction including, without limitation, any applicable material liquor licenses, including, with respect to the Company (and without limitation) the Casino Operating Contract.

         "GAMING PATRON INDEBTEDNESS" shall have the meaning provided such term in the Pledge Agreement.

         "GAMING REGULATIONS" shall mean the laws, rules, regulations and orders applicable to the gaming business of the Company or any of its Subsidiaries, or any other Credit Party, as in effect from time to time, including the Louisiana Economic Development and Gaming Corporation Act (La. R.S. Section 27:201, et seq.) and the policies, interpretations and administration thereof by the Gaming Authorities, including the LGCB.

         "GOVERNMENTAL AUTHORITY" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision and whether now or hereafter in existence, or any officer or official thereof, and any maritime authority.

         "GROUND LEASE" means the Amended and Restated Lease Agreement for the site of the Casino between the RDC and the City, dated as of March 15, 1994, as amended on October 29, 1998, by that certain First Amendment to Amended and Restated Lease Agreement, dated October 29, 1998.

         "GUARANTORS" means collectively the Parent Guarantor and each of the Subsidiary Guarantors.

         "GUARANTY" shall have the meaning provided in Section 10.1(a).

         "HARRAH'S INVESTOR" means Harrah's Crescent City Investment Company, a Nevada corporation, and its successors.

         "HARRAH'S MANAGEMENT COMPANY" means Harrah's New Orleans Management Company, a Nevada corporation, and its successors.

         "HAZARDOUS MATERIALS" means (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas;
(ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (iii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority under Environmental Laws.

         "HET" means Harrah's Entertainment, Inc., a Delaware corporation, and its successors.

         "HET/JCC AGREEMENT" means the Amended and Restated HET/JCC Agreement, dated as of March 30, 2001, among HET, HOC and the Company (and any substitute or successor agreement), and any other documents entered into in connection with (and to the extent relating directly to) such agreement, as amended, modified, renewed, extended or replaced from time to time, pursuant to which HET and HOC shall provide the Minimum Payment Guaranty for certain periods and subject to certain terms and conditions set forth therein.

         "HOC" means Harrah's Operating Company, Inc., a Delaware corporation, and its successors.

         "HOLDER" or "SECURITYHOLDER" means the Person in whose name a Security is registered on the Registrar's books.

         "HOLDER ACTION" shall have the meaning provided in Section 2.10.

         "HOLDING COMPANY COSTS" shall have the meaning provided in Section 5.5(e).

         "INDEBTEDNESS" of any Person means, without duplication, (i) all liabilities and obligations, contingent or otherwise, of such Person, (A) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (B) evidenced by bonds, notes, debentures or similar instruments, (C) representing the balance deferred and unpaid of the purchase price of any property or services (including, without limitation accrued Management Fees and other amounts owing pursuant to the Management Agreement), except such as would constitute trade payables to trade creditors in the ordinary course of business, (D) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (E) for the payment of money relating to a Capitalized Lease Obligation, or (F) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (ii) all obligations of such Person under Interest Rate Protection Agreements and foreign currency hedges; (iii) all liabilities of others of the kind described in the preceding clause (i) or (ii) that such Person has guaranteed or that is otherwise its legal liability; (iv) all Contingent Obligations of such Person; (v) all obligations to purchase, redeem or acquire any Equity Interest; and (vi) all obligations secured by a Lien to which the property or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability, provided, that the amount of such obligations shall be limited to the lesser of the fair market value of the assets or property to which such Lien attaches and the amount of the obligation so secured. In addition, "Indebtedness" of any Person shall include Indebtedness described in the foregoing clauses (i) (A), (B) and (C) that would not appear as a liability on the balance sheet of such Person if (l) such Indebtedness is the obligation of a partnership or joint venture that is not a Subsidiary of such Person (a "Joint Venture"), (2) such Person or a Subsidiary of such Person is a general partner of the Joint Venture (a "General Partner"), and (3) there is recourse, by contract or operation of law, with respect to payment of such obligation to property or assets of such Person or a Subsidiary of such Person; then such Indebtedness shall be included in an amount not to exceed (x) the greater of (A) the net assets of the General Partner, and
(B) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Subsidiary of such Person (other than the General Partner) or (y) if less than the amounts determined pursuant to clause (x) above, the actual amount of such Indebtedness that is recourse to such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.

         "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

         "INDENTURE OBLIGATIONS" means the Obligations of the Company and the Guarantors pursuant to this Indenture and the Securities (and any other obligor hereunder or under the Securities) now or hereafter existing, to pay principal of and interest on the Securities when due and payable, whether on the Maturity Date or an Interest Payment Date, by acceleration, redemption (including, without limitation, pursuant to a Required Regulatory Redemption) or otherwise, and interest on the overdue principal of, and (to the extent lawful) interest, if any, on, the Securities and all other amounts due or to become due in connection with this Indenture, the Securities and the Security Documents, including any and all extensions, renewals or other modifications thereof, in whole or in part, and the performance of all other obligations of the Company (and any other obligor hereunder or under the Securities) and the Guarantors hereunder or under the Securities, including all costs and expenses incurred by the Trustee or the Holders in the collection or enforcement of any such obligations or realization upon the Collateral or the security of any Security Documents.

         "INITIAL DEFICIT AMOUNT" means an amount equal to (i) the Semi-Annual Free Cash Flow for the period from the Issue Date to and including March 31, 2002 (determined as if such period were a Semi-Annual Free Cash Flow Payment Period, even though such period exceeds six months' duration) minus (ii) $8,000,000; provided, if the Initial Deficit Amount as calculated above would exceed $0, then the Initial Deficit Amount shall instead by $0.

         "INSURANCE AND CONDEMNATION PROCEEDS" means the Company's and the Guarantors' interest in and to all proceeds which now or hereafter may be paid as a result of any condemnation proceeding or under any insurance policies now or hereafter obtained by or on behalf of the Company or any of the Guarantors in connection with the conversion of the Property subject to the Security Documents into Cash, Cash Equivalents or liquidated claims, together with the interest payable thereon and the right to collect and receive the same, including, but without limiting the generality of the foregoing, proceeds of casualty insurance, title insurance, business interruption insurance and any other insurance now or hereafter maintained with respect to such Property.

         "INTELLECTUAL PROPERTY SECURITY DOCUMENTS" means the Assignment of Security Interests in United States Trademarks and Patents and the Assignment of Security Interest in United States Copyrights, each substantially in the form annexed to the Security Agreement and executed in favor of the Collateral Agent.

         "INTERCREDITOR AGREEMENT" shall have the meaning provided in Section I(16) of Exhibit B.

         "INTEREST PAYMENT DATE" means the stated due date, specified in the Security, of an installment of interest on the Securities.

         "INTEREST PERIOD" shall mean successive periods (of approximately three months each) ending on each Interest Payment Date, with the first Interest Period to begin on the Issue Date and to end on the first Interest Payment Date, and with each successive Interest Period to begin on an Interest Payment Date and to end on the next Interest Payment Date.

         "INTEREST RATE PROTECTION AGREEMENT" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement, in each case which are non-speculative in nature and are designed to protect any Person against fluctuations in interest rates.

         "INVESTMENT" by any Person in any other Person means (without duplication): (i) the acquisition by such Person (whether for Cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition; (ii) the making or lending by such Person of any deposit with, or advance, loan or other extension of credit to or on behalf of, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable arising in the ordinary course of business);
(iii) other than (A) any guarantees of the Securities, (B) any guarantees of the Revolving Credit Agreement by the Guarantors, and (C) any guarantees of Interest Rate Protection Agreements by the Guarantors, the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person; (iv) the making of any capital contribution by such Person to such other Person; (v) the making of any capital contribution to any other Person; or (vi) the purchase or sale of currency or other commodities at a future date in the nature of futures contracts.

         "ISSUE DATE" means the date of first issuance of the Securities under this Indenture, which is expected to be the first Business Day upon which the Plan of Reorganization becomes effective.

         "ISSUING BANK" shall have the meaning provided in the Revolving Credit Agreement.

         "JCC DEVELOPMENT" means JCC Development Company, L.L.C., a Louisiana limited liability company which is a direct Wholly-Owned Subsidiary of JCC Holding.

         "JCC DEVELOPMENT MORTGAGE" shall have the meaning provided in Section I(15) of Exhibit B.

         "JCC DEVELOPMENT MORTGAGED PROPERTY" shall have the meaning provided in
Section I(15) of Exhibit B.

         "JCC HOLDING" shall have the meaning provided in the first paragraph. "LEASEHOLDS" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under any lease.

         "LEASES" shall mean the Ground Lease and the Casino Lease.

         "LEGAL HOLIDAY" shall have the meaning provided in Section 11.7.

         "LGCB" means, collectively, the Louisiana Gaming Control Board, and its successors and assigns.

         "LIBOR" means, for each Interest Period (i) a rate per annum equal to the offered rate for Eurodollar deposits for a three-month period as it appears on Telerate Service page 3740 or page 3750, as applicable, as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, divided (and rounded off to the nearest 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D). "Telerate Service page 3740 or page 3750," as applicable, means the display designated as "Page 3740" or "Page 3750" on the Telerate Service (or such other pages as may replace page 3740 or page 3750 of that service or such other service as may be nominated by the British Bankers' Association as the vendor for the purpose of displaying British Bankers' Association interest settlement rates for United States dollar deposits). Notwithstanding anything to the contrary contained above, if the Trustee determines that the rate described in clause (i) of the first sentence of this definition is not ascertainable pursuant to the provisions of said clause (i), the rate to be utilized for purposes of said clause (i) shall instead be (A) the interest rate per annum determined by the Trustee to be the rate per annum at which deposits in United States dollars are offered for the relevant Interest Period to major banks in the London interbank market in London, England by the Trustee at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period or (B) if the Trustee determines that it cannot ascertain the rate as described in preceding clause (A), the rate to be utilized for purposes of clause (i) of the first sentence of this definition shall be determined by the Trustee on such basis as it determines is fair and reasonable.

         "LIEN" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

         "MANAGEMENT AGREEMENT" means the Third Amended and Restated Management Agreement between the Company and Harrah's Management Company relating to the management of the Casino dated as of March 30, 2001, as it may be amended or supplemented from time to time.

         "MANAGEMENT FEES" means the "MANAGEMENT FEE" and the "SERVICE FEE" as defined by the Management Agreement, together with any amounts reimbursable to Harrah's Management Company under the terms of the Management Agreement, but excluding the Termination Fee.

         "MANAGER SUBORDINATION AGREEMENT" shall have the meaning provided in
Section I(18) of Exhibit B.

         "MARGIN STOCK" shall have the meaning provided in Regulation U.

         "MATURITY DATE" means, when used with respect to any Security, the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at Stated Maturity, an Event Payment Date or by declaration of acceleration, call for redemption or otherwise.

         "MINIMUM PAYMENT GUARANTOR" shall mean HET and HOC as joint and several obligors, or any successor or substitute guarantor providing a Minimum Payment Guaranty in accordance with the requirements of the Casino Operating Contract.

         "MINIMUM PAYMENT GUARANTY" means the Minimum Payment Guaranty (as defined in the Casino Operating Contract) that the Casino Operating Contract obligates the Company to cause to be provided to the State of Louisiana by and through the Regulating Authority, as the same may be amended, supplemented or modified from time to time, including any replacement or renewal thereof.

         "MINIMUM PAYMENT GUARANTY DOCUMENTS" means each Minimum Payment Guaranty and all agreements or documents (including, without limitation, the HET/JCC Agreement) executed and delivered in connection therewith or any successor documents entered into with a successor Minimum Payment Guarantor other than HET and HOC.

         "MINIMUM PAYMENT GUARANTY FEES" shall mean the fees paid by the Company pursuant to Section 2 of the HET/JCC Agreement or pursuant to the terms of any successor Minimum Payment Guaranty Documents.

         "MINIMUM PAYMENT GUARANTY LIEN" shall mean the Lien, in each case created under the Security Documents, securing the Company's obligations pursuant to the HET/JCC Agreement or pursuant to any successor Minimum Payment Guaranty Documents.

         "MINIMUM PAYMENT GUARANTY OBLIGATIONS" shall have the meaning specified in the Intercreditor Agreement.

         "MISDESCRIPTIONS" shall have the meaning provided in Section 11.18.

         "MORTGAGE" shall have the meaning provided in Section I(15) of Exhibit
B.

         "MORTGAGED PROPERTY" shall mean and be a collective reference to the Company Mortgaged Properties, the JCC Development Mortgaged Properties, the Canal Development Mortgaged Properties and the Fulton Development Mortgaged Properties, as well as any Additional Mortgaged Properties.

         "NASDAQ" means the National Association of Securities Dealers Automated Quotations System.

         "NET CASH PROCEEDS" means the aggregate amount of Cash or Cash Equivalents received by the Company in the case of an Asset Sale, less, the sum of (i) all fees, commissions and other expenses incurred in connection with such Asset Sale, (ii) the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its Subsidiaries in connection with such Asset Sale and (iii) the aggregate amount of Cash or Cash Equivalents so received which is used to retire (in whole or in part) any existing Indebtedness (other than Indenture Obligations) of the Company or its Subsidiaries (owed to a Person other than an Affiliate) which was secured by the assets that were the subject of such Asset Sale (and, if such assets constitute Collateral, which Indebtedness (other than Indenture Obligations) had a higher lien priority than Indenture Obligations) and which was required to be repaid (which repayment, in the case of a revolving credit arrangement or multiple advance arrangement, reduces the commitment thereunder) in connection with such Asset Sale.

         "NET CASH PROCEEDS ACCOUNT" means the separate custodial account established and maintained by the Company in the name of the Collateral Agent for the benefit of the Secured Creditors pursuant to the terms of the Security Agreement into which the Net Cash Proceeds from Asset Sales and Insurance and Condemnation Proceeds are to be deposited.

         "NEW COMMON STOCK" shall mean the common stock of JCC Holding, $.01 par value per share.

         "NEW COMMON STOCK DOCUMENTS" shall mean the agreements, instruments and other documents executed and delivered in connection with the issuance of the New Common Stock.

         "NON-PERMITTED ENCUMBRANCE" shall have the meaning provided in Section 11.18(b).

         "NOTICE OFFICE" shall mean the office of the Trustee located at Wells Fargo Bank Minnesota, National Association, 6(th) and Marquette, MAC-N9303-120, Minneapolis, Minnesota 55479, Attention: Corporate Trust Department, or such other person as the Trustee may hereafter designate in writing as such to the other parties hereto.

         "OBLIGATIONS" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers' acceptances), damages and other liabilities payable under the documentation governing, or otherwise relating to, any Indebtedness. Without limiting the foregoing, the "Obligations" in respect of the Securities shall include all interest accruing after the filing of any petition or proceeding with respect to the Company or any Guarantor at the rate specified in the Security, in each case regardless of whether such interest is an allowed claim in the relevant proceeding.

         "OFFICER" means, with respect to any Person, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary or Assistant Secretary of such Person.

         "OFFICER'S CERTIFICATE" means, with respect to the Company or any Guarantor, a certificate signed by any Authorized Representative of such entity and otherwise complying with the requirements of Sections 11.4(a) and 11.5.

         "OPINION OF COUNSEL" means a written opinion from legal counsel to the Company (or any Guarantor, if applicable) reasonably acceptable to the Trustee and which complies with the requirements of Sections 4.2(b), 4.2(c), 11.4(b) and 11.5, as the case may be. Unless otherwise required by this Indenture, the counsel may be in-house counsel to the Company (or such Guarantor, if applicable).

         "PARENT GUARANTOR" means JCC Holding.

         "PARENT GUARANTY" shall have the meaning specified in Section 10.2(a). "PAYING AGENT" shall have the meaning specified in Section 2.4.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

         "PERMITS" shall mean any and all actions, approvals, certificates, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights or licenses of or from any governmental authority or agency (including any Gaming Authority), including, without limitation, the Casino Operating Contract.

         "PERMITTED AMENDMENT" shall mean any waiver, amendment or modification of any provision of the Minimum Payment Guaranty Documents or such Minimum Payment Guaranty Documents delivered by a substitute or successor Minimum Payment Guarantor, which (i) are not adverse in any respect to the interests of the Company or the Holders (including without limitation, so long as the nature and amount of obligations guaranteed thereunder are not adversely changed or increased and so long as the financial terms thereof are not made worse from the perspective of the Company) and (ii) do not cause a Default or Event of Default pursuant to Section 6.1(q).

         "PERMITTED ENCUMBRANCE" shall mean, with respect to any Mortgaged Property, the Permitted Encumbrances with respect thereto, as defined in the respective Mortgages. "PERMITTED INDEBTEDNESS" shall have the meaning specified in Section 5.12.

         "PERMITTED LIENS" shall have the meaning specified in Section 5.13.

         "PERMITTED TAX PAYMENT" means (for any taxable year of the Company in which it joins in filing a consolidated federal income tax return with JCC Holding) a payment (including any estimated tax payment based on any estimated tax liability for such year) by the Company to JCC Holding in an amount not in excess of the lesser of (i) the separate return federal income tax liability (if any) of the affiliated group (within the meaning of Section 1504 of the Code) of which the Company would be the parent (the "JCC Group") if it were not a member of another affiliated group for that or any other taxable year, and (ii) the product of (A) the actual tax liability (if any) of the affiliated group of which the Company is actually a member (the "Guarantor Group") for such year and
(B) a fraction, (1) the numerator of which is an amount equal to the federal taxable income of the Company and its Subsidiaries, computed on a hypothetical consolidated federal income tax basis as if the Company and each of its Subsidiaries filed a separate consolidated federal income tax return, with the Company as common parent of such affiliated group and where the Subsidiaries were not members of another affiliated group for that or any other taxable year and (2) the denominator of which is the sum of the amount calculated in (1) above, plus the positive separate federal taxable income of each member of the Guarantor Group other than the Company and its Subsidiaries; provided, that such payment can be made by the Company no earlier than two Business Days prior to the date on which the Guarantor Group is required to make federal income tax payments for such year to the Internal Revenue Service. In the event that JCC Holding and any member of the JCC Group join in filing any combined or consolidated (or similar) state or local income or franchise tax returns, then Permitted Tax Payment shall include payments with respect to such state or local income or franchise taxes determined in a manner as similar as possible to that provided in the preceding sentence for federal income taxes.

         "PERMITTED TERMINATION" shall mean a termination of HET or its Affiliate as manager of the Casino pursuant to (i) Section 17.03 of the Management Agreement, (ii) Section 17.02(d) of the Management Agreement or (iii)
Section 17.02(a) of the Management Agreement as of result of an Event of Default (as defined therein) by the Manager (as defined therein).

         "PERSON" means any individual, limited liability company, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

         "PIK OPTION" shall have the meaning provided in Section 2.2(e).

         "PIK PERIOD" shall have the meaning provided in Section 2.2(e).

         "PLAN" shall mean any multiemployer or single-employer plan, as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), the Company or a Subsidiary of the Company or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Company, a Subsidiary of the Company or an ERISA Affiliate maintained, contributed or had an obligation to contribute to such plan.

         "PLAN OF REORGANIZATION" means the Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated February 8, 2001, filed with the United States Bankruptcy Court for the Eastern District of Louisiana by JCC Holding Company, Jazz Casino Company, L.L.C., JCC Canal Development, L.L.C., JCC Fulton Development, L.L.C. and JCC Development Company, L.L.C. (including all exhibits and schedules annexed thereto).

         "PLEDGE AGREEMENT" shall have the meaning provided in Section I(13) of Exhibit B.

         "PLEDGE AGREEMENT COLLATERAL" shall mean all Collateral under, and as defined in, the Pledge Agreement.

         "PLEDGED SECURITIES" shall mean "COLLATERAL" as defined in the Pledge Agreement.

         "POYDRAS STREET SUPPORT FACILITY" shall mean the support facilities and improvements appurtenant to the Casino constructed on the Poydras Street Support Facility Premises.

         "POYDRAS STREET SUPPORT FACILITY PREMISES" shall have the meaning provided in the Casino Lease.

         "POYDRAS TUNNEL AREA" shall have the meaning provided in the Casino Lease.

         "PRIME LENDING RATE" shall mean the rate which Bank of America, N.A. announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of Bank of America, N.A.

         "PROJECT" shall mean the lease, renovation, construction, equipping and operation of the Casino, and all related facilities at the Company Mortgaged Property, including, without limitation, the Poydras Street Support Facility Premises, the Servitude Areas, the Poydras Tunnel Area, the Tunnel, and as defined in the Casino Lease, the Pedestrian Bridge Areas, the Encroachment Areas and the Lafayette Subsurface Area, but excluding the Second Floor (other than the shell construction thereof).

         "PROJECT DEFAULT" shall have the meaning provided in Section 6.1(n).

         "PROPERTY" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible, intangible, contingent, indirect or direct.

         "PURCHASE PRICE" means any Event Offer Price.

         "QUALIFIED EQUITY INTEREST" means, as to any Person, any Equity Interest of such Person that is not a Disqualified Equity Interest.

         "QUALIFIED SUBORDINATED INDEBTEDNESS" means Subordinated Indebtedness of JCC Holding which is subordinated in right of payment in all respects to the Securities (and JCC Holding's Guaranty thereof) and has no scheduled installment of principal due by redemption, sinking fund or otherwise, on or prior to the first anniversary of the Stated Maturity of the Securities and has a stated maturity on or after the first anniversary of the Stated Maturity of the Securities.

         "RDC" means Rivergate Development Corporation, a Louisiana public benefit corporation.

         "REAL PROPERTY" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

         "RECORD DATE" means a Record Date specified in the Securities whether or not such Record Date is a Business Day.

         "REDEMPTION DATE," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and Paragraph 5 in the applicable form of Security.

         "REDEMPTION PRICE," when used with respect to any Security to be redeemed, means the principal amount thereof, plus accrued and unpaid interest to the Redemption Date.

         "REGISTRAR" shall have the meaning specified in Section 2.4.

         "REGISTRATION RIGHTS AGREEMENTS" shall have the meaning provided in
Section I(19) of Exhibit B.

         "REGULATING AUTHORITY" means the Louisiana Gaming Control Board (or any successor thereto).

         "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

         "REGULATION T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         "REGULATION U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         "REGULATION X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         "REGULATORY REDEMPTION EVENT" shall have the meaning specified in
Section 3.7.

         "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

         "REPORTABLE EVENT" shall mean an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

         "REQUIRED HOLDERS" at any time shall mean the Holders of a majority of the outstanding principal amount of Securities, in each case determined in accordance with the provisions of Section 2.10 of this Indenture.

         "REQUIRED REGULATORY REDEMPTION" means a redemption by the Company, any Guarantor or any Subsidiary of the Company or any Guarantor of any of such Person's securities pursuant to, and in accordance with, any order of any Governmental Authority with appropriate jurisdiction and authority relating to a Gaming License held by the Company or an Affiliate of the Company (including HET and any Affiliate of HET) or a Wholly-Owned Subsidiary of the Company, or to the extent necessary in the reasonable, good faith judgment of the Board of Directors of JCC Holding, in the case of the Company or an Affiliate of the Company, or of HET, in the case of HET, one of its Affiliates, or the manager of the Company, to prevent the loss, failure to obtain or material impairment or to secure the reinstatement of, any such Gaming License, where such redemption or acquisition is required because the holder or beneficial owner of such security is required to be found suitable or to otherwise qualify under any gaming laws and is not found suitable or so qualified within a reasonable period of time.

         "RESERVE FUND" means the Capital Replacement Fund as defined in the Management Agreement, as in effect on the date hereof.

         "RESTRICTED PAYMENT" shall mean (i) any authorization, declaration or payment of any Distributions with respect to JCC Holding or any of its Subsidiaries or any other payment to any of their Affiliates (excluding the Company), (ii) the making (or the giving of any notice in respect thereof) by JCC Holding or any of its Subsidiaries of any voluntary or mandatory payment, purchase, acquisition or redemption, whether by the making of any payments of the principal, interest or otherwise, in respect of any loan, advance or extension of credit made to JCC Holding or any of its Subsidiaries by, or in respect of any guarantee or Contingent Obligation made for the benefit of JCC Holding or any of its Subsidiaries by, or in respect of any other obligation of JCC Holding or any of its Subsidiaries owed to, HET, HOC or any Affiliate of HET or HOC (excluding the Company and its Wholly-Owned Subsidiaries), whether pursuant to any Document or otherwise, (iii) any purchase, prepayment, redemption, or other acquisition or retirement for value of, or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by JCC Holding or any of its Subsidiaries prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Subordinated Indebtedness (including any payment in respect of any amendment of the terms of such Subordinated Indebtedness, which amendment is sought in connection with any such acquisition of such Indebtedness or seeks to shorten any such due date), (iv) the making (or the giving of any notice in respect thereof) by JCC Holding or any of its Subsidiaries of any payment whatsoever in respect of, or pursuant to, any of the Minimum Payment Guaranty Documents and (v) the payment of any Management Fees, Termination Fee or any other fees or expenses (including the reimbursement thereof by JCC Holding or any of its Subsidiaries) pursuant to the Management Agreement or any other agreement with an Affiliate of JCC Holding or its Subsidiaries. Notwithstanding anything to the contrary contained above, (A) payments made in respect of the Indenture Obligations in accordance with the terms of the Securities and this Indenture shall not constitute Restricted Payments, even if the respective Indenture Obligations are held by HET, HOC or an Affiliate thereof or of JCC Holding, (B) payments of Revolving Obligations pursuant to the Revolving Credit Agreement in accordance with the terms of the Revolving Credit Agreement Documents shall not constitute Restricted Payments even if the respective Obligations are held by HET, HOC, Harrah's Management Company or an Affiliate thereof, and (C) payments by any Unrestricted Subsidiaries with respect to loans incurred by such Unrestricted Subsidiaries pursuant to and in accordance with Section 5.12(h), will not constitute Restricted Payments even if the respective Obligations are held by HET, HOC, Harrah's Management Company or one or more Affiliates thereof.

         "RETURNS" shall have the meaning provided in Section II(9) of Exhibit
B.

         "REVOLVING CREDIT AGREEMENT" means the Revolving Credit Agreement, dated as of March 30, 2001, among the Company, JCC Holding, the Subsidiary Guarantors and the Revolving Lenders, together with the related documents thereto (including, without limitation, any guaranty agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including by way of adding Subsidiaries of JCC
Holding or the Company which are Guarantors as additional borrowers or guarantors thereunder) all or a portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

         "REVOLVING CREDIT AGREEMENT DOCUMENTS" shall mean the Revolving Credit Agreement and all other Credit Documents as defined in the Revolving Credit Agreement (or, in the case of any replacement thereof, all related documents entered into in connection therewith).

         "REVOLVING LENDERS" means the lenders from time to time party to the Revolving Credit Agreement.

         "REVOLVING LOANS" means collectively the Revolving Loans and the Letter of Credit Obligations under the Revolving Credit Agreement.

         "REVOLVING OBLIGATIONS" shall mean all amounts owing to the Revolving Lenders, Issuing Banks and the Collateral Agent pursuant to the terms of the Revolving Credit Agreement or any other Revolving Credit Agreement Documents.

         "SEC" means the Securities and Exchange Commission or any successor thereto.

         "SECOND FLOOR" shall mean the non-gaming areas of the second floor of the Casino which are subject to the Second Floor Sublease.

         "SECOND FLOOR SUBLEASE" means the Second Floor Non-Gaming Sublease, dated as of October 29, 1998, between the Company as sublessor and JCC Development as sublessee relating to JCC Development's sublease of the second floor of the Casino, attached as Exhibit O to the Casino Lease.

         "SECONDARY SECURITIES" has the meaning set forth in Section 2.2(e).

         "SECURED CREDITORS" means, collectively, the Minimum Payment Guarantor, the Revolving Lenders and the Trustee for the benefit of the Holders.

         "SECURITIES" or "SENIOR NOTES" means the Senior Notes due 2008, including Series A Notes, Series B Notes, and any Secondary Securities issued as interest thereon, in each case, issued under this Indenture, as the same may be amended or modified from time to time in accordance with the terms hereof.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "SECURITIES SCHEDULED REPAYMENT" shall have the meaning provided in
Section 2.3(b).

         "SECURITIES SCHEDULED REPAYMENT DATE" shall have the meaning provided in Section 2.3(b).

         "SECURITY AGREEMENT" shall have the meaning provided in Section I(14) of Exhibit B.

         "SECURITY AGREEMENT COLLATERAL" shall mean all "Collateral" as defined in the Security Agreement.

         "SECURITY DOCUMENTS" shall mean the Pledge Agreement, the Security Agreement, the Intellectual Property Security Documents, each Mortgage, and, after the execution and delivery thereof, each Additional Mortgage and each Additional Security Document.

         "SECURITYHOLDER" See "HOLDER"

         "SECURITY INTERESTS" means the Liens on the Collateral created by the Security Documents in favor of the Collateral Agent for the benefit of the Secured Creditors.

         "SEMI-ANNUAL FREE CASH FLOW" shall mean, for any Semi-Annual Free Cash Flow Payment Period, the remainder of (i) the sum of (A) Consolidated EBITDA for such Semi-Annual Free Cash Flow Payment Period, (B) the aggregate amount of Cash released from the Reserve Fund (except to the extent released for the purpose of making Capital Expenditures which are not deducted pursuant to following clause (ii)(A)) during the respective Semi-Annual Free Cash Flow Payment Period and (C) the aggregate amount of Cash or Cash Equivalents received by the Company and its Subsidiaries during the respective Semi-Annual Free Cash Flow Payment Period from investments theretofore made by them pursuant to the provisions of Section 5.19(e) to the extent such receipts have not already increased Consolidated Net Income for such period, less (without duplication)
(ii) the sum of (A) the amount of Capital Expenditures (but excluding Capital Expenditures (x) financed with Indebtedness, (y) made with equity issuances or capital contributions and (z) made with Insurance and Condemnation Proceeds or proceeds of condemnation awards to the extent the receipt of such Insurance and Condemnation Proceeds, as the case may be, has not, and will not, increase Consolidated Net Income) made by the Company and its Subsidiaries on a consolidated basis during the respective Semi-Annual Free Cash Flow Payment Period, (B) the aggregate amount of Cash deposited in the Reserve Fund during the respective Semi-Annual Free Cash Flow Payment Period, (C) the aggregate amount of Investments made by the Company and its Subsidiaries pursuant to
Section 5.19(e) during the respective Semi-Annual Free Cash Flow Payment Period to the extent same have not reduced Consolidated Net Income for such period, (D) the amount of taxes (excluding gaming and similar taxes) actually paid in Cash during the respective Semi-Annual Free Cash Flow Payment Period, (E) all Cash payments of fees, costs and expenses made during the respective Semi-Annual Free Cash Flow Payment Period pursuant to Minimum Payment Guaranty Documents (except to the extent the same reduced Consolidated Net Income during the respective Semi-Annual Free Cash Flow Payment Period), and (F) Consolidated Cash Interest Expense for such Semi-Annual Free Cash Flow Payment Period; provided, that with respect to the Semi-Annual Free Cash Flow Payment Period ending September 30, 2002, same shall be reduced by the Initial Deficit Amount (for this purpose, expressed as a positive number); and provided further, that for each Semi-Annual Free Cash Flow Payment Period occurring thereafter until the first Semi-Annual Free Cash Flow Payment Period following a Semi-Annual Free Cash Flow Payment Period where the amount of Semi-Annual Free Cash Flow (after giving effect to the adjustments pursuant to this or the immediately preceding proviso, as the case may be) was greater than or equal to $0, Semi- Annual Free Cash Flow for such Semi-Annual Free Cash Flow Payment Period shall be reduced by the amount (for this purpose, expressed as a positive number) by which Semi-Annual Free Cash Flow for the immediately preceding Semi-Annual Free Cash Flow Payment Period was less than $0.

         "SEMI-ANNUAL FREE CASH FLOW PAYMENT DATE" means each November 15 and May 15, beginning with (and including) November 15, 2002 and ending with (and including) May 15, 2005.

         "SEMI-ANNUAL FREE CASH FLOW PAYMENT PERIOD" means with respect to the repayment required on each Semi-Annual Free Cash Flow Payment Date, the immediately preceding six-month period ending March 31 or September 30, as the case may be, of the Company.

         "SENIOR NOTE DOCUMENTS" shall mean this Indenture, the Securities and all other documents executed and delivered in connection therewith.

         "SERIES A NOTES" shall mean such Series A Notes in a form substantially similar to the form provided in the attached Exhibit A-2.

         "SERIES B NOTES" shall mean such Series B Notes in a form substantially similar to the form provided in the attached Exhibit A-3

         "SERVITUDE AREAS" shall mean the Employee Bus and Parking Facility Servitude Area, the Employee and Bus Parking Facility Access Servitude Area, and the Observation Tower Servitude Area (each as defined in the Casino Lease).

         "SIGNIFICANT SUBSIDIARY" of a Person means a Subsidiary of such Person which, together with its Consolidated Subsidiaries, has assets or revenues equal to or greater than 10% of the assets or revenues, respectively, of such Person and its Subsidiaries on a consolidated basis.

         "SPECIAL RECORD DATE" shall have the meaning provided in Section
2.13(a).

         "SPECIFIED REAL ESTATE" shall mean the Canal Development Mortgaged Property and the Fulton Development Mortgaged Property.

         "STATED MATURITY" means March 31, 2008.

         "SUBORDINATED INDEBTEDNESS" means any Indebtedness of JCC Holding, the Company or any Subsidiary that is subordinated in right of payment to the Securities (or JCC Holding's or any Subsidiary Guarantor's Guaranty thereof).

         "SUBSIDIARY" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

         "SUBSIDIARY GUARANTY" means all guarantees at any time from any Subsidiary of JCC Holding pursuant to Article X.

         "SUBSIDIARY GUARANTOR" shall mean and include each of JCC Development, Canal Development, Fulton Development and each Subsidiary of JCC Holding, which, after the Issue Date is required to be a Subsidiary Guarantor pursuant to
Section 10.4 hereof on or prior to the release thereof pursuant to Section 10.5.

         "TERMINATION EVENT," when used with respect to the Leases or the Casino Operating Contract, shall mean (i) any material provision of any Lease or the Casino Operating Contract, as the case may be, at any time for any reason ceases to be valid and binding on any of the parties thereto or is declared to be null and void or any of the parties thereto shall deny in writing that it has any further liability or obligation thereunder, or (ii) the termination of any Lease or the Casino Operating Contract, provided, that the term "Termination Event" does not include the scheduled expiration in the ordinary course of any Lease or the Casino Operating Contract in accordance with its terms.

         "TERMINATION FEE" shall have the meaning provided in the Management Agreement as in effect on the Issue Date.

         "TEST PERIOD" shall mean, for any determination made hereunder, the four consecutive fiscal quarters of the Company then last ended (taken as one accounting period).

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the execution of this Indenture. "TRANSACTION" means the reorganization effected pursuant to the Plan of Reorganization and the financing therefor and resulting therefrom.

         "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

         "TRUSTEE REDEMPTION NOTICE" shall have the meaning provided in Section 3.1.

         "TRUST OFFICER" means any officer within the corporate trust department (or any successor group) of the Trustee including any vice president, assistant vice president, secretary, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the corporate trust department (or any successor group) of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

         "TUNNEL" shall mean the support facilities and improvements appurtenant to the Casino constructed on and/or in the Poydras Tunnel Area.

         "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

         "UNFUNDED CURRENT LIABILITY" of any Plan means the amount, if any, by which the actuarial present value of the accumulated benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

         "UNITED STATES" and "U.S." shall each mean the United States of America.

         "UNRESTRICTED SUBSIDIARIES GUARANTY" means the Guaranty of each of the Unrestricted Subsidiaries.

         "UNRESTRICTED SUBSIDIARY" means Canal Development, Fulton Development, JCC Development and each Subsidiary thereof and any other special purpose Subsidiary of JCC Holding (so long as the same is not a Subsidiary of the Company) created or acquired after the Issue Date; provided, that no Person shall constitute an Unrestricted Subsidiary if (i) the Company or any of its Subsidiaries owns any Equity Interest (whether directly or indirectly) in any such Person or (ii) any Indebtedness or other obligation of the respective Person or any Subsidiary or direct or indirect holding company thereof (other than JCC Holding) is recourse in any respect (whether by operation of law or pursuant to any Contingent Obligation) to JCC Holding, the Company or any Subsidiary of the Company.

         "WHOLLY-OWNED SUBSIDIARY" with respect to a Subsidiary of any Person means (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

         Section 1.2. Incorporation by Reference of TIA. Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "COMMISSION" means the SEC.

         "INDENTURE SECURITIES" means the Securities.

         "INDENTURE SECURITYHOLDER" means a Holder or a Securityholder.

         "INDENTURE TO BE QUALIFIED" means this Indenture.

         "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

         "OBLIGOR" on the indenture securities means the Company and any other obligor on the Securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

         Section 1.3. Rules of Construction. Unless the context otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (c) "or" is not exclusive;

                  (d) words in the singular include the plural, and words in the plural include the singular;

                  (e) provisions apply to successive events and transactions;

                  (f) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                  (g) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.

                                   ARTICLE II

                                 THE SECURITIES

         Section 2.1. Form, Dating and Conditions to Issuance.

                  (a) The Securities and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit A hereto, which is incorporated into and made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Security attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication.

         The terms and provisions contained in the form of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  (b) The issuance of the Securities is subject to and conditioned upon satisfaction of the conditions set forth in Exhibit B hereto and the Company hereby represents and warrants that all such conditions have been satisfied and represents and warrants that the representations and warranties in Exhibit B are true and correct in all material respects on the Issue Date.

         Section 2.2. Execution and Authentication.

                  (a) The Securities shall be executed on behalf of the Company by an Officer of the Company. The signature of any such Officer on the Securities may be manual or facsimile.

                  (b) Securities bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individual or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities.

                  (c) A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security, but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

                  (d) The Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to $124,520,000, excluding Secondary Securities, upon a written order of the Company in the form of an Officer's Certificate. The Officer's Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $124,520,000, except for any Secondary Securities that may be issued pursuant to this Section 2.2 and except as provided in Sections 2.10 and 2.11. Upon the written order of the Company in the form of an Officer's Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

                  (e) The Company shall pay Fixed Interest in Cash on each Interest Payment Date; provided, however, that during the first year after the Issue Date (the "PIK Period"), the Company may, at its option (the "PIK Option"), pay, on any Interest Payment Dates, up to 50% of the Fixed Interest due and payable on such Interest Payment Dates in additional Securities (the "Secondary Securities") in lieu of the payment of the relevant portion of Fixed Interest in Cash on the Securities as provided in paragraph 1 of the Securities. At any time or from time to time prior to the first anniversary of the Issue Date, any Holder may require that its Securities be exchanged for an equivalent aggregate amount of Series A Notes and Series B Notes, 50% of such exchange amount being in Series A Notes and 50% in Series B Notes. During the PIK Period, 100% of the Fixed Interest due and payable on the Series A Notes shall be paid exclusively in Cash, and 100% of the Fixed Interest due and payable on the Series B Notes shall be paid in Cash or, at the option of the Company, through the issuance of Secondary Securities. Notwithstanding anything to the contrary contained above, if any Securities (not divided into Series A Notes and Series B Notes) are outstanding at a time when any Series B Notes are outstanding, then if the PIK Option is exercised with respect to any Securities or Series B Notes, and if the Company elects the PIK Option for less than the maximum amounts permitted above, then in each case the percentage of Fixed Interest payable through the issuance of Secondary Securities with respect to the Series B Notes shall be twice the percentage of Fixed Interest paid on Securities not divided into Series A Notes and Series B Notes. All Secondary Securities shall be governed by this Indenture and shall be subject to the same terms (including Stated Maturity and rate of interest from time to time payable thereon (but not including the issuance date)) on all other Securities.

         In addition to the payments of Fixed Interest, the Company will pay to the Holder of each Security in accordance with the terms of such Security and this Indenture such Holder's pro rata amount of principal as amortized in Section 2.3 below.

                  (f) With respect to each Interest Payment Date where the PIK option is applicable, the Company shall give written notice to the Trustee of the amount of interest to be paid in Secondary Securities not less than five Business Days prior to the applicable Interest Payment Date, and the Trustee or an authenticating agent (upon written order of the Company signed by an Authorized Representative of the Company given not less than five nor more than 45 days prior to such Interest Payment Date) shall authenticate for original issue (pro rata to each Holder of any Securities, but subject to the adjustment for outstanding Series B Notes described in the fourth sentence of preceding clause (e), on the applicable Record Date) Secondary Securities in an aggregate principal amount equal to the amount of Cash interest not paid on the Interest Payment Dates during the first year after the Issue Date. Each issuance of Secondary Securities in lieu of the partial payment of Fixed Interest in Cash on the Securities shall be made pro rata with respect to the outstanding Securities, but subject to the adjustment for outstanding Series B Notes described in the fourth sentence of preceding clause (e), and the Company shall have the right to aggregate amounts of interest payable in the form of Secondary Securities to a Holder of outstanding Securities and issue to such holder a single Secondary Security (subject to the right of any Holder to request that the respective Secondary Security be split into Series A Notes and Series B Notes as contemplated above) in payment thereof.

                  (g) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company or any of its Subsidiaries.

                  (h) Securities shall be issuable only in registered form without coupons in denominations of $1.00 and any integral multiple thereof; provided, however, that the Company may at its option pay Cash in lieu of issuing Secondary Securities in any denominations of less than $1.00.

         Section 2.3. Principal Repayments.

                  (a) In addition to any other mandatory repayments pursuant to this Section 2.3, on each Semi-Annual Free Cash Flow Payment Date, an amount equal to 50% of Semi-Annual Free Cash Flow for the Semi-Annual Free Cash Flow Payment Period last ended before the respective Semi-Annual Free Cash Flow Payment Date shall be applied as a mandatory prepayment of outstanding Securities on the basis required by Section 2.3(c).

                  (b) In addition to any other mandatory repayments pursuant to this Section 2.3, on each date set forth below there shall be required to be repaid on the basis required by Section 2.3(c), that aggregate principal amount of the Securities, to the extent then outstanding, as is set forth opposite such date (a

         "Securities Scheduled Repayment," and each such date, a "Securities Scheduled Repayment Date"):



Scheduled Repayment Date               Amount
------------------------               ------
June 30, 2005                          $1,500,000

September 30, 2005                     $1,500,000

December 30, 2005                      $1,500,000

March 30, 2006                         $1,500,000

June 30, 2006                          $1,500,000

September 30, 2006                     $1,500,000

December 30, 2006                      $1,500,000

March 30, 2007                         $1,500,000

June 30, 2007                          $1,500,000

September 30, 2007                     $1,500,000

December 30, 2007                      $1,500,000

Stated Maturity                        The then outstanding aggregate principal
                                       amount of the Securities (together with
                                       all accrued and unpaid interest thereon).


                  (c) All amounts required to be applied pursuant to this clause
         (c) as a result of the requirements of Sections 2.3(a) and (b) shall be applied to repay the outstanding principal of the Securities on a pro rata basis (based upon the then outstanding principal amounts thereof).

                  (d) Notwithstanding anything to the contrary contained elsewhere in this Indenture, all then outstanding Securities shall be repaid in full on the Stated Maturity.

         Section 2.4. Registrar and Paying Agent. The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency in the Borough of Manhattan, The City of New York where Securities may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities may be served. The Company may act as its own Registrar or Paying Agent, except that, for the purposes of Articles III and VIII, neither the Company, any Subsidiary of the Company, nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Trustee as Registrar and Paying Agent, and the Trustee hereby initially agrees so to act until such time as the Trustee has resigned or a successor has been appointed. The Company may change any Registrar, Paying Agent or co-Registrar without notice to any Holder.

         The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

         Section 2.5. Paying Agent to Hold Assets in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets and/or Secondary Securities held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee in writing of any Default by the Company in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets and/or Secondary Securities held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets and/or Secondary Securities held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets and/or Secondary Securities that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company) shall have no further liability for such assets and/or Secondary Securities.

         Section 2.6. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders. The Trustee, the Registrar and the Company shall provide a current securityholder list to any Gaming Authority upon demand.

         Section 2.7. Transfer and Exchange. When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.2, 2.3, 3.6 and 5.14).

         Section 2.8. Replacement Securities. If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence, reasonably satisfactory to the Trustee, to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security.

         Every replacement Security is an additional obligation of the Company and the Guarantors.

         Section 2.9. Outstanding Securities. Securities outstanding at any time are all the Securities that have been authenticated by the Trustee, including Secondary Securities, except those canceled by it, those delivered to it for cancellation and those described in this Section 2.9 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, except as provided in Section 2.10.

         If a Security is replaced pursuant to Section 2.8 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof reasonably satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.8. If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds Cash sufficient to pay all of the principal and interest due on the Securities payable on that date and payment of the Securities called for redemption is not otherwise prohibited, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue unless the Company defaults in its obligations with respect thereto.

         Section 2.10. Treasury Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent (each a "Holder Action"), Securities owned by the Company, any Guarantor, any Affiliate of the Company, HET or any Affiliate of HET shall be disregarded, except that, (a) in the case of any Holder Action which (and only to the extent that same) amends, modifies, or waives the provisions of Section 5.24 hereof, or effects a rescission of an acceleration pursuant to the second paragraph of Section 6.2, which acceleration was based solely on a breach of the obligations set forth in Section 5.24, only Securities owned by JCC Holding and any of its Subsidiaries (and not those owned by any other Affiliate of JCC Holding, including, without limitation, HET or any Affiliate of HET) shall be excluded and (b) for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that the Trustee knows or has reason to know are so owned shall be disregarded. If for any reason, with respect to any given Holder Action, the TIA requires (pursuant to a requirement that is not permitted to be altered as provided herein) that outstanding Securities be determined in a manner other than that provided above in this Section 2.10, then the determination of outstanding Securities for such Holder Action shall be made in accordance with the provisions of this Section 2.10, but shall also require the concurrence of the holders of the minimum percentage of outstanding securities (determined in accordance with the requirements of the TIA) as may be specified in the TIA for the taking of such Holder Action.

         Section 2.11. Temporary Securities. Until definitive Securities are ready for delivery, the Company may execute, and upon a written order of the Company in the form of an Officer's Certificate, the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company reasonably and in good faith considers appropriate for temporary Securities. Without unreasonable delay, the Company shall execute, and upon written order of the Company in the form of an Officer's Certificate, the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

         Section 2.12. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration, transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Securities (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Securities shall be delivered to the Company. Subject to
Section 2.8, the Company may not issue new Securities to replace Securities they have paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 2.12, except as expressly permitted in the form of Securities and as permitted by this Indenture. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the obligations represented by such Securities unless and until surrendered to the Trustee pursuant to this Section 2.12.

         Section 2.13. Defaulted Interest. Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on Record Date for such interest.

         Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

                  (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest (a "Special Record Date"), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of Cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such Cash when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (b); and

                  (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee. Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                                   ARTICLE III

                                   REDEMPTION

         Section 3.1. Right of Redemption. Subject to the provisions of Section 5.15, the Securities shall be redeemable in whole or in part at the election of the Company at the Redemption Price at any time and from time to time as herein provided, and shall be redeemed in whole or in part at any time pursuant to a Required Regulatory Redemption at the Redemption Price. In the event of a Required Regulatory Redemption, the Company shall notify the Trustee (a
"Trustee Redemption Notice") of any redemption under this Section 3.1, and upon receipt of such notice, the Trustee shall not accord any rights or privileges under this Indenture or any Security to any Securityholder or owner of a beneficial or voting interest who is required to dispose of any Security or tender it for redemption, except to pay the Redemption Price upon tender of such Security.

         Section 3.2. Notices to Trustee. If the Company elects or is required to redeem Securities pursuant to Section 3.1, the Company shall notify the Trustee in writing of the aggregate principal amount of the Securities to be redeemed, the redemption date (as so determined by the Company, the "Redemption Date") and whether the Company would like the Trustee to give notice of redemption to the Holders. Such notice to the Trustee shall be delivered at least five days prior to the mailing of the Notice of Redemption provided for in
Section 3.3.

         Section 3.3. Notice of Redemption. At least 10 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed (unless a shorter notice period shall be required by applicable law). At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

                  (a) the Redemption Date;

                  (b) the Redemption Price, including the amount of accrued and unpaid interest to be paid upon such redemption;

                  (c) the name, address and telephone number of the Paying
         Agent;

                  (d) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

                  (e) if any Security is being redeemed in part, the portion of the principal amount equal to $1.00 or any integral multiple thereof of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

                  (f) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

                  (g) the CUSIP number of the Securities to be redeemed; and

                  (h) that the notice is being sent pursuant to this Section 3.3 and Paragraph 6 of the Securities.

         Section 3.4. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.3, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price.

         Section 3.5. Deposit of Redemption Price. On or before the Redemption Date, the Company shall deposit with the Paying Agent Cash sufficient to pay the

Redemption Price of all Securities to be redeemed on such Redemption Date. The Paying Agent shall promptly return to the Company any Cash so deposited which is not required for that purpose upon the written request of the Company. Whether or not such Securities are presented for payment, interest on the Securities to be redeemed will cease to accrue on the Redemption Date.

         Section 3.6. Securities Redeemed In Part. If less than all outstanding Securities are to be redeemed, except pursuant to a Required Regulatory Redemption, redemption shall be pro rata among all Holders of the Securities. Upon surrender of a Security that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

         Section 3.7. Regulatory Redemption Event. In the event the Company is required to redeem, pursuant to a Required Regulatory Redemption or Redemptions, $20,000,000 or more of Securities in the aggregate after giving effect to all Required Regulatory Redemptions since the Issue Date, each Holder of Securities (other than Holders who are subject to a Required Regulatory Redemption) shall have the right, at such Holder's option, to require the Company to repurchase all or any such part of such Holder's Securities pursuant to Article VIII (a "Regulatory Redemption Event").

                                   ARTICLE IV

                                    SECURITY

         Section 4.1. Security Interest.

                  (a) In order to secure the prompt and complete payment and performance in full of the Indenture Obligations, the Company, the Guarantors and, as applicable, the Trustee, the other Secured Creditors and the Collateral Agent for the benefit of the Secured Creditors have entered into this Indenture and the Security Documents. Each Holder, by accepting a Security, agrees to all of the terms and provisions of this Indenture, the Intercreditor Agreement and the Security Documents, and the Trustee agrees to all of the terms and provisions of this Indenture, the Intercreditor Agreement, the Manager Subordination Agreement and the Security Documents, as this Indenture, the Intercreditor Agreement, the Manager Subordination

         Agreement and the Security Documents may be amended from time to time pursuant to the provisions thereof and hereof.

                  (b) The Collateral is to be held by the Collateral Agent for the benefit of the Secured Creditors, subject to the terms of the Intercreditor Agreement, the Security Documents and Section 4.6.

                  (c) The provisions of TIA Section 314(d), and the provisions of TIA Section 314(c)(3) to the extent applicable by specific reference in this Article IV, are hereby incorporated by reference herein as if set forth in their entirety, except that, as set forth in Section 4.5, TIA Section 314(d) need not be complied with in certain respects.

         Section 4.2. Recording; Opinions of Counsel.

                  (a) The Company represents that it has caused to be executed and delivered, filed and recorded and covenants that it will promptly cause to be executed and delivered, filed and recorded, all instruments and documents, and has done and will do or will cause to be done all such acts and other things, at the Company's expense, as are necessary to effect and maintain valid and perfected security interests in the Collateral. The Company shall, as promptly as practicable, cause to be executed and delivered, filed and recorded all instruments and do all acts and other things as may be required by law to perfect, maintain and protect the security interests under the Security Documents and herein.

                  (b) The Company shall furnish to the Trustee and the Collateral Agent, concurrently with the execution and delivery of this Indenture and the Security Documents and promptly after the execution and delivery of any amendment thereto or any other instrument of further assurance, an Opinion(s) of Counsel stating that, in the opinion of such counsel, subject to customary exclusions and exceptions reasonably acceptable to the Trustee, either (i) this Indenture, the Security Documents, any such amendment and all other instruments of further assurance have been properly recorded, registered and filed and all such other action has been taken to the extent necessary to make effective valid security interests and to perfect the security interests intended to be created by this Indenture and the Security Documents, and reciting the details of such action, or (ii) no such action is necessary to effect

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

         and maintain in full force and effect the validity and perfection of the security interests under the Security Documents and hereunder.

                  (c) The Company shall furnish to the Trustee and the Collateral Agent, on or prior to March 30, of each year commencing in 2002, an Opinion(s) of Counsel, dated as of such date, stating that, in the opinion of such counsel, subject to customary exclusions and exceptions reasonably acceptable to the Trustee, either (A) all such action has been taken with respect to the recording, registering, filing, rerecording and refiling of this Indenture, all supplemental indentures, the Collateral Documents, financing statements, continuation statements and all other instruments of further assurance as is necessary to maintain the validity and perfection of security interests under the Collateral Documents and hereunder in full force and effect and reciting the details of such action, and stating that all financing statements and continuation statements have been executed and filed and such other actions taken that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Collateral Documents, or (B) no such action is necessary to maintain in full force and effect the validity and perfection of the security interests under the Collateral Documents and hereunder.

                  (d) The provisions of TIA Section 314(d), and the provisions of TIA Section 314(c)(3) to the extent applicable by specific reference in this Article IV, are hereby incorporated by reference herein as if set forth in their entirety, except that, as set forth in Section 4.5, TIA Section 314(d) need not be complied with in certain respects.

        Section 4.3.  Disposition of Certain Collateral.

                  (a) The Company may, without requesting the release or consent of the Trustee or the Collateral Agent, but otherwise subject to the requirements of this Indenture, and in each case in the ordinary course of its business:

                           (i) sell, assign, transfer, license or otherwise dispose of, free from the security interests under the Security Documents and hereunder, any machinery, equipment, or other personal Property constituting Collateral that has become worn out, obsolete, or unserviceable or is being upgraded, upon replacing the same with or substituting for the same, machinery, equipment or other Property constituting Collateral not necessarily of the same character but being of at least equal fair value and at least equal utility to the Company as the Property so disposed of, which Property shall without further action become Collateral subject to the security interests under the Security Documents and hereunder;

                           (ii) (A) consistent with industry practices, sell, assign, transfer, license or otherwise dispose of, free from the security interests under the Security Documents and hereunder, inventory held for resale that is at any time part of the Collateral,
         (B) in the ordinary course of the Company's business and consistent with industry practices, collect, liquidate, sell, factor or otherwise dispose of, free from the security interests under the Security Documents and hereunder, accounts receivable or notes receivable that are part of the Collateral or (C) make ordinary course of business Cash payments (including scheduled repayments of Indebtedness permitted to be incurred hereby) from Cash that is at any time part of the Collateral;

                           (iii) sell, assign, transfer, license or otherwise dispose of, free from the security interests under the Security Documents and hereunder, any personal property the use of which is no longer necessary or desirable in the proper conduct of the business of the Company and its Subsidiaries and the maintenance of its earnings and is not material to the conduct of the business of the Company and its Subsidiaries;

                           (iv) sell, assign, transfer, license or otherwise dispose of, free from the security interests under the Security Documents and hereunder, any assets or property in accordance with
         Section 5.14; provided, that the Collateral Agent shall have a valid and perfected security interest in all net proceeds that are not Net Cash Proceeds from such disposition (except those fees, commissions and other expenses and taxes deducted in the definition of "Net Cash Proceeds") and in any assets or property acquired with the proceeds from such disposition in the same priority as such assets or property so disposed of; and

                           (v) sell, assign, transfer, license, release or otherwise dispose of, free from the security interests under the Security Documents, the Intercreditor Agreement and hereunder, any Collateral as permitted by and pursuant to the express terms of any of the Security Documents and/or the Intercreditor Agreement.

                  (b) Notwithstanding the provisions of subsection (a) above, the Company shall not dispose of or transfer (by lease, assignment, license, sale or otherwise) or pledge, mortgage or otherwise encumber Collateral pursuant to the provisions of Section 4.3(a)(ii) or (iii) with a fair value of 10% or more of the aggregate fair value of all Collateral then existing in any transaction or any series of related transactions.

                  (c) In the event that the Company has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral which under the provisions of this Section 4.3 may be sold, exchanged or otherwise disposed of by the Company without consent of the Trustee or the Collateral Agent, and the Company requests the Trustee or the Collateral Agent to furnish a written disclaimer, release or quitclaim of any interest in such property under the Security Documents, the Trustee shall execute such an instrument (or instruct the Collateral Agent to do so), prepared by the Company, upon delivery to the Trustee of an Officer's Certificate by the Company reciting the sale, exchange or other disposition made or proposed to be made and describing in reasonable detail the property affected thereby, and certifying that such property is property which by the provisions of this Section 4.3 may be sold, exchanged or otherwise disposed of or dealt with by the Company without any release or consent of the Trustee or the Holders. Each of the Trustee and the Collateral Agent shall be authorized to conclusively rely on such certification.

                  (d) Any disposition of Collateral made in compliance with the provisions of this Section 4.3 shall be deemed not to impair the security interests under the Security Documents and hereunder in contravention of the provisions of this Indenture.

         Section 4.4. Net Cash Proceeds Account. All Cash or Cash Equivalents received by the Company or its Subsidiaries as Net Cash Proceeds from any Asset Sale or as Insurance and Condemnation Proceeds shall be deposited in the Net Cash Proceeds Account, in which account there shall be, subject to the lien priority provisions set forth in the Intercreditor Agreement, the Security Documents and Section 4.6, a perfected security interest in favor of the Collateral Agent for the benefit of the Secured Creditors. As long as no Default or Event of Default exists, the funds from time to time on deposit in the Net Cash Proceeds Account may, subject to the requirement of the immediately succeeding sentence, be disbursed from such account for general corporate purposes and to replace, restore, repair or rebuild the respective Collateral. Notwithstanding anything to the contrary contained in the immediately preceding sentence, if the aggregate amount of Insurance and Condemnation Proceeds (for this purpose, excluding proceeds from business interruption insurance) with respect to any single event or series of related events equals or exceeds $1,000,000, then all Insurance and Condemnation Proceeds received from the respective event or series of related events (including proceeds from business interruption insurance) may only be withdrawn from the Net Cash Proceeds Account so long as no Default or Event of Default then exists, (a) in the case of proceeds from business interruption insurance, for general corporate purposes, and (b) in the case of all other such Insurance and Condemnation Proceeds, (i) within 180 days after the date of the receipt of such proceeds, to commence replacement, restoration, repair or reconstruction of any Collateral that has been damaged, destroyed, or subject to the respective casualty or condemnation event (provided, that such replacement, restoration, repair or reconstruction is completed within 365 days of such commencement) and/or (ii) to the extent not used for the purposes described in the preceding clause (i), subject to the terms of the Intercreditor Agreement, to redeem Securities in accordance with the provision of Section 3.1 of this Indenture. Any release of proceeds as contemplated by the immediately preceding sentence shall be effected pursuant to the delivery of an Officer's Certificate by the Company to the Trustee at the time of each release of such funds, with each such Officer's Certificate to certify the amount of funds to be withdrawn and the use to be made of the proceeds of such drawing.

         Section 4.5. Certain Releases of Collateral. Subject to applicable law, the release of any Collateral from Liens created by the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, will not be deemed to impair the Security Documents in contravention of the provisions of this Indenture if and to the extent the Collateral or Liens are released pursuant to, and in accordance with, the Intercreditor Agreement and the applicable Security Documents and are in compliance with the terms hereof (including, without limitation, the applicable provisions of Section 5.14). To the extent applicable, without limitation (except as provided in the last sentence of this paragraph), the Company, the Guarantors and each obligor on the Securities shall cause TIA Section 314(d), relating to the release of property or securities from the Liens of the Security Documents, to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by two Officers of the Company, except in cases in which TIA Section 314(d) requires that such certificate or opinion be made by an independent Person. The Company shall not be required under this Indenture to deliver to the Trustee any certificates or opinions required to be delivered pursuant to Section 314(d) of the TIA in connection with releases of Collateral in accordance with Section 4.3(a)(ii) hereunder, unless TIA Section 314(d) would require such certificate or opinion to be made by an independent Person.

         Section 4.6. Lien Priorities.

                  (a) Priorities. As more fully provided in (and subject to the express provisions of) the various Security Documents and the Intercreditor Agreement, it is acknowledged and agreed that all proceeds applied in accordance with the various Security Documents are required to be applied: (i) first, to certain Obligations (as used in this Section 4.6, the term "Obligations" shall have the meaning provided in the Intercreditor Agreement) owing to the Collateral Agent,
         (ii) second, to all reimbursement obligations pursuant to the Minimum Payment Guaranty Documents in respect of amounts actually paid pursuant to one or more Minimum Payment Guaranties, and any interest thereon or other amounts secured thereby in accordance with the terms of the relevant Minimum Payment Guaranty Documents, (iii) third, to all unpaid Revolving Obligations (as defined in the Intercreditor Agreement); and (iv) fourth, to all unpaid Indenture Obligations, as (and on the basis) provided in the Security Documents and the Intercreditor Agreement.

                  (b) Acknowledgment of Prior Security Interest.

                           (i) It is acknowledged and agreed that the security interests granted pursuant to various of the Security Documents shall also secure the Minimum Payment Obligations (as defined in the Intercreditor Agreement) owed to HET and HOC as Minimum Payment Guarantors and the Minimum Payment Obligations owing to any other Minimum Payment Guarantor which becomes a party to the Intercreditor Agreement in accordance with the terms and provisions thereof, with the Minimum Payment Obligations so secured to be entitled to the Lien priorities in terms of distributions pursuant to the Security Documents described in preceding Section 4.6(a).

                           (ii) It is acknowledged and agreed that the security interests granted pursuant to various of the Security Documents shall also secure the Revolving Obligations (as defined in the Intercreditor Agreement) in accordance with the terms and provisions thereof, with the Revolving Obligations (so long as the aggregate principal amount thereof at no time outstanding exceeds $35,000,000) so secured to be entitled to the Lien priorities in terms of distributions pursuant to the Security Documents described in preceding Section 4.6(a).

         Section 4.7. Payment of Expenses. On demand of the Trustee, the Company forthwith shall pay or satisfactorily provide for all reasonable expenditures incurred by the Trustee and the Collateral Agent under this Article IV, including the reasonable fees and expenses of counsel.

         Section 4.8. Suits to Protect the Collateral. Subject to Section 4.1 of this Indenture, the Intercreditor Agreement and to the provisions of the Security Documents, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of the Security Documents or this Indenture, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid or if the enforcement of, or compliance with, such enactment, rule or order would impair the security interests in contravention of this Indenture or be prejudicial to the interests of the Holders or of the Trustee. The Trustee shall give notice to the Company promptly following the institution of any such suit or proceeding.

         Section 4.9. Trustee's and Collateral Agent's Duties. The powers and duties conferred upon the Trustee and the Collateral Agent by this Article IV are solely to protect the security interests and shall not impose any duty upon the Trustee or Collateral Agent to exercise any such powers and duties, except as expressly provided in this Indenture or the TIA. Neither the Trustee nor the Collateral Agent shall be under any duty to the Company or any Guarantor whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any Collateral, or to take any steps necessary to preserve any rights against prior parties except as expressly provided in this Indenture. Neither the Trustee nor the Collateral Agent shall be liable to the Company or the Guarantors for failure to collect or realize upon any or all of the Collateral, or for any delay in so doing, nor shall the Trustee or the Collateral Agent be under any duty to the Company or the Guarantors to take any action whatsoever with regard thereto. Neither the Trustee nor the Collateral Agent shall have any duty to the Company or the Guarantors to comply with any recording, filing, or other legal requirements necessary to establish or

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

maintain the validity, priority or enforceability of the security interests in, or the Trustee's or the Collateral Agent's rights in or to, any of the Collateral.

         Section 4.10. Security Documents. Notwithstanding any provision of this Indenture, or the Security Documents, or any other documents contemplated hereunder to the contrary:

                  (a) this Indenture and the Security Documents shall grant no Liens, or any other security or other interests or right in or to (i) the Casino Operating Contract, (ii) the House Bank (as defined in the Management Agreement), and (iii) the Louisiana Gaming Gross Revenue Share Payments (including the State's Interest in Daily Collections), as such terms are defined in the Casino Operating Contract; and

                  (b) the Casino Operating Contract and the Louisiana Gaming Gross Revenue Share Payments (including the State's Interest in Daily Collections), are not part of the Collateral and are not included within the definition of Collateral.

                                    ARTICLE V

                                    COVENANTS

         Section 5.1. Payment of Securities.

                  (a) The Company shall duly and punctually pay the principal of and interest on the Securities, including any such interest paid on Secondary Securities at the places, on the dates and in the manner provided in the Securities and this Indenture. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 10:00 a.m. New York City time on that date, Cash and/or, to the extent permitted or required by Section 2.2, Secondary Securities, deposited and designated for and sufficient to pay the installment, and has not received instructions from the Company not to make such payment and is not otherwise prohibited from paying such principal, interest or Secondary Securities to the Holders pursuant to this Indenture.

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

                  (b) The Company shall pay interest (including post-petition interest in any proceeding under any applicable Bankruptcy Law) on overdue principal and on overdue installments of interest at a rate per annum equal to Base Rate (as in effect from time to time) plus 375 basis points, compounded quarterly, to the extent lawful.

         Section 5.2. Information Covenants; Compliance Certificate; Notice of Default.

                  (a) JCC Holding and/or the Company will furnish to the Trustee, and each Holder who makes a written request to the Company with a copy to the Trustee, the following information:

                           (i) Monthly Reports. Within 30 days after the end of each fiscal month of JCC Holding (other than the last such month of any fiscal quarter of JCC Holding), copies of such monthly financial statements, if any, which JCC Holding or any of its Subsidiaries is required to file with any Gaming Authority and which are publicly available after such filing.

                           (ii) Quarterly Financial Statements. Within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of JCC Holding and within 90 days after the close of the fourth quarterly accounting period in each fiscal year of JCC Holding, the consolidated balance sheet of JCC Holding and its Consolidated Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and statement of cash flows, in each case for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding periods in the prior fiscal year, all of which shall be certified by a financial officer of the Company, subject to normal year-end audit adjustments. To the extent JCC Holding is filing quarterly reports on Form 10-Q with the SEC, delivery of such reports to the Trustee and requesting Holders shall be deemed to satisfy the foregoing requirements of this subsection. If JCC Holding has any Subsidiaries which are Unrestricted Subsidiaries hereunder, then the quarterly financial information required by this clause (ii) shall include a reasonably detailed presentation, either on the face of the financial statements or the footnotes thereto, and in the management's discussion an analysis of operational and financial developments, of the financial condition and results of

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

         operations of Unrestricted Subsidiaries separate from the financial condition and results of operations of JCC Holding and its Subsidiaries which are not Unrestricted Subsidiaries.

                           (iii) Annual Financial Statements. Within 120 days after the close of each fiscal year of JCC Holding, (A) the consolidated balance sheet of JCC Holding and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by Deloitte & Touche or such other independent certified public accountants of recognized national standing reasonably acceptable to the Trustee, and (B) management's discussions and analysis of the important operational and financial developments during such fiscal year. To the extent JCC Holding is filing Annual Reports on Form 10-K with the SEC, delivery of such reports to the Trustee and the requesting Holders shall be deemed to satisfy the foregoing requirements of this subsection. If JCC Holding has any Subsidiaries which are Unrestricted Subsidiaries hereunder, then the annual financial information required by this clause (iii) shall include a reasonably detailed presentation, either on the face of the financial statements or the footnotes thereto, and in the management's discussion and analysis of operational and financial developments, of the financial condition and results of operations of Unrestricted Subsidiaries separate from the financial condition and results of operations of JCC Holding and its Subsidiaries which are not Unrestricted Subsidiaries.

                           (iv) Other Reports, Notices and Filings. Promptly, copies of all financial information, proxy materials, notices and other information and reports, if any, which JCC Holding or any of its Subsidiaries shall file with the SEC.

                  (b) JCC Holding and/or the Company will furnish to each Holder of 5% or more of the outstanding Securities who (1) is an Eligible Institution, (2) makes a written request to the Company and (3) furnishes to the Company an executed confidentiality agreement, substantially in the form furnished by the Company to the Trustee on the Issue Date (the "Confidentiality Agreement"), the following information:

                           (i) To the extent not provided pursuant to Section 5.2(a)(i), within 30 days after the end of each fiscal month of JCC Holding (other than

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

         the last such month of any fiscal quarter of JCC Holding), the consolidated balance sheet of JCC Holding and its Consolidated Subsidiaries as at the end of such fiscal month and the related consolidated statements of income and retained earnings and statement of cash flows for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, all of which shall be certified by a financial officer of JCC Holding, subject to normal year-end audit adjustments. If JCC Holding has any Subsidiaries which are Unrestricted Subsidiaries hereunder, then the monthly financial information required by this clause (i) shall include a reasonably detailed presentation, either on the face of the financial statements or the footnotes thereto, of the financial condition and results of operations of Unrestricted Subsidiaries separate from the financial condition and results of operations of JCC Holding and its Subsidiaries which are not Unrestricted Subsidiaries.

                           (ii) Management Letters. Promptly after the receipt thereof by JCC Holding or any of its Subsidiaries, a copy of any "management letter" received by JCC Holding or such Subsidiary from its certified public accountants and the management's responses thereto.

                           (iii) Management Agreement. No later than 30 days following the approval thereof by the Board of Directors of JCC Holding, the annual plan prepared pursuant to Article 8 of the Management Agreement, any revisions to the annual plan referred to in the Management Agreement as may be agreed to by JCC Holding or the Company and/or Harrah's Management Company, any submissions to arbitration in connection with such annual plan and the results of any such arbitration.

                           (iv) Budgets. No later than 30 days following the approval thereof by the Board of Directors of JCC Holding, a budget (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by JCC Holding for (A) each of the twelve months of such fiscal year prepared in detail and (B) for the year immediately following such fiscal year, in each case prepared in summary form and consolidated for JCC Holding and its Subsidiaries, and accompanied by the statement of a financial officer of JCC Holding to the effect that, to the best of such officer's knowledge, the budget is a reasonable estimate for the period covered thereby.

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

                           (v) Other Reports, Notices and Filings. Promptly, copies of all financial information, notices and other information and reports, if any, which JCC Holding or any of its Subsidiaries (A) delivers to holders of any other issue of its Indebtedness if the aggregate principal amount thereof exceeds (or upon the utilization of any unused commitment may exceed) $5,000,000, pursuant to the terms of the documentation governing any such Indebtedness (or any trustee, agent or other representative therefor) or (B) delivers pursuant to any of the Minimum Payment Guaranty Documents (including, without limitation, any notice to the effect that the Minimum Payment Guaranty shall not be renewed or extended).

                           (vi) Litigation. Promptly, and in any event within three Business Days after JCC Holding or the Company obtains knowledge thereof, notice of any litigation or governmental investigation or proceeding (including any investigation by any Gaming Authority) pending (A) against JCC Holding or any of its Subsidiaries or Affiliates of any thereof (other than the initial suitability investigations by the LGCB of directors and officers of the Company and JCC Holding, but including notice of any adverse finding in any such investigation), which could materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Company or JCC Holding and its Subsidiaries taken as a whole, (B) with respect to any material Indebtedness of JCC Holding and its Subsidiaries taken as a whole or
         (C) with respect to any Document or the Transaction.

                           (vii) Environmental Matters. Promptly upon, and in any event within ten Business Days after, an Authorized Representative of JCC Holding or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole:

                                    (A) any pending or threatened Environmental
                  Claim against JCC Holding or any of its Subsidiaries or any Real Property owned or operated by the Company or any of its Subsidiaries;

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

                                    (B) any condition or occurrence on or
                  arising from any Real Property owned or operated by JCC Holding or any of its Subsidiaries that (1) results in noncompliance by JCC Holding or any of its Subsidiaries with any applicable Environmental Law or (2) could reasonably be expected to form the basis of an Environmental Claim against JCC Holding or any of its Subsidiaries or any such Real Property;

                                    (C) any condition or occurrence on any Real
                  Property owned or operated by JCC Holding or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by JCC Holding or any of its Subsidiaries of such Real Property under any Environmental Law; and

                                    (D) the taking of any removal or remedial
                  action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by JCC Holding or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency.

                  All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and JCC Holding's or such Subsidiary's response thereto. In addition, JCC Holding will provide copies of all material communications with any government or governmental agency relating to Environmental Laws, all communications with any Person (other than its attorneys) relating to any Environmental Claim of which notice is required to be given pursuant to this Section 5.2(b)(vii), and such detailed reports of any such Environmental Claim as may reasonably be requested by a Holder; provided that in any event JCC Holding shall deliver all notices received by it or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA.

         The Company in its reasonable discretion may refuse to provide the information set forth in this Section 5.2(b) to any Holder who is not an Eligible Institution if, in the reasonable judgment of JCC Holding or the Company,

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

         providing such information to such Holder may adversely affect the Company.

                  (c) Compliance Certificate; Notice of Default. JCC Holding and/or the Company will furnish to the Trustee the following information:

                           (i) within 120 days after the end of its fiscal year, an Officer's Certificate complying (whether or not required) with
         Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, the Security Documents, the Revolving Credit Agreement and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company, any Guarantor or any Subsidiary of the Company or any Guarantor to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officer's Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date;

                           (ii) so long as not contrary to the then current recommendation of the American Institute of Certified Public Accountants, within 120 days after the end of its fiscal year a written report of a firm of independent certified public accountants with an established national reputation stating that, in conducting their audit for such fiscal year, nothing has come to their attention that caused them to believe that of the Company or any Subsidiary of the Company was not in compliance with the provisions set forth in Sections 2.3, 5.1, 5.5, 5.14, 5.24 and 5.29 of this Indenture;

                           (iii) at the time of the delivery of the financial statements provided for in Section 5.2(a)(ii) and (iii), a certificate of an Authorized Officer of JCC Holding to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (A) if the last day of the period covered by the respective financial statements then being delivered correlates to the last day of a Semi-Annual Free Cash Flow Payment Period, set forth in reasonable detail the calculations of Semi-Annual Free Cash Flow for such Semi-Annual Free Cash Flow Payment and (B) set forth in

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         reasonable detail the calculation of Consolidated EBITDA for the Test
         Period ended on the last day covered by the respective financial statements; and

                           (iv) so long as any of the Securities are outstanding, deliver to the Trustee, immediately upon becoming aware of any Default or Event of Default under this Indenture, or any default or event of default under the Revolving Credit Agreement, an Officer's Certificate specifying such Default or Event of Default under this Indenture or event of default under the Revolving Credit Agreement, as applicable, and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of a Default or an Event of Default unless one of its trust officers receives notice of the Default or Event of Default giving rise thereto from the Company or any of the Holders.

         Section 5.3. End of Fiscal Years; Fiscal Quarters. JCC Holding shall cause (a) its, and each of its Subsidiaries', fiscal years to end on December 31, except that, for purposes of the Casino Operating Contract and the Minimum Payment Guaranty Documents, the fiscal year of the Company shall be deemed to end on March 31, and (b) its, and each of its Subsidiaries', fiscal quarters to end on the last day of each March, June, September and December.

         Section 5.4. Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.2.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of

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any such other office or agency. The Company hereby initially designates the
Corporate Trust Office of the Trustee as such office.

         Section 5.5. Limitation on Restricted Payments. JCC Holding will not, and will not permit any of its Subsidiaries to, authorize, declare, pay or make any Restricted Payments, except:

                  (a) any Subsidiary of the Company may make Restricted Payments to the Company or any Wholly-Owned Subsidiary of the Company;

                  (b) any Unrestricted Subsidiary may make Restricted Payments to JCC Holding or any other Unrestricted Subsidiary;

                  (c) the Company may pay the Management Fees and Minimum Payment Guaranty Fees, in each case to the extent permitted by Section 5.11(c) and (d);

                  (d) the Company may make Distributions to JCC Holding in an amount equal to all Permitted Tax Payments to the extent all such Distributions pursuant to this clause (d) are promptly (and in any event within two Business Days) used by JCC Holding to make payments in respect of the tax obligations of the type described in the definition of Permitted Tax Payments; provided further, that any refund actually received by JCC Holding shall be promptly (in any event within two Business Days) returned to the Company (and, if not so returned, shall reduce the amount of payments otherwise permitted to be made in the future by the Company pursuant to this clause (d));

                  (e) the Company may make to, or on behalf of, JCC Holding payments (all of which payments, if made to JCC Holding, shall be used by it promptly, and in any event within 10 Business Days, to pay the amounts in respect of which such payments were advanced to it pursuant to this Section 5.5(e)) to cover administrative, overhead, or holding company operating expenses incurred in the ordinary course of business, including, without limitation, JCC Holding's reasonable professional fees and expenses in connection with complying with its reporting obligations and obligations to prepare and distribute business records, financial statements, or other documents to any lender or other
         Persons having business dealings with JCC Holding or as may be required by law, JCC Holding's costs and related

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

         expenses in connection with computation of federal, state, local or foreign taxes and other governmental charges, including franchise taxes, other than Permitted Tax Payments, indemnification agreements, insurance premiums, surety bonds and insurance brokers' fees, JCC Holding's expenses for directors', officers' and employees' compensation and benefits, rent, office furnishings, fixtures, equipment and office supplies and JCC Holding's reasonable expenses, including professional fees and expenses in connection with its obligations under the Registration Rights Agreements ("Holding Company Costs"); provided, that, at such time as any Unrestricted Subsidiary
         (i) is no longer a Subsidiary Guarantor or (ii) has Cash or Cash Equivalents through loans, Investments or otherwise (other than from JCC Holding or its Subsidiaries) in excess of $1,000,000, such Unrestricted Subsidiary shall pay its allocable fair share (as determined in good-faith by the Board of Directors of JCC Holding) of Holding Company Costs;

                  (f) JCC Holding and any of its Subsidiaries may make payments on any loans or advances made pursuant to Section 5.19(d), (e) and, subject to compliance with the applicable subordination provisions,
         (f);

                  (g) JCC Holding may purchase or redeem outstanding shares of the New Common Stock if no Default or Event of Default then exists or would result therefrom to the extent necessary in the good-faith judgment of the Board of Directors of JCC Holding to prevent the filing of a disciplinary action by the State of Louisiana or the LGCB or to prevent the loss or secure the reinstatement of the Casino Operating Contract; provided that the aggregate amount spent in connection with purchases pursuant to this clause (g) shall in no event exceed $5,000,000 and shall be made only from the proceeds of Qualified Subordinated Indebtedness permitted to be incurred pursuant to Section 5.12(g);

                  (h) JCC Development may pay rents to the Company pursuant to the Second Floor Sublease; and

                  (i) at any time after any payment is made by any Minimum Payment Guarantor pursuant to the terms of a Minimum Payment Guaranty, such payment may be reimbursed to the respective Minimum Payment Guarantor by the Company and the Company may pay interest thereon in accordance with the terms of the relevant Minimum Payment Guaranty Documents.

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         Section 5.6. Existence. The Company and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect their existence, rights (charter and statutory) and franchises in accordance with the respective organizational documents of each of them; provided, however, that neither the Company nor any Guarantor shall be required to preserve any right or franchise if (a) the Board of Directors or members, as applicable, shall determine reasonably and in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company or Subsidiary and (b) the loss thereof is not disadvantageous in any material respect to the Holders.

         Section 5.7. Payment of Taxes and Other Claims. The Company and each of the Guarantors shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company, any Guarantor or any of their Subsidiaries or upon any of their material properties and assets and (b) all material lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Company, any Guarantor or any of their Subsidiaries; provided, however, that neither the Company nor any Guarantor shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

         Section 5.8. Maintenance of Insurance. On the Issue Date, and at all times thereafter, JCC Holding and its Subsidiaries shall have in effect customary comprehensive general liability, property and casualty and business interruption insurance, shall have payment or performance or similar bonds in place for the Casino, in each case on terms and in an amount reasonably believed by JCC Holding to be sufficient (taking into account, among other factors, the creditworthiness of the insurer) to avoid a material adverse change in the financial condition or results of operation of JCC Holding and its Subsidiaries, taken as a whole.

         Section 5.9. Reports. Whether or not the Company or any Guarantor is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company and JCC Holding shall file (which filing may be on a consolidated basis) with the SEC (to the extent permitted under the Exchange
Act) on or prior to the date

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

they are or would have been required to file such with the SEC (the "Required Filing Date"), annual and quarterly consolidated financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC if the Company or JCC Holding, as applicable, were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by such reporting entity's certified independent public accountants as such would be required in such reports to the SEC and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required. The Company and JCC Holding shall also include in such reports, in the case of quarterly reports, the Company's Consolidated EBITDA with respect to the most recently ended fiscal quarter and, in the case of annual reports, audited Consolidated EBITDA for the most recently ended fiscal year. The Company and JCC Holding shall also file all other reports and information that they are or would have been required with the SEC prior to the Required Filing Date. The Company and JCC Holding will also provide copies of such annual and quarterly reports to the Trustee within 30 days after the Required Filing Date; provided, that the Company and JCC Holding shall not be in default of the provisions of this Section 5.9 for any failure to file reports with the SEC solely by refusal by the SEC to accept the same for filing, it being understood that in such event, such reports shall be delivered to the Trustee as described herein as if they had been filed with the SEC.

         Section 5.10. Waiver of Stay, Extension or Usury Laws. The Company and each Guarantor covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law wherever enacted which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Company and each Guarantor hereby expressly waive all benefit or advantage of any such law insofar as such law applies to the Securities, and covenant that they shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         Section 5.11. Transactions with Affiliates. JCC Holding will not, and will not permit any of its Subsidiaries (other than Unrestricted Subsidiaries) to, enter into any transaction or series of related transactions with any Affiliate of JCC Holding or

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

any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to JCC Holding or such Subsidiary as would reasonably be obtained by JCC Holding or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:

                  (a) Restricted Payments may be paid to the extent provided in
         Section 5.5;

                  (b) loans and advances may be made to the extent expressly permitted by Sections 5.12(a), (g), and (i), and Investments may be made as permitted by Section 5.19(d), (e) and (f), and repayments may be made with respect thereto (in each case subject to compliance with any applicable subordination provision);

                  (c) the Company may enter into the Management Agreement and may pay the Management Fees pursuant thereto as and when due and payable in accordance with the terms of the Management Agreement, provided, that no payment may be made by JCC Holding, the Company or any of their Subsidiaries of the Termination Fee unless and until all Securities, together with all interest and other Obligations incurred hereunder (as well as any refinancing of any of the foregoing unless it is specifically otherwise agreed in the relevant refinancing documentation) have been paid in full; provided further, that the Termination Fee may be paid directly to Harrah's Management Company by a successor manager permitted to act as such without causing any Default or Event of Default so long as neither JCC Holding nor any of its Subsidiaries incurs any obligation to reimburse such successor manager for all or any portion of the Termination Fee so paid; provided further, that all Termination Fees shall be subject to the terms of the Manager Subordination Agreement;

                  (d) the Company may enter into the Minimum Payment Guaranty Documents and may pay the Minimum Payment Guaranty Fees and other costs and expenses pursuant thereto, provided, that the Minimum Payment Guaranty Fees payable in connection with any extension, successor or substitute for the Minimum Payment Guaranty shall be calculated on a basis, and be payable at rates, which are not less favorable to the Company than the Minimum Payment Guaranty Fees payable by it with respect to the Minimum Payment Guaranty as in effect on the Issue Date; and

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                  (e) the Company and the Guarantors may enter into and perform the Revolving Credit Agreement Documents.

         Section 5.12. Limitation on Incurrence of Additional Indebtedness. JCC Holding will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, provided, that the provisions of this Section 5.12 shall not prevent the creation, incurrence, assumption or existence of the following (Indebtedness described below is herein referred to as "Permitted Indebtedness"):

                  (a) Indebtedness incurred pursuant to this Indenture in an aggregate principal amount not to exceed (i) $124,520,000 (plus the aggregate principal amount of Secondary Securities issued as interest in lieu of Cash interest, in each case in accordance with the terms of this Indenture to the extent the same may be deemed to be principal), less (ii) the aggregate principal amount of all repayments of principal of Securities effected after the Issue Date;

                  (b) accrued expenses and trade accounts payable incurred in the ordinary course;

                  (c) Indebtedness under Interest Rate Protection Agreements relating to Indebtedness otherwise permitted under this Section 5.12;

                  (d) Indebtedness subject to Liens permitted under Section 5.13(e) or evidenced by Capitalized Lease Obligations, provided, that in no event shall the aggregate principal amount of such Indebtedness and Capitalized Lease Obligations exceed $10,000,000 (which amount shall increase by $5,000,000 on each of the first three anniversaries of the Issue Date but on a prospective basis only) at any time outstanding;

                  (e) Indebtedness incurred from time to time pursuant to the Revolving Credit Agreement Documents so long as the aggregate principal amount thereof (for this purpose, including the face amount of all outstanding letters of credit and all unpaid drawings with respect thereto as principal) at no time outstanding exceeds $35,000,000 and complies with the provisions of Section 5.15(b);

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                  (f) Indebtedness of the Company representing reimbursement obligations under the Minimum Payment Guaranty Documents, subject to compliance with the provisions of Section 5.29;

                  (g) JCC Holding may incur Qualified Subordinated Indebtedness not to exceed an aggregate amount of $5,000,000 for the sole purpose of Required Regulatory Redemptions;

                  (h) Unrestricted Subsidiaries may incur Indebtedness, provided such Indebtedness is expressly non-recourse to JCC Holding, the Company and their respective Subsidiaries which are not Unrestricted Subsidiaries;

                  (i) JCC Holding and its Subsidiaries may incur Indebtedness to the extent expressly permitted under clauses (d), (e) and (f) of
         Section 5.19; and

                  (j) the Company may incur Indebtedness in an amount not to exceed $150,000 in connection with charges under credit cards obtained from third-party financial institutions for use by employees of the Company.

         Section 5.13. Limitation on Liens. JCC Holding will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of JCC Holding or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to JCC Holding or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided, that the provisions of this Section 5.13 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

                  (a) inchoate Liens for taxes, assessments or governmental charges, compensation or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

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                  (b) Permitted Encumbrances;

                  (c) Liens created pursuant to the Security Documents;

                  (d) leases or subleases granted by the Company or the Unrestricted Subsidiaries to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Company or the Unrestricted Subsidiaries, respectively, or materially detracting from the value of the assets of the Company or the Unrestricted Subsidiaries, respectively;

                  (e) Liens on equipment or machinery subject to Capitalized Lease Obligations to the extent permitted by Section 5.12(d), provided, that (i) the amount of such Capitalized Lease Obligations outstanding at any one time, together with the aggregate principal amount of all Indebtedness outstanding at such time and secured by Liens permitted by clause (g) of this Section 5.13, shall not exceed that aggregate amount permitted by Section 5.12(d), (ii) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (iii) the Lien encumbering the equipment or machinery giving rise to the Capitalized Lease Obligation does not encumber any other asset;

                  (f) Liens (other than any lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security in the ordinary course of business;

                  (g) Liens placed upon equipment or machinery used in the ordinary course of business of the Company or any Unrestricted Subsidiary at the time of acquisition thereof by the Company or the Unrestricted Subsidiaries or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, provided, that (i) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause
         (g) at any time, together with the amount of all Capitalized Lease Obligations outstanding at such time, shall not exceed that aggregate amount permitted by Section 5.12(d) and (ii) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of JCC Holding or any of its Subsidiaries;

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                  (h) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of JCC Holding, the Company or the Unrestricted Subsidiaries;

                  (i) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Company or the Unrestricted Subsidiaries in the ordinary course of business;

                  (j) Liens arising out of judgments or awards in respect of which JCC Holding, the Company or the Unrestricted Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided, that the aggregate amount of all such judgments or awards (and any Cash and the fair market value of any property subject to such Liens) does not exceed $5,000,000 at any time outstanding;

                  (k) lessor's privileges under leases to which the Company or the Unrestricted Subsidiaries is a party;

                  (l) restrictions pursuant to legends on stock required by Gaming Regulations and the Casino Operating Contract to the extent such restrictions constitute a Lien;

                  (m) restrictions pursuant to the Management Agreement, the Casino Lease and the Casino Operating Contract on the granting of any security interest in the House Bank and Minimum Balance (each as defined in the Management Agreement) and the Reserve Fund;

                  (n) Liens securing Indebtedness of the Unrestricted Subsidiaries, in each case so long as such Indebtedness is incurred pursuant to, and permitted under, Section 5.12(h) and so long as such Liens encumber only the assets of the Unrestricted Subsidiaries;

                  (o) the ownership rights of the State of Louisiana in the Louisiana Gross Revenue Share Payments, including the State of Louisiana's Interest in Daily Collections, each to the extent granted to the State of Louisiana under (and as each such term is defined in) the Casino Operating Contract as

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

         originally in effect and as modified from time to time in compliance with Section 5.15;

                  (p) the Minimum Payment Guaranty Lien shall be permitted; and

                  (q) Liens in respect of property or assets of the Company or the Unrestricted Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the respective Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Company or the Unrestricted Subsidiary, respectively, or (ii) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

         Section 5.14. Consolidation, Merger, Purchase or Sale of Assets, Etc. JCC Holding will not, and will not permit any of its Subsidiaries (other than Unrestricted Subsidiaries) to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or substantially all of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials, equipment and intangible assets in the ordinary course of business) of any Person, except that:

                  (a) Capital Expenditures by the Company shall be permitted in accordance with the provisions of Section 5.18;

                  (b) Investments may be made to the extent permitted by Section 5.19;

                  (c) the Company may lease (as lessor) portions of the Casino for retail, restaurant and other ancillary uses so long as all such leases (i) do not in the aggregate detract from the gaming operations of the Casino in any material respect, (ii) are permitted by the Casino Operating Contract, the Casino Lease, the Gaming Regulations and applicable zoning and conditional uses and (iii) are subordinate and subject to the Company Mortgage;

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

                  (d) the Company may lease (as lessee) real or personal property so long as any such lease does not create a Capitalized Lease Obligation (other than as permitted under Section 5.12);

                  (e) HET, or any of its Subsidiaries, so long as HET or its respective Subsidiary owns 90% of more of the common stock of JCC Holding, may merge with or into JCC Holding so long as (i) no Default or Event of Default exists at the time of such merger or immediately thereafter giving effect thereto and (ii) the surviving corporation enters into such agreements, in form and substance reasonably satisfactory to the Trustee, affirming that it assumes all obligations of JCC Holding under the Guaranty and the relevant Security Documents, and takes all action necessary or desirable to maintain the perfection and priority of all security interests created under such Security Documents; and

                  (f) the Company may make dispositions pursuant to Section 4.3
         (a)(i), (ii) and (iii) hereof.

To the extent any Collateral is sold as permitted by this Section 5.14, such Collateral (unless sold to JCC Holding or a Subsidiary of JCC Holding) shall be sold free and clear of the Liens created by the Security Documents, and the Collateral Agent shall be authorized to take any actions (and shall take such actions) as it deems appropriate in order to effect the release of the respective Collateral from the Liens created by the respective Security Documents.

         Section 5.15. Limitation on Payments of Certain Indebtedness, Modifications of Certain Indebtedness, Modifications of Certificate of Incorporation, By-laws and Certain Other Agreements, Etc.

                  (a) JCC Holding will not, and will not permit any of its Subsidiaries to, (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, any Securities except in accordance with the provisions of this Indenture, (ii) amend, modify or permit the amendment or modification of any provision of the Minimum Payment Guaranty Documents, except for such amendments or modifications that are Permitted Amendments, (iii) amend or modify, or permit the amendment or modification of, any provision of its certificate of incorporation, by-laws or other applicable organization documents, the

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         Casino Lease, the Casino Operating Contract or the Management
         Agreement, except such amendments, modifications or changes which are not adverse to the interests of the Company and do not impose material restrictions on the Company, (iv) amend, modify or permit the amendment or modification of the Manager Subordination Agreement, or (v) amend or modify, or permit the amendment or modification of, the Revolving Credit Agreement Documents, except (A) such amendments, modifications or changes which are not adverse to the interests of the Company (and do not increase the pricing pursuant to the Revolving Credit Agreement Documents) and do not impose material restrictions on the Company and
         (B) a replacement working capital loan facility for the Revolving Credit Agreement may be entered into in accordance with the provisions of subsection (b) of this Section 5.15.

                  (b) Notwithstanding anything to the contrary contained in clause (v) of subsection of (a) of this Section 5.15, JCC Holding and the Company may, in accordance with their obligations pursuant to the Revolving Credit Agreement, use their commercially reasonable efforts following the six-month anniversary of the Effective Date to identify and obtain a working capital loan facility (with a lender or lenders other than HET and its Affiliates) to replace and refinance the Revolving Obligations, which working capital loan facility shall contain such terms and conditions (including, without limitation, fees, pricing, representations, warranties, covenants and events of default) that are market terms and conditions for a company engaged in the casino and gaming business similar to the Company and with a credit quality similar to the Company; provided, that (i) at the time of the entering into of any such replacement working capital loan facility, the Consolidated Interest Coverage Ratio for the Test Period last ended shall equal or exceed 2.0:1.0, (ii) at the time of the entering into of any such replacement working capital loan facility and immediately after giving effect thereto, no Default or Event of Default shall be in existence and (iii) such replacement working capital loan facility (A) shall have been approved by a majority of all the members of JCC Holding's Board of Directors who are not Affiliates of HET or were nominated by HET or its Affiliates, (B) shall not require any payment of interest or fees (excluding the up-front fees referenced in following clause (C)) in amounts greater than those provided in the Revolving Credit Agreement as in effect on the Issue Date, except that interest rates and letter of credit fees may be increased (if on market terms and conditions) by not more than 25 basis points (0.25%) from the respective rates of interest and letter of credit fees as provided in the Revolving Credit

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         Agreement as in effect on the Issue Date, (C) shall not contain upfront fees of greater than 2.5% of the total loan facility, (D) shall provide a total committed working capital loan facility (on a substantially similar basis to the Revolving Credit Agreement as in effect on the Issue Date) in an amount equal to $35,000,000, (E) shall have a maturity date not earlier than the Revolving Loan Maturity Date (as defined in the Revolving Credit Agreement as originally in effect) and (F) shall not have any mandatory or scheduled repayments in excess of, or sooner than, the repayments required under the Revolving Credit Agreement as originally in effect.

         Section 5.16. Listing of Securities. The Company covenants and agrees that (a) it will, as promptly as practicable, use its best efforts to cause the Securities to be listed on the New York Stock Exchange, American Stock Exchange or, if permitted, NASDAQ and (b) it shall provide to each Holder (i) written notice 10 Business Days prior to registering the Securities, or any of its common stock, under Section 12 of the Exchange Act and (ii) written notice of such registration upon the date of registration.

         Section 5.17. Compliance with Environmental Laws.

                  (a) The Company and each of the Guarantors will comply, in all material respects with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned or operated by the Company or any of the Guarantors, will within a reasonable time period pay or cause to be paid all costs and expenses incurred in connection with such compliance and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws, except as could not reasonably be expected to have a material adverse effect, singly or in the aggregate, on the properties, business, results of operations, financial condition, business affairs or prospects of the Company (a "Material Adverse Effect"). Except as could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any Guarantor will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by the Company or any Guarantor, or transport or permit the transportation of Hazardous Materials to or from any such Real Property except for Hazardous Materials used or stored at any such Real Properties in material compliance with all applicable Environmental Laws

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         and reasonably required in connection with the operation, use and maintenance of any such Real Property.

                  (b) At the written request of the Trustee or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, the Company will provide, at its expense, an environmental site assessment report concerning any Real Property now or hereafter owned or operated by the Company or any Guarantor, prepared by an environmental consulting firm approved by the Trustee, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property; provided, that such request may be made only if (i) there has occurred and is continuing an Event of Default, (ii) the Trustee or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding reasonably believe that the Company or any such Guarantor or any such Real Property is not in material compliance with any Environmental Law, or (iii) circumstances exist that reasonably could be expected to form the basis of a material Environmental Claim against the Company or any such Guarantor or any such Real Property. If the Company fails to provide the same within 90 days after such request was made, the Trustee may order the same, and the Company and any such Guarantor shall grant and hereby grant to the Trustee and its agents access to such Real Property and specifically grant the Trustee an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Company's expense.

         Section 5.18. Capital Expenditures. JCC Holding will not, and will not permit any of its Subsidiaries (other than Unrestricted Subsidiaries) to, make Capital Expenditures, except:

                  (a) the Company may make Capital Expenditures with funds deposited in the Reserve Fund in accordance with the requirements of the Management Agreement;

                  (b) the Company may make Capital Expenditures in excess of the funds deposited in the Reserve Fund in an amount not to exceed $10,000,000; provided, that (except as provided in the immediately succeeding proviso) such funds shall be used solely to make improvements to the Casino, as

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

         permitted by the LGCB, for the exclusive purposes of adding food service facilities in the Casino; provided further, that (i) up to but not more than, $250,000 of the $10,000,000 of Capital Expenditures permitted by this clause (b) may be allocated to Capital Expenditures related to limousine services and (ii) up to but not more than $2,000,000 of the $10,000,000 of Capital Expenditures permitted by this clause (b) may be allocated to Capital Expenditures (other than in connection with food services facilities and limousine services) in connection with the Casino; and

                  (c) the Company may make Capital Expenditures with Insurance and Condemnation Proceeds to replace or restore the Casino on account of loss, physical destruction, condemnation or damage to the Casino in accordance with Section 4.4.

         Section 5.19. Advances, Investments and Loans. JCC Holding will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Investment, except that the following shall be permitted:

                  (a) JCC Holding and its Subsidiaries may acquire and hold Cash and Cash Equivalents, it being understood and agreed that the provisions of this clause (a) do not authorize JCC Holdings or any of its Subsidiaries to transfer Cash or Cash Equivalents to any other such Person;

                  (b) JCC Holding and its Subsidiaries may acquire and hold accounts receivable owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

                  (c) JCC Holding and its Subsidiaries may enter into Interest Rate Protection Agreements to the extent permitted in Section 5.12(c);

                  (d) JCC Holding may make Investments in the Company (so long as all such Investments in the Company are common equity investments) and the Unrestricted Subsidiaries from the net cash proceeds of issuances of Qualified Equity Interests of JCC Holding;

                  (e) the Company may make loans to any Unrestricted Subsidiary (other than an Unrestricted Subsidiary which has been released from its Subsidiary Guaranty pursuant to Section 10.5, which has transferred assets

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         pursuant to the provisions of Section 10.5(b), or which is a Subsidiary of any Unrestricted Subsidiary described in this parenthetical), to (i) pay property and franchise taxes, if any, and (ii) to pay pre-development and/or development costs; provided that (A) no amounts shall be loaned pursuant to the foregoing provisions of this cause (e) more than three Business Days before the date of the use of such amounts by the respective Unrestricted Subsidiary to make the payments in respect of which the loans are being made and (B) the aggregate amount of loans made for the purposes described in this clause (e) shall not exceed, in the aggregate, $1,500,000 in any fiscal year (with the amount so loaned in each case to determined without regard to any write-downs or write-offs in respect of the amounts so loaned); provided that any amounts up to $1,000,000 not spent in fiscal year ended December 31, 2001 may be carried over to fiscal year ended December 31, 2002; and

                  (f) the Unrestricted Subsidiaries may make Investments in JCC Holding or any Unrestricted Subsidiaries, provided, that any loans or advances to JCC Holding shall be subordinated pursuant to an agreement substantially in the form attached hereto as Exhibit L.

         Section 5.20. Limitation on Certain Restrictions on Subsidiaries. JCC Holding will not, and will not permit any of its Subsidiaries (other than Unrestricted Subsidiaries) to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by JCC Holding or any Subsidiary of JCC Holding, or pay any Indebtedness owed to the Company or a Subsidiary of the Company, (b) make loans or advances to the Company or any of the Company's Subsidiaries or (c) transfer any of its properties or assets to the Company, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) the Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or a Subsidiary of the Company and (iv) customary provisions restricting assignment of any licensing agreement entered into by the Company or a Subsidiary of the Company in the ordinary course of business.

         Section 5.21. Business.

                  (a) JCC Holding will engage in no business other than its ownership of the Equity Interests in the Company and the Unrestricted Subsidiaries

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         (except activities associated therewith and with its rights and obligations otherwise permitted pursuant to this Indenture and not prohibited by the Casino Operating Contract, the Casino Lease, the Gaming Regulations or applicable zoning and conditional uses).

                  (b) The Company will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than the operation of the Casino and the sublease and development of the Second Floor and the businesses ancillary thereto.

                  (c) JCC Development will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than the leasing (and subleasing) and development of the Second Floor and the businesses ancillary thereto.

         Section 5.22. Additional Security and Further Assurances.

                  (a) JCC Holding will, and will cause each of its Subsidiaries to, grant to the Collateral Agent security interests, pledge agreements, mortgages and amendments or supplements thereto (collectively, an "Additional Mortgage") in such Real Property or other assets (including, without limitation, leasehold interests) of JCC Holding or any of its Subsidiaries as are not covered by the Security Documents, to the extent acquired after the Issue Date (but in any event excluding the Specified Real Estate after the release thereof from the Mortgages in accordance with the terms thereof), and as may be requested from time to time by the Collateral Agent (each such Real Property an "Additional Mortgaged Property"). All such Additional Mort-gages shall be granted pursuant to documentation substantially in the form of the applicable Security Document executed on the Issue Date or in such other form as is reasonably satisfactory to the Collateral Agent and shall constitute valid and enforceable perfected Liens that are, except to the extent subject to then existing Liens permitted by
         Section 5.13 at the time of such perfection, superior to and prior to the rights of all third Persons and subject to no other Liens. The Additional Mortgages or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges payable in connection therewith shall

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         have been paid in full. All Additional Mortgages shall be Shared
         Security Documents as defined in the Intercreditor Agreement.

                  (b) JCC Holding will, and will cause each of its Subsidiaries to, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates (including estoppel certificates from the RDC in respect of the Casino Lease), real property surveys, reports and other assurances or instruments (collectively, the "Additional Security Documents") and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require pursuant to this Section 5.22. Furthermore, JCC Holding shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 5.22 has been complied with. All Additional Security Documents shall be Shared Security Documents as defined in the Intercreditor Agreement.

                  (c) JCC Holdings agrees that each action required by Section 5.22(a) or (b) shall be completed as soon as possible, but in no event later than 30 days after such action is requested to be taken by the Collateral Agent.

         Section 5.23. Notices. The Company shall at all times (i) maintain the registration of the Collateral Agent as the Registered Leasehold Mortgagee under (and as defined in) the Casino Operating Contract, (ii) provide the RDC with the notice address for the Collateral Agent under (and as defined in) the Casino Lease and (iii) cause a copy or will deliver a copy of any notice provided by the LGCB or the RDC to the Collateral Agent to be delivered at the same time to the Trustee.

         Section 5.24. Minimum Consolidated EBITDA. The Company will not permit Consolidated EBITDA for any Test Period ended after March 31, 2003 to be less than $1.00.

         Section 5.25. Limitation on Issuance of Equity Interests. (a) JCC Holding shall not issue any Equity Interest, except Qualified Equity Interests, and (b) JCC Holding will not permit the Company to issue any Equity Interests (including by way of sales of treasury stock) or any options or warrants to purchase, or securities

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convertible into Equity Interests, except for issuances to JCC Holding where the respective Equity Interests have been pledged, and delivered to the Collateral Agent for pledge, pursuant to the Pledge Agreement.

         Section 5.26. Limitation on Creation of Subsidiaries. The Company will not establish, create or acquire any Subsidiaries, except that the Company may form one or more Wholly-Owned Subsidiaries to operate certain ancillary and support functions in connection with the Casino.

         Section 5.27. Casino Manager. Neither JCC Holding nor the Company will permit any Person, other than Harrah's Management Company, to act as the "manager" or in a similar capacity with respect to the Casino, provided, that
(A) any other Wholly-Owned Subsidiary of HET may be substituted for Harrah's Management Company as the casino manager so long as at least 30 days prior written notice thereof has been given to the Trustee and the Holders and, during the 30 days after the giving of such notice, neither the Trustee nor the Required Holders have objected in writing to the substitution, and no Default or Event of Default exists at the time of such substitution, and (B) the "manager" of the Casino may be replaced pursuant to a Permitted Termination; provided further, that in the event of any replacement of a manager pursuant to the preceding proviso, (i) all necessary regulatory and other approvals (including, without limitation, all approvals required of any relevant Gaming Authorities) shall have been obtained in connection with such substitution, (ii) after giving effect to the substitution, there shall be no conflict with any applicable law, rule, regulation or contract applicable to JCC Holding or its Subsidiaries, the Casino or the new manager, and (iii) any successor manager shall have assumed all obligations pursuant to all relevant contracts (including, without limitation, the Management Agreement and the Manager Subordination Agreement) pursuant to documentation in form and substance reasonably satisfactory to the Trustee.

         Section 5.28. Separateness from Unrestricted Subsidiaries. JCC Holding, the Company and each of their Subsidiaries which is not an Unrestricted Subsidiary shall conduct its business and operations in accordance with the following provisions:

                  (a) maintain books and records and bank accounts separate from those of the Unrestricted Subsidiaries;

                  (b) maintain its bank accounts and all its other assets separate from those of the Unrestricted Subsidiaries;

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                  (c) hold itself out to creditors and the public as a legal entity separate and distinct from the Unrestricted Subsidiaries;

                  (d) provide appropriate disclosure in the footnotes to the financial statements of JCC Holding regarding Unrestricted Subsidiaries;

                  (e) except as expressly permitted by this Indenture, allocate and charge fairly and reasonably any common employee or overhead shared with any of the Unrestricted Subsidiaries;

                  (f) except as expressly permitted by this Indenture, transact all business with Unrestricted Subsidiaries on an arm's-length basis and enter into transactions with Unrestricted Subsidiaries only on a commercially reasonable basis;

                  (g) conduct business in its own name and use separate stationery, invoices and checks;

                  (h) not commingle its assets or funds with those of any Unrestricted Subsidiary;

                  (i) not assume, guarantee (directly or indirectly) or pay the Indebtedness of any Unrestricted Subsidiary;

                  (j) except as expressly permitted by this Indenture, pay its own liabilities and expenses only out of its own funds, and not pay any liabilities and expenses of any of the Unrestricted Subsidiaries;

                  (k) except as expressly permitted by this Indenture, pay salaries of its own employees from its own funds, and not pay salaries of the employees of any Unrestricted Subsidiary;

                  (1) not hold out its credit as being available to satisfy the obligations of any Unrestricted Subsidiary;

                  (m) not pledge its assets for the benefits of any Unrestricted Subsidiary; and

                  (n) correct any known misunderstanding regarding its identity as being separate from the Unrestricted Subsidiary.

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

                  Furthermore, each of JCC Holding and the Company will, and will cause each of its Subsidiaries (including Unrestricted Subsidiaries) to, satisfy customarily corporate or limited liability company formalities, as the case may be, including the holding of regular board of directors', shareholders' and/or members' meetings, as appropriate, or action by directors, shareholders or members without a meeting and the maintenance of company offices and records. Additionally, neither JCC Holding nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the separate legal existence of any Unrestricted Subsidiary being ignored, or in the assets and liabilities of JCC Holding or any of its Subsidiaries being substantively consolidated with those of any Unrestricted Subsidiary in a bankruptcy, reorganization or other insolvency proceeding.

         Section 5.29. Limitation on Certain Outstanding Obligations. JCC Holding and the Company will not permit the sum of the items described in the following clauses (a) through (d) to exceed $20,000,000 at any time outstanding:

                  (a) the aggregate amount of all unpaid reimbursement and other payment obligations pursuant to the Minimum Payment Guaranty Documents (but excluding contingent obligations in respect to amounts not yet drawn or made available pursuant to the Minimum Payment Guaranty) which have been waived, deferred or not paid when due pursuant to the terms of the Minimum Payment Guaranty Documents as in effect on the Issue Date and, without duplication, the amount of all outstanding loans and advances made or deemed made pursuant to the Minimum Payment Guaranty Documents and all accrued and unpaid interest thereon;

                  (b) the aggregate amount of unpaid obligations under the Management Agreement (or any replacement agreement or agreements), which have been waived, deferred or not paid when due pursuant to the terms of the Management Agreement (without giving effect to any waiver or modification thereto);

                  (c) the aggregate amount of interest and fees accrued or accruing pursuant to the Revolving Credit Agreement Documents which have been waived, deferred or otherwise not paid on a timely basis pursuant to the terms of the Revolving Credit Agreement Documents as in effect on the Issue Date (or, in the case of any replacement Revolving Credit Agreement with a lender other than HET and any of its Affiliates, as in effect on date of the entering into thereof in accordance with the relevant requirements of Section 5.15(b)); and

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

                  (d) any other amounts (excluding trade payables in the ordinary course which do not remain unpaid more than 90 days after the respective trade payable came into existence, and principal and unpaid drawings under the Revolving Credit Agreement Documents to the extent permitted to be outstanding pursuant to Section 5.12(e)) owing to HET or any of its Subsidiaries by JCC Holding, the Company or any of their Subsidiaries (excluding Unrestricted Subsidiaries which have been released from their, or are not party to any, Guaranty).

                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

         Section 6.1. Events of Default. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) the failure by the Company to pay any installment of interest on the Securities as and when due and payable and the continuance of any such failure for 10 days;

                  (b) the failure by the Company to pay all or any part of the principal, or premium, if any, on the Securities when and as the same become due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, failure to pay any Event Offer Price;

                  (c) any representation, warranty or statement made by or on behalf of JCC Holding or any of its Subsidiaries herein or in any Security Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made;

                  (d) failure of JCC Holding or any Subsidiary of JCC Holding to comply with (i) any provision of Section 5.11, which failure continues for 30 days, (ii) any provision of Section 5.12(f) or 5.29, which failure continues for five days, or (iii) any provision of any of Sections 5.5, 5.12 (other than 5.12(f)), 5.13, 5.14, 5.15, 5.18, 5.19,
         5.24, 5.25 and 5.27;

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

                  (e) except as otherwise provided herein, the failure by the Company or any Guarantor to observe or perform any other covenant or agreement contained in this Indenture and the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then outstanding;

                  (f) the filing by the Parent Guarantor, the Company, any Subsidiary of the Company, or any Significant Subsidiary of the Parent Guarantor (in each case, a "Debtor") of a petition commencing a voluntary case under Section 301 of title 11 of the United States Code, or the commencement by a Debtor of a case or proceeding under any other Bankruptcy Law seeking the adjustment, restructuring or discharge of the debts of such Debtor, or the liquidation of such Debtor, including without limitation the making by a Debtor of an assignment for the benefit of creditors; or the taking of any corporate action by a Debtor in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing;

                  (g) the filing against a Debtor of a petition commencing an involuntary case under Section 303 of title 11 of the United States Code, with respect to which case (i) such Debtor consents or fails to timely object to the entry of, or fails to seek the stay and dismissal of, an order of relief, (ii) an order for relief is entered and is pending and unstayed on the 60th day after the filing of the petition commencing such case, or if stayed, such stay is subsequently lifted so that such order for relief is given full force and effect, or (iii) no order for relief is entered, but the court in which such petition was filed has not entered an order dismissing such petition by the 60th day after the filing thereof; or the commencement under any other Bankruptcy Law of a case or proceeding against a Debtor seeking the adjustment, restructuring, or discharge of the debts of such Debtor, or the liquidation of such Debtor, which case or proceeding is pending without having been dismissed on the 60th day after the commencement thereof;

                  (h) the entry by a court of competent jurisdiction or by the Regulating Authority of a judgment, decree or order appointing a receiver, liquidator, trustee, custodian or assignee of a Debtor or of the property of a Debtor, or directing the winding up or liquidation of the affairs or property of a Debtor, and (i) such Debtor consents or fails to timely object to the entry of, or fails to seek the stay and dismissal of, such judgment, decree, or order, or (ii) such judgment,

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         decree or order is in full force and effect and is not stayed on the
         60th day after the entry thereof, or, if stayed, such stay is thereafter lifted so that such judgment, decree or order is given full force and effect;

                  (i) (i) JCC Holding, the Company or any of their Subsidiaries (other than Unrestricted Subsidiaries of JCC Holding) shall (A) default in any payment of any Indebtedness (other than the Indenture Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or
         (B) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Indenture Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity; provided, that in the case of the Revolving Credit Agreement Documents only, such failure as described above in this clause (B) shall have continued unremedied (i.e., has not been cured or waived) for 30 days or more, or (ii) any Indebtedness (other than the Indenture Obligations) of JCC Holding or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; provided, that it shall not be a Default or an Event of Default under this Section 6.1(i) unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $5,000,000;

                  (j) final unsatisfied judgments not covered by insurance aggregating in excess of $15,000,000, at any one time rendered against JCC Holding, the Company, any Subsidiary of the Company, or any Significant Subsidiary of JCC Holding and not stayed, bonded or discharged for any period of 60 consecutive days;

                  (k) the loss of the legal right of the Company to operate slot machines at the Casino for gaming activities and such loss continuing for more than 90 days;

                  (l) a failure to comply with the provisions of the Security Documents and the continuance of such failure to comply for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the

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         Trustee by the Holders of at least 25% in aggregate principal amount of the Securities outstanding; provided, that if such failure to comply materially and adversely affects (i) the Collateral, (ii) the priority or perfection of the security interests purported to be created with respect to any material portion of the Collateral or (iii) the rights and remedies of the Collateral Agent, the Trustee or the respective Secured Creditors in respect of any material portion of the Collateral, then the failure to comply need only continue after the applicable cure period specified in the applicable Security Document;

                  (m) any Security Document fails to become or ceases to be in full force and effect (other than in accordance with its terms or the terms hereof) or ceases (once effective) to create in favor of the Collateral Agent, with respect to any material amount of Collateral, a valid and perfected Lien on the Collateral (except to the extent a valid and perfected Lien on the Collateral is not required at such time under the terms of the Security Documents) to be covered thereby (unless a prior or exclusive Lien is specifically permitted by this Indenture);

                  (n) there shall occur and be continuing (i) a Termination Event under any Lease or the Casino Operating Contract, or (ii) a default or an event of default by the Company or any of its Subsidiaries as described and defined in any of the Leases or the Casino Operating Contract, or (iii) any event or condition which could, either immediately or with the giving of notice or lapse of time or both, enable any party to any Lease or the Casino Operating Contract other than the Company or any of its Subsidiaries to terminate or suspend its obligations under such Lease or the Casino Operating Contract, or (iv) a breach by the Company or any of its Subsidiaries of any term, covenant or agreement contained in any Lease or the Casino Operating Contract, or if, in the case of this clause (iv), in the determination of the Required Holders, such breach could reasonably be expected to have a material adverse effect on either the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, and if such Termination Event or other event or condition described in the preceding clause (i), (ii), (iii) or (iv) (each, a "Project Default") remains uncured for 30 days after the occurrence thereof; provided, that (A) except as provided in the following clause
         (B), if (1) such Project Default cannot be cured within such 30-day period, (2) such Project Default is susceptible of cure by the Company,
         (3) the Company is proceeding with diligence and in good faith to cure such Project Default, (4) the existence of such Project Default does not impair the Liens on the Collateral or any leasehold interest in Collateral and (5) the Trustee shall

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
         have received a certificate of the Company stating what action the Company is taking to cure such Project Default, then, the time within which such Project Default may be cured shall be extended to such date, not to exceed a total of 120 days after the occurrence of such Project Default, as shall be necessary for the Company diligently to cure such Project Default and, (B) notwithstanding anything to the contrary contained above, there shall be no grace period, and it shall be an immediate Event of Default, if any of the Leases or Casino Operating Contracts are the subject of a Termination Event of the type described in clause (b) of the definition thereof;

                  (o) a Change of Control shall occur;

                  (p) any Gaming Authority having jurisdiction over the Casino shall determine that JCC Holding, any of its respective Subsidiaries or Affiliates or Harrah's Management Company (or the then manager of the Casino), as the case may be, to the extent that any of the foregoing Persons are required to be found suitable under the Gaming Regulations, does not qualify, or that a required suitability finding or license (including, without limitation, the Casino Operating Contract) of any of them with respect to the Casino should be revoked, not renewed or suspended for more than 10 days, or any such Gaming Authority shall have appointed a conservator, supervisor or trustee to oversee any of the operations of the Company (except, with respect to the foregoing, if (i) any such failure to be found suitable timely shall have been appealed by JCC Holding or any of its respective Subsidiaries or Affiliates or Harrah's Management Company (or the then manager of the Casino), as the case may be, and any such determination is stayed or otherwise does not prevent continued gaming operations at the Casino or
         (ii) such failure to be found suitable is cured within any applicable cure periods, and does not prevent continued gaming operations at the Casino, or (iii) in the case of unsuitability of Harrah's Management Company, a successor manager of the Casino shall have been obtained in accordance with the requirements of Section 5.27 without interruption of gaming operations;

                  (q) unless no Minimum Payment Guaranty is required by the Casino Operating Contract, at any time (i) the Minimum Payment Guaranty shall expire in accordance with its terms, unless a substitute or successor guarantor assumes all obligations of the Minimum Payment Guarantor in accordance with the requirements of the Casino Operating Contract and without causing an Event of Default under following clause
         (iii), or (ii) any other event shall occur with

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         respect to the Minimum Payment Guaranty, in each case which occurrence permits (or requires) the termination of the Casino Operating Contract, or (iii) any Person other than HET or HOC becomes a substitute or successor guarantor providing a Minimum Payment Guaranty, unless such substitute or successor guarantor meets all requirements contained in the Casino Operating Contract and executes documentation in favor of the Trustee and the Collateral Agent which is substantially the same as the documentation (including, without limitation, the Intercreditor Agreement) entered into by the Minimum Payment Guarantor on or prior the Issue Date;

                  (r) any Guaranty or any provision thereof shall cease to be a legal, valid and binding obligation enforceable against the obligor thereof, or any Guarantor shall default in its due performance of any term, covenant or agreement on its part to be performed or observed pursuant to its Guaranty, or any default or event of default under, and as defined in, a Guaranty shall be in existence;

                  (s) (i) the Manager Subordination Agreement or any provision thereof shall cease to be a legal, valid and binding obligation enforceable against any party thereto who has agreed to subordinate any obligations pursuant thereto, or any such party shall default in the due performance of any term, covenant or agreement on its part to be performed or observed pursuant to the Manager Subordination Agreement, or (ii) at any time there shall be any manager of the Casino which has not executed and delivered to the Trustee a counterpart to the Manager Subordination Agreement or an assumption of the obligations of Harrah's Management Company thereunder in accordance with the requirements of
         Section 5.27; or

                  (t) the Management Agreement (or any successive management agreement entered into with a new manager of the Casino appointed in accordance with the provisions of 5.27) or any material provision thereof shall cease to be in full force and effect or an Event of Default (as defined in the Management Agreement) or any substantially similar event, however defined, in any amended or replacement Management Agreement, shall have occurred.

         Section 6.2. Acceleration of Maturity Date; Rescission and Annulment. If an Event of Default other than an Event of Default specified in Section 6.1(f), (g) or (h) with respect to JCC Holding or the Company, occurs and is continuing, then, and in every such case, unless the principal of all of the Securities shall have already become

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

due and payable, either the Trustee or the Holders of not less then 50% in aggregate principal amount of then outstanding Securities, by a notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all of the principal of the Securities, determined as set forth below, together with accrued interest thereon, to be due and payable immediately. If an Event of Default specified in Section 6.1(f), (g) or (h) occurs with respect to JCC Holding or the Company, all principal of, premium applicable to, and accrued interest on, the Securities shall be immediately due and payable on all outstanding Securities without any declaration or other act on the part of the Trustee or the Holders.

         At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of not less than 50% (66 and 2/3% in the case of an Event of Default solely as a result of a breach of the obligations set forth in Section 5.24) in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences and may waive, on behalf of all Holders, an Event of Default or an event which with notice or lapse of time or both would become an Event of Default if:

                  (a) the Company has paid or deposited with the Trustee a sum sufficient to pay:

                           (i) all overdue interest on all Securities;

                           (ii) principal of (and premium, if any, applicable to) any Securities which would become due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Securities;

                           (iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities;

                           (iv) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

                  (b) all Events of Default, other than the nonpayment of amounts which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.12.

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


Notwithstanding the previous sentence of this Section 6.2, no rescission, amendment or waiver shall be effective for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security, unless all such affected Holders agree, in writing, to rescind such acceleration or waive such Event of Default or event. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

         Section 6.3. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if an Event of Default in payment of principal, premium or interest specified in Section 6.1(a) and (b) occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         Section 6.4. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee, irrespective of whether the principal of the

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

Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including:

                  (a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceeding; and

                  (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         Section 6.5. Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

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

         Section 6.6. Priorities. Subject to the express provisions of the Intercreditor Agreement and Section 4.6, any money or other property collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or other property on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST: To the Trustee in payment of all amounts due pursuant to Section 7.7;

                  SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, and interest on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

                  THIRD: To whomsoever may be lawfully entitled thereto, the remainder, if any.

         Section 6.7. Limitation on Suits. No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                  (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                  (b) the Holders of not less than 50% in principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (c) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

                  (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

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

               (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

       Section 6.8. Unconditional Right of Holders to Receive Principal and Interest. Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and interest on, such Security on the Maturity Dates of such payments as expressed in such Security (in the case of Required Regulatory Redemption, the Redemption Price on the applicable Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

       Section 6.9. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

       Section 6.10. Delay or Omission Not Waiver. No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         Section 6.11. Control by Holders. Subject to the terms of the Intercreditor Agreement with respect to actions taken under the Security Documents, the Holder or


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

Holders of a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee; provided, that:

               (a) such direction shall not be in conflict with any rule of law or with this Indenture;

               (b) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction; and

               (c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

       Section 6.12. Waiver of Past Default. Subject to Section 6.8, the Holder or Holders of not less than 50% in aggregate principal amount of the outstanding Securities may, by written notice to the Trustee on behalf of all Holders, prior to the declaration of acceleration of the maturity of the Securities, waive any past default hereunder and its consequences, except a default:

               (a) in the payment of the principal of, premium, if any, or interest on, any Security as specified in clauses (a) and (b) of
       Section 6.1; or

               (b) in respect of a covenant or provision hereof which, under
       Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

        Section 6.13. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party


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

litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this
Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any) or interest on, any Security on or after the Maturity Date of such Security.

       Section 6.14. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                  ARTICLE VII

                                    TRUSTEE

       The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

       Section 7.1. Duties of Trustee.

               (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

               (b) Except during the continuance of a Default or an Event of Default, the Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee.

In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates


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

or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

               (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                      (i)  this paragraph does not limit the effect of clause
       (b) of this Section 7.1;

                      (ii) at the expense of the Company, the Trustee shall comply with any order or directive of a Gaming Authority that the Trustee submit an application for any license, finding of suitability or other approval pursuant to any Gaming Law and will cooperate fully and completely in any proceeding related to such application, provided, however, that in the event the Trustee in its reasonable judgment determines that complying with such order or directive would subject it or its officers or directors to unreasonable or onerous requirements, the Trustee may, at its option, resign as Trustee in lieu of complying with such order or directive; and provided further, that no resignation shall become effective until a successor Trustee is appointed and delivers a written acceptance in accordance with Section 7.8 hereof;

                      (iii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                      (iv) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11.

               (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

               (e) Every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b), (c), (d) and (f) of this
        Section 7.1.

               (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

               (g) The Trustee shall furnish to each Person who so requests in writing, and who states therein that it is a beneficial Holder of 5% or more of the outstanding Securities, a copy of the Confidentiality Agreement.

         Section 7.2. Rights of Trustee. Subject to Section 7.1:

               (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

               (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officer's Certificate or an Opinion of Counsel, which shall conform to Sections 11.4 and 11.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

               (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture or the TIA.

               (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

               (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

               (g) The Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article V. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Section 6.1(a) or 6.1(b) or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

               (h) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Authorized Representative of the Company.

       Section 7.3. Individual Rights of Trustee. The Trustee in its individual capacity may become the owner or pledgee of any of the Securities, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company, any Guarantor, any of their respective Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee; provided, however, that the Trustee shall use reasonable good-faith efforts so that it at no time becomes a Revolving Lender; provided further, that the foregoing proviso shall in no event operate to prevent the Trustee from acquiring all or any portion of the equity interests in any other Person which itself is a Revolving Lender (and as a result of which the Trustee could become a Revolving Lender). Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

       Section 7.4. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and it shall not be responsible for any statement in the Securities, other than the Trustee's certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

       Section 7.5. Notice of Default. If a Default that is not an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the uncured Default within 90 days after such Default occurs. If an Event of Default occurs and is continuing and if it is known to the Trustee, the


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Trustee shall mail to each Securityholder notice of the uncured Event of Default within the earlier of 30 days after the Trustee learns of such Event of Default or 90 days after such Event of Default occurs. Except in the case of a Default in payment of principal of, or interest on, any Security (including the payment of the Redemption Price on the Redemption Date), the Trustee may withhold the giving of notice of a Default that is not an Event of Default if and so long as a committee of Trust Officers in good faith determines that withholding the notice is in the interests of the Securityholders.

       Section 7.6. Reports by Trustee to Holders. If required by law, within 60 days after each March 30, beginning March 30, 2002, the Trustee shall mail to each Securityholder a brief report dated on such date that complies with TIA
Section 313(a). If required by law, the Trustee also shall comply with TIA Sections 313(b) and 313(c).

         The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automatic quotation system. A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

       Section 7.7. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

         The Company shall indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by them without gross negligence, bad faith or willful misconduct on its part, arising out of or in connection with (a) the administration of this trust and their rights or duties hereunder including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder and (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any real property owned, leased or at any time operated by the Company or any of its Subsidiaries, the release, generation, storage, transportation, handling or disposal of


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Hazardous Materials at any location, whether or not owned or operated by the
Company or any of its Subsidiaries, the non-compliance of any real property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any real property, or any environmental claim relating in any way to the Company or any of its Subsidiaries, their operations, or any real property owned, leased or at any time operated by the Company or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation, or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence, bad faith or willful misconduct of the Person to be indemnified). The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its gross negligence, bad faith or willful misconduct.

         To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of or interest on particular Securities.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(f), (g) or (h) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         The Company's obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article VIII and any rejection or termination of this Indenture under any Bankruptcy Law.

         Section 7.8. Replacement of Trustee. The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the


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Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

               (a) the Trustee fails to comply with Section 7.10;

               (b) the Trustee is adjudged bankrupt or insolvent;

               (c) a receiver, Custodian, or other public officer takes charge of the Trustee or its property; or

               (d) the Trustee becomes incapable of acting. If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the Trustee provided for in Section 7.7 have been paid, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.


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       Section 7.9. Successor Trustee by Merger, Etc. If the Trustee
consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

       Section 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1) and TIA Section 310(a)(5). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

       Section 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE VIII

                       RIGHT TO REQUIRE REPURCHASE

         Section 8.1. Repurchase of Securities at Option of the Holder upon Change of Control or Regulatory Redemption Event.

               (a) In the event that a Change of Control or a Regulatory Redemption Event (the date on which such event occurs being referred to as the "Event Date") occurs, the Company shall be required to commence an offer to purchase Securities (each an "Event Offer"), and each Holder of Securities shall have the right, at such Holder's option, subject to the terms and conditions hereof, to require the Company to repurchase all or any part (in integral multiples of $1.00) of such Holder's Notes, at a Cash price (the "Event Offer Price") equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase thereof (the "Event Payment Date") in accordance with the following provision.

               (b) In the event that, pursuant to this Section 8.1, the Company shall be required to commence an Event Offer, the Company shall follow the procedures set forth in this Section 8.1 as follows:


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                       (i) the Event Offer shall commence within 10 Business
        Days following the Event Date;

                       (ii) the Event Offer shall remain open for 20 Business Days and no longer, except to the extent that a longer period is required by applicable law (the "Event Offer Period");

                       (iii) within five Business Days following the expiration of an Event Offer (and in any event not later than 35 Business Days following the Event Date), the Company shall purchase all of the tendered Securities at the Event Offer Price together with accrued interest to the Event Payment Date;

                       (iv) if the Event Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Securities pursuant to the Event Offer and who are paid on the Event Payment Date;

                       (v) the Company shall provide the Trustee with notice of the Event Offer at least five Business Days before the commencement of any Event Offer; and

                       (vi) on or before the commencement of any Event Offer, the Company or the Trustee (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Holders, which (to the extent consistent with this Indenture) shall govern the terms of the Event Offer and shall state:

                           (1) that the Event Offer is being made pursuant to this Section 8.1;

                           (2) the Event Offer Price (including the amount of accrued and unpaid interest), the Event Payment Date and the Event Put Date (as defined below);


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                           (3)      that any Security or portion thereof not
                                    tendered or accepted for payment will
                                    continue to accrue interest;

                           (4) that, unless (a) the Company defaults in depositing Cash with the Paying Agent
                                    (which may not for purposes of this Section
                                    8.1, notwithstanding anything in this
                                    Indenture to the contrary, be the Company or any Affiliate of the Company) in accordance with the last paragraph of this clause (b) or (b) such Event Payment (an "Event Payment")is prevented for any reason, any Security or portion thereof accepted for payment pursuant to the Event Offer shall cease to accrue interest after the Event Payment Date;

                           (5) that Holders electing to have a Security, or portion thereof, purchased pursuant to an Event Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 8.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the fifth Business Day prior to the Event Payment Date (the "Event Put Date");

                           (6) that Holders will be entitled to withdraw their elections, in whole or in part, if the Paying Agent (which, for purposes of this Section 8.1, notwithstanding any other provision of this Indenture, may not be the Company or an Affiliate of the Company) receives, up to the close of business on the Event Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that


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

                                    such Holder is withdrawing his election to have such principal amount of Securities purchased; and

                           (7) a brief description of the events resulting in such Change of Control or Required Regulatory Redemption.

               No later than 12:00 noon, New York City Time, on an Event Payment Date, the Company shall (i) accept for payment Securities or portions thereof properly tendered pursuant to the Event Offer prior to the close of business on the Event Put Date, (ii) irrevocably deposit with the Paying Agent Cash sufficient to pay the Event Offer Price (including accrued and unpaid interest) of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officer's Certificate listing the Securities or portions thereof being purchased by the Company. The Paying Agent shall on the Event Payment Date pay to the Holders of Securities so accepted an amount equal to the Event Offer Price (including accrued and unpaid interest), and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

                                  ARTICLE IX

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

        Section 9.1. Supplemental Indentures Without Consent of Holders. Without the consent of any Holder, the Company and any Guarantor, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, or may amend, modify or supplement the Securities, this Indenture, the Intercreditor Agreement, or any of the Security Documents, in a form reasonably satisfactory to the Trustee and the Company, for any of the following purposes:

               (a) to cure any ambiguity, defect or inconsistency, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (a) shall not adversely affect the rights or interests of any Holder in any respect;


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               (b) to add to the covenants of the Company for the benefit of the
       Holders, or to surrender any right or power herein conferred upon the Company or to make any other change that does not adversely affect the rights or interests of any Holder; provided, that the Company has delivered to the Trustee an Opinion of Counsel stating that such change does not adversely affect the rights or interests of any Holder;

               (c) to provide for additional collateral for or additional Guarantors of the Securities;

               (d) to provide for uncertificated Securities in addition to or in place of certificated Securities;

               (e) to evidence the succession of another Person to the Company, and the assumption by any such successor of the obligations of the Company and the Securities, in each case without releasing the Company from any obligations hereunder; or

               (f) to comply with the requirements of the TIA (which have not been, or are not permitted to be, waived herein).

       Section 9.2. Amendments, Supplemental Indentures and Waivers with Consent of Holders. Subject to Section 6.8 and the last sentence of this paragraph, with the consent of the Holders of not less than 50% in aggregate principal amount of then outstanding Securities, by written act of said Holders delivered to the Company and the Trustee, the Company and any Guarantor, when authorized by Board Resolutions, and the Trustee may amend or supplement any of the Security Documents, the Intercreditor Agreement, this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of any of the Security Documents, the Intercreditor Agreement, this Indenture or the Securities or of modifying in any manner the rights of the Holders under any of the Security Documents, the Intercreditor Agreement, this Indenture or the Securities. Subject to Section 6.8 and the last sentence of this paragraph, the Holder or Holders of a majority in aggregate principal amount of then outstanding Securities may waive compliance by the Company or any Guarantor with any provision of any of the Security Documents, the Intercreditor Agreement, this Indenture or the Securities. Notwithstanding the foregoing provisions of this Section 9.2, no such amendment, supplemental indenture or waiver shall, (i) without the consent of


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Holders of not less than 66 and 2/3% in aggregate principal amount of outstanding Securities (determined in accordance with the special rules for this purpose provided in Section 2.10) amend, modify or waive the provisions of
Section 5.24 and the defined terms as used therein, (ii) without the consent of Holders of not less than 75% in aggregate principal amount of outstanding Securities, amend, modify or waive the provisions of Article VIII, and the defined terms as used therein and (iii) without the consent of the Holder of each outstanding Security affected thereby:

               (a) change the Stated Maturity of any Security;

               (b) reduce the principal amount of any Security;

               (c) reduce the rate or extend the time for payment of interest on any Security;

               (d) make the principal of, or the interest on, any Security payable with anything or in any manner other than as provided for in this Indenture and the Securities as in effect on the Issue Date;

               (e) make any changes in Section 6.8 or this third sentence of this Section 9.2 (except, in the case of this third sentence, to add any additional provision of this Indenture to this sentence);

               (f) reduce any Purchase Price;

               (g) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders of the Securities or change the percentage of principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities (except to increase any required percentage) or make any changes in the provisions concerning the rights of Holders to recover the principal of, interest on, or redemption payment with respect to, any Security; or

               (h) make the Securities subordinated in right of payment to any extent or under any circumstances to any other indebtedness.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.


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         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

         After an amendment, supplement or waiver under this Section 9.2 or 9.4 becomes effective, it shall bind each Holder, subject to the limitations set forth above.

         In connection with any amendment, supplement or waiver under this
Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

         Section 9.3. Compliance with TIA. Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the requirements of the TIA as then in effect, it being understood and agreed that, to the maximum extent permitted by the TIA, the provisions of Section 2.10 shall be given full force and effect for all purposes of determining whether the holders of the requisite percentage of outstanding securities have given any consent pursuant to this Article IX.

         Section 9.4. Revocation and Effect of Consents. Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officer's Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be


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

entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (h) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same (or a portion of the same) debt as the consenting Holder's Security with respect to which a consent was given; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

         Section 9.5. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Security shall issue, the Guarantors shall endorse and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

         Section 9.6. Trustee to Sign Amendments, Etc. The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX, provided, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this
Article IX is authorized or permitted by this Indenture.

         Section 9.7. Consent to Certain Amendments of the Ground Lease; Trustee's Actions. To the extent required under the Ground Lease, the Trustee, on behalf of the Holders, hereby waive its right to consent or shall be authorized to waive its consent, as the case may be, to any future amendment, modification or change of such Ground


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Lease, and any and all other leases now or hereafter subject to the Mortgages, provided, that:

                  (a) such amendment, modification or change would not (i) have a material adverse effect on the Collateral, (ii) have a material adverse effect on the rights of the Holders or the Collateral Agent under the Ground Lease or such other lease, as the case may be; or
         (iii) materially increase the payment obligations under the Ground Lease, or such other lease, as the case may be; and

                  (b) contemporaneously with the execution of such amendment, modification or change, the Collateral Agent shall receive, at no cost to the Holders or the Collateral Agent, an endorsement to the mortgagee's title insurance policy insuring the Mortgages, assuring (i) that such amendment does not impair or invalidate the lien of the Mortgages and (ii) that such amendment does not affect the coverage afforded by the above-referenced title insurance policy.

         Except as set forth above, the Trustee may request the consent and approval of the Holders as a condition to giving any consent or approval under the Ground Lease, or any other lease or the Casino Operating Contract and shall have no responsibility or liability for failing to give any such consent or approval absent direction from the Holders.

                                    ARTICLE X

                                    GUARANTY

         Section 10.1. Guaranty.

                  (a) In consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to clause (d) below, each of the Guarantors hereby irrevocably and unconditionally guarantees (the "Guaranty") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company under this Indenture or the Securities, that: (i) the principal and premium (if any) of and interest on the Securities will be paid in full when due, whether at the maturity or Interest Payment Date, by acceleration, redemption (including, without limitation, any Required

         Regulatory Redemption), upon any Event Offer, or otherwise; (ii) all other obligations of the Company to the Holders or the Trustee under this Indenture or the Securities will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Securities; and (iii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, redemption (including, without limitation, any Required Regulatory Redemption), upon any Event Offer, or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated to pay the same before failure so to pay becomes an Event of Default.

                  (b) Each Guarantor hereby agrees that its obligations with regard to this Guaranty shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guaranty will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture.

                  (c) If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Guarantor, or any Custodian, Trustee, or similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, this Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until the principal of, premium, if any, and interest on all Securities issued hereunder shall have been paid in full. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.2 for the purposes of this Guaranty,

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         notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.2, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Guarantors for the purpose of this Guaranty.

                  (d) It is the intention of each Guarantor and the Company that the obligations of each Guarantor hereunder shall be, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guaranty would be annulled, avoided or subordinated to the creditors of the Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Guaranty was made without fair consideration and, immediately after giving effect thereto, or at the time that any demand is made thereupon, such Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of such Guarantor under such Guaranty shall be reduced by such an amount, if any, that would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is necessary to reach such result. For purposes of this paragraph, "fair consideration," "insolvency," "unable to pay its debts as they mature," "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

                  (e) Each Guarantor shall be subrogated to all rights of the Holders against the Company under the Securities, this Indenture or the Security Documents in respect of any amounts paid by such Guarantor pursuant to the provisions of such Guaranty or this Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, premium, if any, and interest on all Securities issued hereunder shall have been paid in full.

         Section 10.2. Parent Guaranty.

                  (a) In consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to subsection (d) below, the Parent Guarantor hereby irrevocably and unconditionally guarantees (the "Parent Guaranty" and, together with the Guaranty of the Parent Guarantor, the "Parent Guaranties") to each holder of a Subsidiary Guaranty and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Subsidiary Guaranties or the obligations of any of the Subsidiaries under the Subsidiary Guaranties, that all obligations of each of the Subsidiaries to the Holders or the Trustee under the Subsidiary Guaranties will be promptly paid in full or performed, all in accordance with the terms of the various Subsidiary Guaranties.

                  (b) The Parent Guarantor hereby agrees that its obligations with regard to this Parent Guaranty shall be unconditional, irrespective of the validity, regularity or enforceability of the Subsidiary Guaranties or this Indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against any Subsidiary, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of any Subsidiary under the Subsidiary Guaranties. The Parent Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of any Subsidiary, any right to require a proceeding first against any Subsidiary or right to require the prior disposition of the assets of any Subsidiary to meet its obligations, protest, notice and all demands whatsoever and covenants that this Parent Guaranty will not be discharged except by complete performance of the obligations of the Subsidiaries under the Subsidiary Guaranties.

                  (c) If any Holder or the Trustee is required by any court or otherwise to return to any Subsidiary, or any Custodian, Trustee, or similar official acting in relation to such Subsidiary, any amount paid by such Subsidiary to the Trustee or such Holder, this Parent Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. The Parent Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until the principal of, premium, if any, and interest on all Securities issued hereunder shall have been paid in full. The Parent Guarantor further agrees that, as between such Subsidiary, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.2 for the purposes of this Parent Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to any Subsidiary of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.2, those


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         obligations (whether or not due and payable) will forthwith become due and payable by the Parent Guarantor for the purpose of this Parent Guaranty.

                  (d) It is the intention of the Parent Guarantor and the Subsidiaries that the obligations of the Parent Guarantor hereunder shall be, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Parent Guaranty would be annulled, avoided or subordinated to the creditors of the Parent Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that the Parent Guaranty was made without fair consideration and, immediately after giving effect thereto, or at the time that any demand is made thereupon, the Parent Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of the Parent Guarantor under the Parent Guaranty shall be reduced by such an amount, if any, that would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is necessary to reach such result. For purposes of this paragraph, "fair consideration," "insolvency," "unable to pay its debts as they mature," "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

                  (e) The Parent Guarantor shall be subrogated to all rights of the Holders against the Subsidiaries under the Subsidiary Guaranties in respect of any amounts paid by the Parent Guarantor pursuant to the provisions of the Parent Guaranty; provided, however, that the Parent Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, premium, if any, and interest on all Securities issued hereunder shall have been paid in full.

         Section 10.3. Execution and Delivery of Guaranty.

                  (a) To evidence its Guaranty set forth in Section 10.1, each Guarantor agrees that a notation referencing such Guaranty shall be set forth on the Security.

                       (i) Each Guarantor agrees that its Guaranty set forth in
         Section 10.1 shall remain in full force and effect and apply to all the Securities


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         notwithstanding any failure to endorse on each Security a notation of such Guaranty.

                      (ii) The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guaranty set forth in this Indenture on behalf of each Guarantor.

                  (b) To evidence the Parent Guaranty set forth in Section 10.2, the Parent Guarantor agrees that a notation referencing such Parent Guaranty shall be set forth on the Security.

                      (i) The Parent Guarantor agrees that the Parent Guaranty set forth in Section 10.2 shall remain in full force and effect and apply to each Subsidiary Guaranty notwithstanding any failure to endorse on each Subsidiary Guaranty a notation of such Parent Guaranty.

                      (ii) The delivery of any Security shall constitute due delivery of the Parent Guaranty set forth in this Indenture on behalf of the Parent Guarantor.

         Section 10.4. Future Subsidiary Guarantors. The Company shall cause each Person that is or becomes a Subsidiary of the Company after the Issue Date to execute an Indenture supplemental hereto for the purpose of adding such Subsidiary as a Guarantor hereunder.

         Section 10.5. Release of Guarantors.

                  (a) In the event of a sale or other disposition (to a Person other than JCC Holding and its Subsidiaries, and in a transaction permitted by this Indenture) of all of the Equity Interests of any Subsidiary Guarantor, owned by JCC Holding or its Subsidiaries, by way of merger, consolidation or otherwise, then such Guarantor shall be released and relieved of any obligations under its Guaranty and all security interests in the Equity Interests of such released Guarantor shall be released from the security interests created pursuant to the Security Documents.

                  (b) In the event any Unrestricted Subsidiary incurs Indebtedness for borrowed money (from any Person other than JCC Holding or its Subsidiaries) in excess of $2,500,000 for purposes of developing real property owned or


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         leased by it, as long as (i) no Default or Event of Default exists at the time of such incurrence or immediately after giving effect thereto,
         (ii) such Unrestricted Subsidiary is being released from all other direct and indirect guarantees by it of Indebtedness of JCC Holding and its Subsidiaries (other than Unrestricted Subsidiaries), and (iii) such Unrestricted Subsidiary repays in full in Cash any and all Indebtedness to JCC Holding and its Subsidiaries (including, without limitation, all amounts theretofore loaned to the respective such Unrestricted Subsidiary pursuant to Section 5.19(e), determined without regard to any write-downs, write-offs or forgivenesses thereof), then such Guarantor shall be released and relieved of any obligations under its Guaranty.

                  (c) In the event of the sale or other disposition (in a transaction permitted by this Indenture) by any Unrestricted Subsidiary of its assets to a Person (other than (x) HET and any Affiliate thereof, except to the extent such person constitutes an Affiliate of HET solely because of HET's direct or indirect equity interests in JCC Holding or (y) JCC Holding or any Wholly-Owned Subsidiary thereof), all security interests created pursuant to the Security Documents shall be released with respect to such assets, so long as (i) no Default or Event of Default exists at the time of such sale or other disposition or immediately after giving effect thereto and (ii) such Unrestricted Subsidiary repays in full in Cash any and all Obligations to JCC Holding and its Subsidiaries (including, without limitation all amounts theretofore loaned to the respective such Unrestricted Subsidiary pursuant to Section 5.19(e), determined without regard to any write-downs, write-offs or forgivenesses thereof). In connection with any release of assets pursuant to the provisions of this clause
         (c), it is understood that the respective Unrestricted Subsidiary shall remain a party to its Guaranty unless and until otherwise released in accordance with the provisions of preceding clauses (a) and/or (b), and its Equity Interests, and the assets which continue to be owned by such Unrestricted Subsidiary, shall continue to be subject to the applicable provisions of the various Security Documents to which it is a party.

                  (d) Notwithstanding anything to the contrary contained above, the releases provided in preceding clauses (a), (b) and (c) shall only occur upon the delivery by the Company to the Trustee of an Officer's Certificate in form and substance reasonably satisfactory to the Trustee, and subject to the Trustee's right to request an Opinion of Counsel pursuant to Section 11.4, certifying the relevant facts described above and certifying in reasonable detail the releases which shall occur in accordance with the provisions of Section 10.5(a), (b) or


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         (c), as the case may be. As described in preceding clauses (a), (b) and
         (c), (i) in cases where preceding clause (a) or (b) is applicable, the Guaranty of the respective Unrestricted Subsidiary shall be released,
         (ii) in cases where preceding clause (a) or (b) is applicable, the respective released Unrestricted Subsidiary shall also be released from the Security Documents to which it is a party (and the assets of the respective Unrestricted Subsidiary shall likewise be released therefrom), (iii) in cases where preceding clause (a) is applicable, the Equity Interests in the respective released Unrestricted Subsidiary shall be released from the security interests created pursuant to the Security Documents and (iv) in cases where preceding clause (c) is applicable, only the assets being sold or disposed of to the respective Person described in preceding clause (c) shall be released from the security interests created pursuant to the Security Documents. Each Officer's Certificate delivered pursuant to this clause (d) shall contain a certification of all relevant facts permitting (and the satisfaction of all conditions to) the releases described in the respective clause of this Section 10.5. Following its receipt of the documentation described above in this clause (d), the Trustee shall execute any documents reasonably required in order to effect the releases contemplated above in this Section 10.5.

         Section 10.6. When the Guarantor May Merge, Etc. No Guarantor shall consolidate with or merge with or into any other Person, unless:

                  (a) either the Company or a Guarantor shall be the continuing Person, or the Person (if other than the Company or a Guarantor) formed by such consolidation or into which the Guarantor is merged or to which the assets of the Guarantor are transferred shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under the Guaranty and/or Parent Guaranty, as applicable, and this Indenture;

                  (b) such transaction complies with the relevant requirements of Section 5.14 and immediately after giving effect to such transaction, no Event of Default, and no event or condition which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

                  (c) the Guarantor has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale,


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         conveyance or lease and such supplemental indenture comply with this
         Section and that all conditions precedent herein provided for relating to such transaction have been complied with.

         Upon any consolidation or merger, the successor corporation formed by such consolidation or into which the Guarantor is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor corporation had been named as a Guarantor herein.

         Section 10.7. Certain Bankruptcy Events. Each Guarantor hereby covenants and agrees that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guaranty or the Parent Guaranty and hereby waives and agrees not to take the benefit of any such stay of execution, whether under
Section 362 or 105 of the United States Bankruptcy Code or otherwise.

                                   ARTICLE XI

                                 MISCELLANEOUS

         Section 11.1. TIA Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control; provided, that if any provision of the TIA is modified or waived for purposes of this Indenture pursuant to the express terms hereof, such waiver or modification shall be given full force and effect for purposes of this Indenture to the extent such waiver or modification is not violative of provisions of the TIA.

         Section 11.2. Notices. Any notices or other communications to the Company, any Guarantor or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:


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       if to the Company or any Guarantor:

                      One Canal Place
                      365 Canal Street, Suite 900
                      New Orleans, Louisiana 70130
                      Attention: Corporate Secretary

       if to the Trustee:

                      Wells Fargo Bank Minnesota, National Association 6th and Marquette
                      MAC-N9303-120
                      Minneapolis, Minnesota 55479
                      Attention: Corporate Trust Department

         The Company, the Guarantors or the Trustee by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to the Company, any Guarantor or the Trustee shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

         Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         In addition to any other notices required or permitted to be given pursuant to this Indenture, the Trustee shall, promptly after its delivery of any written notice to the Company (i) which specifically states that an Event of Default is in existence or (ii) pursuant to the first paragraph of Section 6.2 (or promptly after its receipt of any such notice delivered to it by the Holders), send to the Regulating Authority (at the address set forth below) a copy of such written notice; provided, however, that any failure or


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delay in giving any such notice shall not affect or impair the validity of said notice or any action taken pursuant thereto (or otherwise pursuant to this Indenture, any Collateral Document or the Intercreditor Agreement) and shall give rise to no liability (monetary or otherwise) on the part of the Trustee or any Secured Creditor to any Holder, the Regulating Authority or any other Person. All notices to the Regulating Authority pursuant to this paragraph shall be mailed (or sent by reputable courier) to the Regulating Authority at the following address (or such other address as the Regulating Authority provides to the Trustee from time to time for its receipt of notices pursuant to this paragraph):

                      Louisiana Gaming Control Board
                      9100 Bluebonnet Centre Blvd., Suite 500
                      Baton Rouge, LA  70809
                      Attention:  Chairman

         Section 11.3. Communications by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Guarantors, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

         Section 11.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (a) an Officer's Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         Section 11.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:


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                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer's Certificate or certificates of public officials.

         Section 11.6. Rules by Trustee, Paying Agent, Registrar. The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

         Section 11.7. Legal Holidays. A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to be open. If a payment date is a Legal Holiday in New York, New York, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         Section 11.8. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK,
WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY AND THE GUARANTORS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND



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IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND
UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY AND THE GUARANTORS IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO
THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

         Section 11.9. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, the Guarantors or any of their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         Section 11.10. No Recourse Against Others; Holders Acting in Own Best Interests.

                  (a) A direct or indirect stockholder, incorporator, member, director, officer, partner, employee, as such, of the Company or the Guarantors or any Affiliate of either (including, without limitation, Harrah's Investor, Harrah's Management Company, HET and HOC, but excluding the Company and the Guarantors themselves) shall not have any liability for any obligations of the Company or the Guarantors under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations; provided, however, that nothing contained in this Section 11.10 shall (i) impair the validity of the Indebtedness evidenced by this Indenture or the Securities, (ii) prevent the taking of any action permitted by law against the Company or the assets of the Company or the proceeds of such assets or (iii) in any way affect or impair the right of the Collateral Agent, the Trustee or any Holder to take any action permitted by law to realize upon any of the Collateral or any other security which may secure the Company's or the Guarantors' obligations. Notwithstanding the foregoing, nothing in this Section 11.10 shall be deemed to release the Company or any officer of the Company from liability under this Indenture or any of the Security Documents for its fraudulent actions, intentional material


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       misrepresentations, gross negligence or willful misconduct or for any of its obligations or liabilities under any agreement, document, instrument or certificate executed by such person in its individual capacity in connection with the transactions contemplated by this Indenture and the Security Documents. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

                  (b) Each of the Holders of the Securities reserves the right to act in its own best interests in connection with any Holder Action herein, without the creation of any fiduciary obligations on the part of each such Holder.

         Section 11.11. Successors. All agreements of the Company and the Guarantors in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successor.

         Section 11.12. Duplicate Originals. All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

         Section 11.13. Severability. In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         Section 11.14. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

         Section 11.15. Gaming Laws. This Indenture, the Security Documents, the Securities and the Security Interests are and shall remain subject to the Louisiana Economic Development and Gaming Corporation Act, La R.S. 27:1 ET SEQ., La. R.S. 27:201 ET SEQ. and the rules and regulations thereunder as the same may be amended from time to time (collectively, the "Gaming Regulations"), and in particular, without limitation, the exercise of remedies under the Security Documents with respect to the Collateral will be subject to the Gaming Regulations. The Company represents and

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warrants that all requisite approvals under the Gaming Regulations have been obtained for the execution and issuance of this Indenture, the Security Documents, the Securities and the security interests thereunder.

         Section 11.16. Tax Treatment. The Company, each Guarantor, and each Holder of a Security by acceptance of a Security, agree to (i) treat a Security as evidence of indebtedness for federal, state and local income tax purposes; and (ii) use a discount rate with respect to the Security for purposes of Treasury Regulation Sections 1.1275-4(c) and 1.1274-2(c) & (g) such that the issue price will be equal to 100% of the original principal amount.

         Section 11.17. Waivers and Releases.

                  (a) NO ASSURANCES.

                      (i) As a condition to the effectiveness of the confirmation of the Plan of Reorganization, the Initial Minimum Payment Guarantors have entered into the HET/JCC Agreement in favor of the Regulating Authority. The HET/JCC Agreement provides that the Minimum Payment Guarantors will provide the Minimum Payment Guaranty required under the Casino Operating Contract for the Fiscal Years (as defined in the Casino Operating Contract) ending March 31, 2002, 2003, 2004 and 2005, subject to termination or non-renewal in accordance with the terms of the HET/JCC Agreement. As a prerequisite to maintaining the effectiveness of the Casino Operating Contract, the Casino Operating Contract requires that the Company annually on each March 31 (beginning with March 31, 2003) cause to be provided a Minimum Payment Guaranty or extensions thereof extending to the third anniversary of the respective March 31. In entering into the HET/JCC Agreement, the Minimum Payment Guarantors have no obligation to provide a Minimum Payment Guaranty for the entire term of the Casino Operating Contract, but rather have agreed only to provide a Minimum Payment Guaranty for the period and on terms and conditions specified therein. The Minimum Payment Guarantors have expressly informed the Trustee on behalf of the Holders that the Minimum Payment Guarantors have not agreed to renew the HET/JCC Agreement beyond March 31, 2005. The Minimum Payment Guarantors have informed the Trustee on behalf of the Holders that any decision the Minimum Payment Guarantors make concerning whether to renew any Minimum Payment Guaranty or the HET/JCC Agreement will be made in the Minimum Payment Guarantors' sole discretion, acting only in their best interests. The Trustee on behalf of the

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         Holders hereby acknowledges that (A) the Initial Minimum Payment
         Guarantors are not obligated to, and have not given any assurances to the Trustee that the Minimum Payment Guarantors will, renew the HET/JCC Agreement beyond March 31, 2005, (B) the Minimum Payment Guarantors have the right to make any such renewal decision by considering only their best interests, and (C) the Minimum Payment Guarantors need not consider the interests of any other parties in making any such renewal decision, notwithstanding that the Minimum Payment Guarantors are involved in a number of capacities in respect of the Company.

                       (ii) The Trustee and the Holders hereby agree that the Minimum Payment Guarantors, by entering into the HET/JCC Agreement or providing a Minimum Payment Guaranty or otherwise, are not now, and in the past have not, made any assurances or guarantees concerning the financial results of the Casino, nor are or have the Minimum Payment Guarantors made any assurances or guarantees that the Casino will be financially successful or will perform as projected in the projections and/or feasibility studies included in the Disclosure Statement distributed in connection with the Plan of Reorganization confirmation process.

                       (iii) The Trustee and the Holders hereby agree and acknowledge that any future representation, warranty, assurance or other guaranty by the Minimum Payment Guarantors or any of their subsidiaries or other Affiliates to the Trustee or the Holders concerning the renewal of any Minimum Payment Guaranty or the HET/JCC Agreement, the operation of the Casino, the financial results of the Casino, or any other matter concerning the Casino or the Plan of Reorganization shall only be effective if set forth in writing and properly executed by the party to be charged.

                  (b) RELEASES.

                       (i) The Trustee and the Holders hereby release and waive and agree not to bring any Claims against the Minimum Payment Guarantors, whether a known Claim or an Unknown Claim, that may arise in any way, in whole or in part, out of (A) the Minimum Payment Guarantors' decision either to renew or not renew any Minimum Payment Guaranty or the HET/JCC Agreement, (B) the Minimum Payment Guarantors acting in their own best interests in connection with the execution, renewal or failure to renew any Minimum Payment Guaranty or the HET/JCC Agreement, and/or (C) any

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         alleged assurance or guarantee by the Minimum Payment Guarantors concerning the operation of the Casino, the financial results of the Casino or any other matter concerning the Casino or the Plan of Reorganization, unless such Claim is based on a writing (but in any event cannot be based on the HET/JCC Agreement or any Minimum Payment Guaranty) properly executed by the party against whom such a claim is being made.

                       (ii) The Trustee and the Holders also hereby specifically waive any rights each might have under Louisiana Civil Code Article 3083 and all other applicable or similar laws to this same or similar effect as the matters described in Section 11.17(b)(i) hereof, including, but not limited to, any purported right to challenge the validity or seek rescission of, or to vitiate, the releases set forth above in Section 11.17(b)(i) hereof on the ground that any information was kept concealed from it and agrees that no remedy shall be available for any such alleged non-disclosure, and that the right to rescind the above release on any such ground is hereby expressly waived.

                  (c) DEFINITIONS. For purposes of Sections 11.17(b)(i) and (ii) hereof:

                       (i) "Claim" or "Claims" shall mean any action or actions, cause or causes of action, in law or equity, suits, debts, liens, liabilities, claims, demands, damages, punitive damages, losses, costs or expenses, and/or reasonable attorneys' fees of any nature whatsoever.

                       (ii) "Minimum Payment Guarantors" shall include HET, HOC, Harrah's New Orleans Investment Company, Harrah's Crescent City Investment Company, Harrah's New Orleans Management Company, their successors and assigns, and all direct or indirect subsidiaries, and each of their parents, subsidiaries, officers, directors, corporate representatives, employees, agents, lawyers and accountants and all Persons acting or claiming through, under or in concert with any of them.

                       (iii) "Unknown Claim" or "Unknown Claims" means any and all Claims, including, without limitation, any Claim which any of the parties hereto does not know or even suspect to exist in his, her, or its favor at the time of the giving of the releases and waivers set forth in Section 11.17 hereof which, if known by him, her or it might have affected his, her or its decision regarding the releases and waivers. Each of the parties acknowledges that he, she or it might hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the matters herein released and waived, but each shall be deemed to have fully, finally and forever released any and all Claims.

               (d) NO THIRD PARTY BENEFICIARIES. The Trustee and the Holders hereby acknowledge that each Minimum Payment Guaranty and the HET/JCC Agreement provide that there shall be no third party beneficiaries thereof. The Trustee and the Holders also hereby agree that each shall not claim or assert it is a third party beneficiary or possesses any derivative claims under any Minimum Payment Guaranty or the HET/JCC Agreement.

               (e) DISCLOSURE. The Trustee on behalf of the Holders hereby acknowledges that the Minimum Payment Guarantors have informed it (i) not to infer or assume that the Minimum Payment Guarantors will renew any Minimum Payment Guaranty or the HET/JCC Agreement; (ii) that the Minimum Payment Guarantors will consider only their own best interests in determining whether to renew any Minimum Payment Guaranty or the HET/JCC Agreement; (iii) that the Minimum Payment Guarantors are involved in a number of different capacities in connection with the reorganization of the Company, the governance of the Company and JCC Holding, and the operation of the Casino; and (iv) that there can be no assurance that the Casino will perform as set forth in the projections and/or feasibility study set forth in the Disclosure Statement circulated in connection with the Plan of Reorganization.

                (f) AMENDMENT OF OBLIGATIONS. Each Minimum Payment Guaranty provided under the HET/JCC Agreement is provided on the express condition that the Company shall not amend or modify the Casino Operating Contract in any way to increase the obligations under any Minimum Payment Guaranty or adversely affect the Minimum Payment Guarantors without the prior written agreement of the Minimum Payment Guarantors, and any such amendment or modification shall have no force or effect in respect of the Minimum Payment Guarantors or any Minimum Payment Guaranty provided thereby.

         Section 11.18. Post-Closing Items.

               (a) The Company shall deliver to the Trustee and the Collateral Agent no later than 90 days after the Issue Date a true and correct current survey of each Mortgaged Property (and, where applicable, the underlying property subject to a leasehold which is subject to a Mortgage) along with a certification of such survey from the surveyor, which surveyor shall be a qualified M.A.I. surveyor reasonably satisfactory to the Trustee, as to the accuracy and completeness of such survey, which survey and surveyor's certification shall be in compliance with industry standards in all material respects.

               (b) The Company shall deliver to the Trustee and the Collateral Agent no later than 90 days after the Issue Date an Officer's Certificate of the Company certifying, for each Mortgaged Property and following the Company's review of the survey described above, (A) (i) that the description of title in the relevant Mortgage for such Mortgaged Property accurately and completely describes the Mortgaged Property, or (ii) each and every difference, omission, inadequacy or other misdescription in the description of the title in the relevant Mortgage for such Mortgaged Property that has been disclosed by the survey for such Mortgaged Property (the "Misdescriptions") and (B)(i) that there exist no easements, rights of way or encumbrances with respect to such Mortgaged Property (including as shown in the survey described above) other than Permitted Encumbrances or (ii) if any easements, rights of way or encumbrances, other than Permitted Encumbrances, are disclosed in the survey described above (each a "Non-Permitted Encumbrance"), each such Non-Permitted Encumbrance (and specifically listing each such Non-Permitted Encumbrance) and certifying the removal thereof (together with the relevant supporting documentation with respect thereto).

                (c) In the case of any Misdescription, as described in the preceding subsection (b)(A)(ii) of this Section 11.18, each of the Trustee and the Collateral Agent is authorized to execute and deliver amendments to any of the Mortgages to correct any such Misdescription and to record and file any such amendments to the Mortgages as may be necessary to give effect thereto; provided, that any such amendment shall be executed, delivered, recorded and filed so as to give effect to such amendment no later than 30 days following the delivery of the survey to the Trustee and the Collateral Agent by the Company as provided in subsection (a) of this Section 11.18.

                          (SIGNATURE PAGE FOLLOWS)

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                 JAZZ CASINO COMPANY, L.L.C.
                                 a Louisiana limited liability company

                                 By:
                                    ----------------------------------
                                     Name:    L. Camille Fowler
                                     Title:   Vice President-Finance,
                                              Secretary and Treasurer


                                 JCC HOLDING COMPANY,
                                 a Delaware corporation

                                 By:
                                    ----------------------------------
                                     Name:    L. Camille Fowler
                                     Title:   Vice President-Finance,
                                              Secretary and Treasurer

                                 JCC CANAL DEVELOPMENT, L.L.C.,
                                 a Louisiana limited liability company

                                 By:
                                    ----------------------------------
                                     Name:    L. Camille Fowler
                                     Title:   Vice President-Finance,
                                              Secretary and Treasurer

                                 JCC FULTON DEVELOPMENT, L.L.C.,
                                 a Louisiana limited liability company

                                 By:
                                    ----------------------------------
                                     Name:    L. Camille Fowler
                                     Title:   Vice President-Finance,
                                              Secretary and Treasurer

                                 JCC DEVELOPMENT COMPANY, L.L.C.,
                                 a Louisiana limited liability company

                                 By:
                                    ----------------------------------
                                     Name:    L. Camille Fowler
                                     Title:   Vice President-Finance,
                                              Secretary and Treasurer

                                 WELLS FARGO BANK MINNESOTA,
                                 NATIONAL ASSOCIATION

                                 By:
                                    ----------------------------------
                                     Name:    Jane Y. Schweiger
                                     Title:   Corporate Trust Officer

                             TABLE OF EXHIBITS

A ................................................................ Form of Notes
         A-1 ...................................................... Form of Note
         A-2 ............................................. Form of Series A Note
         A-3 ............................................. Form of Series B Note
         A-4 ................................................ Form of Assignment
         A-5 ........................ Form of Option of Holder to Elect Purchase
B ........................ Closing Conditions and Representations and Warranties
C ............................................................. Form of Opinions
         C-1 .................................................. Latham & Watkins
         C-2 ...................................................... Kevin Colomb
         C-3 ................................................ Adams & Reese, LLP
         C-4 ........................................... Pillsbury Winthrop, LLC
         C-5 .......................................... William H. Patrick, Esq.
D .................................................Form of Officer's Certificate
E ..................................................... Form of Pledge Agreement
F ................................................... Form of Security Agreement
G ............................................................ Form of Mortgages
         G-1 .................................................. Company Mortgage
         G-2 .......................................... JCC Development Mortgage
         G-3 ........................................ Canal Development Mortgage
         G-4 ....................................... Fulton Development Mortgage
H ...................................................... Intercreditor Agreement
I ............................................................... Consent Letter
J ................................ Manager Subordination Agreement (Noteholders)
K .......................................................... Litigation Schedule
L ...................................................... Subordination Agreement
M ................................. Registration Rights Agreement (Common Stock)
N ................................. Registration Rights Agreement (Senior Notes)
O ............................................. Second Floor Non-Gaming Sublease

                                   EXHIBIT A-1

                                 [FORM OF NOTE]

                        JAZZ CASINO COMPANY, L.L.C.

                                  SENIOR NOTES

                                    DUE 2008

No.                                     $

         Jazz Casino Company, L.L.C., a Louisiana limited liability company (hereinafter called the "Company," which term includes any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________________, or registered assigns, the principal sum of ____________ Dollars, on March 30, 2008.

         Interest Payment Dates: March 30, June 30, September 30 and December
30. The first Interest Payment Date is June 30, 2001.

         Record Dates: March 15, June 15, September 15 and December 15. The first Record Date is June 15, 2001.

         Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed.

Dated:

                                           JAZZ CASINO COMPANY, L.L.C.

                                           By:
                                              ----------------------------------
                                                       President

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities described in the within-mentioned Indenture.

                                          --------------------------------------
                                          Wells Fargo Bank Minnesota, National
                                          Association, as Trustee

                                          By:
                                             -----------------------------------
                                          Authorized Signatory


Dated:

                           JAZZ CASINO COMPANY, L.L.C.

                                    [FORM OF
                                  SENIOR NOTES
                                    DUE 2008]

THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE INTERCREDITOR AGREEMENT (AS DEFINED IN THE INDENTURE), WHICH INTERCREDITOR AGREEMENT, AMONG OTHER THINGS, ESTABLISHES CERTAIN RIGHTS WITH RESPECT TO THE SECURITY FOR THIS NOTE AND THE SHARING OF PROCEEDS THEREOF WITH CERTAIN OTHER SECURED CREDITORS. COPIES OF SUCH INTERCREDITOR AGREEMENT WILL BE FURNISHED TO ANY HOLDER OF THIS NOTE UPON REQUEST TO THE COMPANY.

         1. INTEREST.

         Jazz Casino Company, L.L.C., a Louisiana limited liability company (the "Company"), promises to pay Fixed Interest on the principal amount of this Security from March 30, 2001 (the "Issue Date"). "Fixed Interest" means interest, payable on the Interest Payment Dates in accordance with the Indenture, at a rate per annum of LIBOR (as determined for the respective Interest Period) plus 275 basis points.

         The Company promises to pay Fixed Interest in Cash on each Interest Payment Date; provided, however, that during the first year after the Issue Date (the "PIK Period"), the Company may, at its option (the "PIK Option"), pay, on any Interest Payment Dates, up to 50% of the Fixed Interest due and payable on such Interest Payment Dates in additional Securities (the "Secondary Securities") in lieu of the payment of the relevant portion of Fixed Interest in Cash on the Securities. At any time or from time to time prior to the first anniversary of the Issue Date, any Holder may require that its Securities be exchanged for an equivalent aggregate amount of Series A Notes and Series B Notes, 50% of such exchange amount being in Series A Notes and 50% in Series B Notes. During the PIK Period, 100% of the Fixed Interest due and payable on the Series A Notes shall be paid exclusively in Cash, and 100% of the Fixed Interest due and payable on the Series B Notes shall be paid in Cash or, at the option of the Company, through the issuance of Secondary Securities. Notwithstanding anything to the contrary contained above, if any Securities (not divided into Series A Notes and

Series B Notes) are outstanding at a time when any Series B Notes are outstanding, then if the PIK Option is exercised with respect to any Securities or Series B Notes, and if the Company elects the PIK Option for less than the maximum amounts permitted above, then in each case the percentage of Fixed Interest payable through the issuance of Secondary Securities with respect to the Series B Notes shall be twice the percentage of Fixed Interest paid on Securities not divided into Series A Notes and Series B Notes. If, pursuant to this paragraph, the Company issues Secondary Securities as partial Cash payment of Fixed Interest, it shall give notice to the Trustee not less than five Business Days prior to the applicable Interest Payment Date, and shall instruct the Trustee (upon written order of the Company signed by an Officer of the Company given not less than five nor more than 45 days prior to such Interest Payment Date) to authenticate Secondary Securities, dated such Interest Payment Date, in a principal amount equal to the amount of Fixed Interest not paid in Cash in respect of this Security on such Interest Payment Date. Each issuance of Secondary Securities as partial Cash payments of Fixed Interest on the Securities shall be made pro rata with respect to the outstanding Securities. Any such Secondary Securities shall be governed by the Indenture and shall be subject to the same terms (including the maturity date and the rate of interest from time to time payable thereon) as this Security (except, as the case may be, with respect to the title, issuance date and aggregate principal amount). The term Securities shall include the Secondary Securities that may be issued under the Indenture.

         Interest on this Security will be payable on each Interest Payment Date (March 30, June 30, September 30 and December 30), commencing June 30, 2001, to the Person in whose name this Security is registered at the close of business not less than fifteen days (March 15, June 15, September 15 or December 15) preceding such Interest Payment Date (each, a "Record Date"). Interest on this Security will be computed on the basis of a 360-day year, consisting of twelve 30-day months.

         In addition to payments of Fixed Interest, the Company will pay to the Holder of this Security in accordance with the terms of this Security and the Indenture such Holder's pro rata amount of principal as amortized below:

 Scheduled Repayment Date               Amount
 ------------------------               ------
 June 30, 2005                         $1,500,000

 September 30, 2005                    $1,500,000

 December 30, 2005                     $1,500,000

 March 30, 2006                        $1,500,000

 June 30, 2006                         $1,500,000

 September 30, 2006                    $1,500,000

 December 30, 2006                     $1,500,000

 March 30, 2007                        $1,500,000

 June 30, 2007                         $1,500,000

 September 30, 2007                    $1,500,000

 December 30, 2007                     $1,500,000

 Stated Maturity                       THE THEN OUTSTANDING AGGREGATE
                                       PRINCIPAL AMOUNT OF THE SECURITIES
                                       (TOGETHER WITH ALL ACCRUED AND UNPAID
                                       INTEREST THEREON).

         In addition, on each Semi-Annual Free Cash Flow Payment Date (November 15 and May 15), beginning with November 15, 2002 and ending with May 15, 2005, the Company shall pay an amount equal to 50% of Semi-Annual Free Cash Flow for the Semi-Annual Free Cash Flow Payment Period last ended before the respective Semi- Annual Free Cash Flow Payment Date.

         To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate per annum equal to Base Rate plus 375 basis points compounded quarterly, as determined from time to time, to the extent lawful.

         2. METHOD OF PAYMENT.

         The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("Cash") (or, pursuant to Paragraph 1 hereof, in Secondary Securities). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such Cash (or, pursuant to Paragraph 1 hereof, in Secondary Securities). The Company may deliver any such interest payment to the Paying Agent or the Company may mail any such interest payment to a Holder at the Holder's registered address. Notwithstanding the preceding two sentences, in the case of Securities of which The Depository Trust Company or its nominee is the Holder, such payments must be made by wire transfer of Federal funds (or, pursuant to Paragraph 1 hereof, in Secondary Securities).

         3. PAYING AGENT AND REGISTRAR.

         Initially, Wells Fargo Bank Minnesota, National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or Co-registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or Co-registrar.

         4. INDENTURE.

         The Company issued the Securities under an Indenture, dated as of March 30, 2001 (the "Indenture"), among the Company, JCC Holding, Canal Development, Fulton Development, JCC Development and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are secured obligations of the Company limited in aggregate principal amount to $124,520,000, except for Secondary Securities and except as otherwise provided in the Indenture.

         5. REDEMPTION.

         The Securities shall be redeemable in whole or in part at the election of the Company, except as set forth in the Indenture, at the Redemption Price at any time and from time to time, and shall be redeemed in whole or in part at any time pursuant to a Required Regulatory Redemption at the Redemption Price. Any redemption of the Securities shall comply with Article III of the Indenture.

         6. NOTICE OF REDEMPTION.

         Notice of redemption will be mailed by first class mail at least 10 days but not more than 60 days before the Redemption Date (unless a shorter notice period shall be required by applicable laws or by order of any Gaming Authority) to each Holder of Securities to be redeemed at his registered address. Securities may be redeemed in part.

         Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent (other than the Company or an Affiliate thereof) on such Redemption Date, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price, including any accrued and unpaid interest to the Redemption Date.

         7. DENOMINATIONS; TRANSFER; EXCHANGE.

         The Securities are in registered form, without coupons, in denominations of $1.00 and integral multiples of $1.00. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption.

         8. PERSONS DEEMED OWNERS.

         The registered Holder of a Security may be treated as the owner of it for all purposes.

         9. UNCLAIMED MONEY.

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

         10. AMENDMENT; SUPPLEMENT; WAIVER.

         Subject to certain exceptions set forth in the Indenture, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Security Documents, the Intercreditor Agreement or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, or make any other change that does not adversely affect the rights of any Holder of a Security.

         11. RESTRICTIVE COVENANTS.

         The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, issue additional Equity Interests, enter into transactions with Affiliates, incur Liens, sell assets, merge or consolidate with any other Person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

         12. SECURITY.

         In order to secure the obligations under the Indenture, the Company, the Guarantors and the Trustee or the Collateral Agent have entered into the Security Documents in order to create security interests in certain assets and properties of the Company. As more fully set forth in the Security Documents and
Section 4.6 of the Indenture, the rights of the Holders (and the Trustee on their behalf) to receive proceeds from the disposition of such assets and properties are subject to the lien priorities created in favor of (i) certain Obligations owing to the Collateral Agent, (ii) all reimbursement obligations pursuant to the Minimum Payment Guaranties and any interest thereon and (iii) unpaid Revolving Obligations.

         13. SALE OF ASSETS.

         Except as specifically provided in the Indenture, JCC Holding and its subsidiaries are not permitted to enter into a transaction of merger or consolidation or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or substantially all of their assets or enter into sale-leaseback transactions or purchase or otherwise acquire any part of the property or assets of any Person.

         14. GAMING LAWS.

         The rights of the Holder of this Security and any owner of any beneficial interest in this Security are subject to the gaming laws, regulations and the jurisdiction and requirements of the Gaming Authorities and the further limitations and requirements set forth in the Indenture.

         15. SUCCESSORS.

         When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

         16. DEFAULTS AND REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 50% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power.

         17. TRUSTEE DEALINGS WITH THE COMPANY.

         The Trustee under the Indenture may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company, the Guarantors or their respective Affiliates with the same rights it would have if it were not the Trustee; provided, however, that the Trustee shall use reasonable good-faith efforts so that it at no time becomes a Revolving Lender; provided further, that the foregoing provision shall in no event operate to prevent the Trustee from acquiring all or any portion of the equity interests in any other Person which itself is a Revolving Lender (and as a result of which the Trustee could become a Revolving Lender).

         18. NO RECOURSE AGAINST OTHERS.

         An incorporator, director, officer, employee, stockholder or member, as such, of the Company or any Guarantor or any Affiliate thereof (including, without limitation,

Harrah's Investor, Harrah's Management Company, HET and HOC, but excluding the Company and Guarantors themselves) shall not have any liability for any obligation of the Company or the Guarantors under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations, subject to certain exceptions set forth in the Indenture. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

         19. AUTHENTICATION.

         This Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the other side of this Security.

         20. ABBREVIATIONS AND DEFINED TERMS.

         Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture.

         21. CUSIP NUMBERS.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

         22. TAX TREATMENT.

         The Company, each Guarantor, and each Holder of a Security by acceptance of a Security, agree to (i) treat a Security as evidence of indebtedness for federal, state and local income tax purposes and (ii) use a discount rate with respect to the Security for purposes of Treasury Regulation Sections 1.1275-4(c) and 1.1274-2(c) & (g) such that the issue price will be equal to 100% of the original principal amount.

         23. GUARANTY.

         For value received and pursuant to and in accordance with the terms of the Indenture, the Guarantors have unconditionally guaranteed, as set forth in
Article X of the Indenture (the "Guaranty"), to each Holder of a Security and the Trustee the due and punctual payment of the principal of, premium (if any), and interest on, such Security when and as the same shall become due and payable for any reason in accordance with the terms of such Security and the Indenture. For value received and pursuant to and in accordance with the terms of the Indenture, JCC Holding has unconditionally guaranteed, as set forth in Article X of the Indenture, to each holder of a Subsidiary Guaranty and the Trustee that the obligations of each Subsidiary Guarantor will be promptly paid in full or performed in accordance with the terms of the various Subsidiary Guaranties and the Indenture. The Guarantors or the Subsidiary Guarantors may be released from their respective guaranties in accordance with the terms of the Indenture.

                                   EXHIBIT A-2

                             [FORM OF SERIES A NOTE]

                           JAZZ CASINO COMPANY, L.L.C.

                              SERIES A SENIOR NOTES

                                    DUE 2008

No.                                       $

         Jazz Casino Company, L.L.C., a Louisiana limited liability company (herein-after called the "Company," which term includes any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________ , or registered assigns, the principal sum of _____ Dollars, on March 30, 2008.

         Interest Payment Dates: March 30, June 30, September 30 and December
30. The first Interest Payment Date is June 30, 2001.

         Record Dates: March 15, June 15, September 15 and December 15. The first Record Date is June 15, 2001.

         Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed.

Dated:

                                 JAZZ CASINO COMPANY, L.L.C.

                                 By:
                                    ----------------------------------
                                             President

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities described in the within-mentioned Indenture.

                      -----------------------------------------------------
                      Wells Fargo Bank Minnesota, National Association, as
                      Trustee

                      By:
                         --------------------------------------------------
                      Authorized Signatory


Dated:

                           JAZZ CASINO COMPANY, L.L.C.

                                [FORM OF SERIES A
                                  SENIOR NOTES
                                    DUE 2008]

THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE INTERCREDITOR AGREEMENT (AS DEFINED IN THE INDENTURE), WHICH INTERCREDITOR AGREEMENT, AMONG OTHER THINGS, ESTABLISHES CERTAIN RIGHTS WITH RESPECT TO THE SECURITY FOR THIS NOTE AND THE SHARING OF PROCEEDS THEREOF WITH CERTAIN OTHER SECURED CREDITORS. COPIES OF SUCH INTERCREDITOR AGREEMENT WILL BE FURNISHED TO ANY HOLDER OF THIS NOTE UPON REQUEST TO THE COMPANY.

         1. INTEREST.

         Jazz Casino Company, L.L.C., a Louisiana limited liability company (the "Company"), promises to pay Fixed Interest on the principal amount of this Security from March 30, 2001 (the "Issue Date"). "Fixed Interest" means interest, payable on the Interest Payment Dates in accordance with the Indenture, at a rate per annum of LIBOR (as determined for the respective Interest Period) plus 275 basis points.

         The Company promises to pay Fixed Interest in Cash on each Interest Payment Date (March 30, June 30, September 30 and December 30), commencing June 30, 2001, to the Person in whose name this Security is registered at the close of business not less than fifteen days (March 15, June 15, September 15 or December 15) preceding such Interest Payment Date (each, a "Record Date"). Interest on this Security will be computed on the basis of a 360-day year, consisting of twelve 30-day months.

         In addition to payments of Fixed Interest, the Company will pay to the Holder of this Security in accordance with the terms of this Security and the Indenture such Holder's pro rata amount of principal as amortized below:

 Scheduled Repayment Date               Amount
 ------------------------               ------
 June 30, 2005                        $1,500,000

 September 30, 2005                   $1,500,000

 December 30, 2005                    $1,500,000

 March 30, 2006                       $1,500,000

 June 30, 2006                        $1,500,000

 September 30, 2006                   $1,500,000

 December 30, 2006                    $1,500,000

 March 30, 2007                       $1,500,000

 June 30, 2007                        $1,500,000

 September 30, 2007                   $1,500,000

 December 30, 2007                    $1,500,000

 Stated Maturity                      THE THEN OUTSTANDING AGGREGATE
                                      PRINCIPAL AMOUNT OF THE SECURITIES
                                      (TOGETHER WITH ALL ACCRUED AND UNPAID
                                      INTEREST THEREON).

         In addition, on each Semi-Annual Free Cash Flow Payment Date (November 15 and May 15), beginning with November 15, 2002 and ending with May 15, 2005, the Company shall pay an amount equal to 50% of Semi-Annual Free Cash Flow for the Semi-Annual Free Cash Flow Payment Period last ended before the respective Semi-Annual Free Cash Flow Payment Date.

         To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate per annum equal to Base Rate plus 375 basis points compounded quarterly, as determined from time to time, to the extent lawful.

         2. METHOD OF PAYMENT.

         The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender

Securities to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("Cash"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such Cash. The Company may deliver any such interest payment to the Paying Agent or the Company may mail any such interest payment to a Holder at the Holder's registered address. Notwithstanding the preceding two sentences, in the case of Securities of which The Depository Trust Company or its nominee is the Holder, such payments must be made by wire transfer of Federal funds.

         3. PAYING AGENT AND REGISTRAR.

         Initially, Wells Fargo Bank Minnesota, National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or Co-registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or Co-registrar.

         4. INDENTURE.

         The Company issued the Securities under an Indenture, dated as of March 30, 2001 (the "Indenture"), among the Company, JCC Holding, Canal Development, Fulton Development, JCC Development and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are secured obligations of the Company limited in aggregate principal amount to $124,520,000, except for Secondary Securities and except as otherwise provided in the Indenture.

         5. REDEMPTION.

         The Securities shall be redeemable in whole or in part at the election of the Company, except as set forth in the Indenture, at the Redemption Price at any time and from time to time, and shall be redeemed in whole or in part at any time pursuant to a Required Regulatory Redemption at the Redemption Price. Any redemption of the Securities shall comply with Article III of the Indenture.

         6. NOTICE OF REDEMPTION.

         Notice of redemption will be mailed by first class mail at least 10 days but not more than 60 days before the Redemption Date (unless a shorter notice period shall be required by applicable laws or by order of any Gaming Authority) to each Holder of Securities to be redeemed at his registered address. Securities may be redeemed in part.

         Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent (other than the Company or an Affiliate thereof) on such Redemption Date, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price, including any accrued and unpaid interest to the Redemption Date.

         7. DENOMINATIONS; TRANSFER; EXCHANGE.

         The Securities are in registered form, without coupons, in denominations of $1.00 and integral multiples of $1.00. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption.

         8. PERSONS DEEMED OWNERS.

         The registered Holder of a Security may be treated as the owner of it for all purposes.

         9. UNCLAIMED MONEY.

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

         10. AMENDMENT; SUPPLEMENT; WAIVER.

         Subject to certain exceptions set forth in the Indenture, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Security Documents, the Intercreditor Agreement or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, or make any other change that does not adversely affect the rights of any Holder of a Security.

         11. RESTRICTIVE COVENANTS.

         The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, issue additional Equity Interests, enter into transactions with Affiliates, incur Liens, sell assets, merge or consolidate with any other Person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

         12. SECURITY.

         In order to secure the obligations under the Indenture, the Company, the Guarantors and the Trustee or the Collateral Agent have entered into the Security Documents in order to create security interests in certain assets and properties of the Company. As more fully set forth in the Security Documents and
Section 4.6 of the Indenture, the rights of the Holders (and the Trustee on their behalf) to receive proceeds from the disposition of such assets and properties are subject to the lien priorities created in favor of (i) certain Obligations owing to the Collateral Agent, (ii) all reimbursement obligations pursuant to the Minimum Payment Guaranties and any interest thereon and (iii) unpaid Revolving Obligations.

         13. SALE OF ASSETS.

         Except as specifically provided in the Indenture, JCC Holding and its subsidiaries are not permitted to enter into a transaction of merger or consolidation or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or substantially all of their assets or enter into sale-leaseback transactions or purchase or otherwise acquire any part of the property or assets of any Person.

         14. GAMING LAWS.

         The rights of the Holder of this Security and any owner of any beneficial interest in this Security are subject to the gaming laws, regulations and the jurisdiction and requirements of the Gaming Authorities and the further limitations and requirements set forth in the Indenture.

         15. SUCCESSORS.

         When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

         16. DEFAULTS AND REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 50% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power.

         17. TRUSTEE DEALINGS WITH THE COMPANY.

         The Trustee under the Indenture may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company, the Guarantors or their respective Affiliates with the same rights it would have if it were not the Trustee; provided, however, that the Trustee shall use reasonable good-faith efforts so that it at no time becomes a Revolving Lender; provided further, that the foregoing provision shall in no event operate to prevent the

Trustee from acquiring all or any portion of the equity interests in any other Person which itself is a Revolving Lender (and as a result of which the Trustee could become a Revolving Lender).

         18. NO RECOURSE AGAINST OTHERS.

         An incorporator, director, officer, employee, stockholder or member, as such, of the Company or any Guarantor or any Affiliate thereof (including, without limitation, Harrah's Investor, Harrah's Management Company, HET and HOC, but excluding the Company and Guarantors themselves) shall not have any liability for any obligation of the Company or the Guarantors under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations, subject to certain exceptions set forth in the Indenture. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

         19. AUTHENTICATION.

         This Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the other side of this Security.

         20. ABBREVIATIONS AND DEFINED TERMS.

         Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture.

         21. CUSIP NUMBERS.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the

Securities and reliance may be placed only on the other identification numbers printed hereon.

         22. TAX TREATMENT.

         The Company, each Guarantor, and each Holder of a Security by acceptance of a Security, agree to (i) treat a Security as evidence of indebtedness for federal, state and local income tax purposes and (ii) use a discount rate with respect to the Security for purposes of Treasury Regulation Sections 1.1275-4(c) and 1.1274-2(c) & (g) such that the issue price will be equal to 100% of the original principal amount.

         23. GUARANTY.

         For value received and pursuant to and in accordance with the terms of the Indenture, the Guarantors have unconditionally guaranteed, as set forth in
Article X of the Indenture (the "Guaranty"), to each Holder of a Security and the Trustee the due and punctual payment of the principal of, premium (if any), and interest on, such Security when and as the same shall become due and payable for any reason in accordance with the terms of such Security and the Indenture. For value received and pursuant to and in accordance with the terms of the Indenture, JCC Holding has unconditionally guaranteed, as set forth in Article X of the Indenture, to each holder of a Subsidiary Guaranty and the Trustee that the obligations of each Subsidiary Guarantor will be promptly paid in full or performed in accordance with the terms of the various Subsidiary Guaranties and the Indenture. The Guarantors or the Subsidiary Guarantors may be released from their respective guaranties in accordance with the terms of the Indenture.

                                   EXHIBIT A-3

                             [FORM OF SERIES B NOTE]

                           JAZZ CASINO COMPANY, L.L.C.

                              SERIES B SENIOR NOTES

                                    DUE 2008

No.                                       $

         Jazz Casino Company, L.L.C., a Louisiana limited liability company (herein-after called the "Company," which term includes any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______, or registered assigns, the principal sum of ________ Dollars, on March 30, 2008.

         Interest Payment Dates: March 30, June 30, September 30 and December
30. The first Interest Payment Date is June 30, 2001.

         Record Dates: March 15, June 15, September 15 and December 15. The first Record Date is June 15, 2001.

         Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed.

Dated:

                                          JAZZ CASINO COMPANY, L.L.C.

                                          By:
                                             --------------------------------
                                                       President

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

       This is one of the Securities described in the within-mentioned
Indenture.

                            ----------------------------------------------------
                            Wells Fargo Bank Minnesota, National Association, as Trustee

                            By:
                               -------------------------------------------------
                            Authorized Signatory


Dated:

                           JAZZ CASINO COMPANY, L.L.C.

                                [FORM OF SERIES B
                                  SENIOR NOTES
                                    DUE 2008]

THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE INTERCREDITOR AGREEMENT (AS DEFINED IN THE INDENTURE), WHICH INTERCREDITOR AGREEMENT, AMONG OTHER THINGS, ESTABLISHES CERTAIN RIGHTS WITH RESPECT TO THE SECURITY FOR THIS NOTE AND THE SHARING OF PROCEEDS THEREOF WITH CERTAIN OTHER SECURED CREDITORS. COPIES OF SUCH INTERCREDITOR AGREEMENT WILL BE FURNISHED TO ANY HOLDER OF THIS NOTE UPON REQUEST TO THE COMPANY.

         1. INTEREST.

         Jazz Casino Company, L.L.C., a Louisiana limited liability company (the "Company"), promises to pay Fixed Interest on the principal amount of this Security from March 30, 2001 (the "Issue Date"). "Fixed Interest" means interest, payable on the Interest Payment Dates in accordance with the Indenture, at a rate per annum of LIBOR (as determined for the respective Interest Period) plus 275 basis points.

         During the PIK Period, the Company promises to pay 100% of the Fixed Interest due and payable on the Series B Notes in Cash or, at the option of the Company, through the issuance of Secondary Securities. Notwithstanding anything to the contrary contained above, if any Securities (not divided into Series A Notes and Series B Notes) are outstanding at a time when any Series B Notes are outstanding, then if the PIK Option is exercised with respect to any Securities or Series B Notes, and if the Company elects the PIK Option for less than the maximum amounts permitted in section 2.2(e) of the Indenture, then in each case the percentage of Fixed Interest payable through the issuance of Secondary Securities with respect to the Series B Notes shall be twice the percentage of Fixed Interest paid on Securities not divided into Series A Notes and Series B Notes. If, pursuant to this paragraph, the Company issues Secondary Securities as partial Cash payment of Fixed Interest, it shall give notice to the Trustee not less than five Business Days prior to the applicable Interest Payment Date, and shall instruct the Trustee (upon written order of the

Company signed by an Officer of the Company given not less than five nor more than 45 days prior to such Interest Payment Date) to authenticate Secondary Securities, dated such Interest Payment Date, in a principal amount equal to the amount of Fixed Interest not paid in Cash in respect of this Security on such Interest Payment Date. Each issuance of Secondary Securities as partial Cash payments of Fixed Interest on the Securities shall be made pro rata with respect to the outstanding Securities. Any such Secondary Securities shall be governed by the Indenture and shall be subject to the same terms (including the maturity date and the rate of interest from time to time payable thereon) as this Security (except, as the case may be, with respect to the title, issuance date and aggregate principal amount). The term Securities shall include the Secondary Securities that may be issued under the Indenture.

         Interest on this Security will be payable on each Interest Payment Date (March 30, June 30, September 30 and December 30), commencing June 30, 2001, to the Person in whose name this Security is registered at the close of business not less than fifteen days (March 15, June 15, September 15 or December 15) preceding such Interest Payment Date (each, a "Record Date"). Interest on this Security will be computed on the basis of a 360-day year, consisting of twelve 30-day months.

         In addition to payments of Fixed Interest, the Company will pay to the Holder of this Security in accordance with the terms of this Security and the Indenture such Holder's pro rata amount of principal as amortized below:

 Scheduled Repayment Date               Amount
 ------------------------               ------
 June 30, 2005                        $1,500,000

 September 30, 2005                   $1,500,000

 December 30, 2005                    $1,500,000

 March 30, 2006                       $1,500,000

 June 30, 2006                        $1,500,000

 September 30, 2006                   $1,500,000

 December 30, 2006                    $1,500,000

 March 30, 2007                       $1,500,000

 June 30, 2007                        $1,500,000


 September 30, 2007                   $1,500,000

 December 30, 2007                    $1,500,000

 Stated Maturity                      The then outstanding aggregate principal
                                      amount of the Securities (together with
                                      all accrued and unpaid interest thereon).

         In addition, on each Semi-Annual Free Cash Flow Payment Date (November 15 and May 15), beginning with November 15, 2002 and ending with May 15, 2005, the Company shall pay an amount equal to 50% of Semi-Annual Free Cash Flow for the Semi-Annual Free Cash Flow Payment Period last ended before the respective Semi-Annual Free Cash Flow Payment Date.

         To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate per annum equal to Base Rate plus 375 basis points compounded quarterly, as determined from time to time, to the extent lawful.

         2. METHOD OF PAYMENT.

         The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("Cash") (or, pursuant to Paragraph 1 hereof, in Secondary Securities). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such Cash (or, pursuant to Paragraph 1 hereof, in Secondary Securities). The Company may deliver any such interest payment to the Paying Agent or the Company may mail any such interest payment to a Holder at the Holder's registered address. Notwithstanding the preceding two sentences, in the case of Securities of which The Depository Trust Company or its nominee is the Holder, such payments must be made by wire transfer of Federal funds (or, pursuant to Paragraph 1 hereof, in Secondary Securities).

         3. PAYING AGENT AND REGISTRAR.

         Initially, Wells Fargo Bank Minnesota, National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or Co-registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or Co-registrar.

         4. INDENTURE.

         The Company issued the Securities under an Indenture, dated as of March 30, 2001 (the "Indenture"), among the Company, JCC Holding, Canal Development, Fulton Development, JCC Development and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are secured obligations of the Company limited in aggregate principal amount to $124,520,000, except for Secondary Securities and except as otherwise provided in the Indenture.

         5. REDEMPTION.

         The Securities shall be redeemable in whole or in part at the election of the Company, except as set forth in the Indenture, at the Redemption Price at any time and from time to time, and shall be redeemed in whole or in part at any time pursuant to a Required Regulatory Redemption at the Redemption Price. Any redemption of the Securities shall comply with Article III of the Indenture.

         6. NOTICE OF REDEMPTION.

         Notice of redemption will be mailed by first class mail at least 10 days but not more than 60 days before the Redemption Date (unless a shorter notice period shall be required by applicable laws or by order of any Gaming Authority) to each Holder of Securities to be redeemed at his registered address. Securities may be redeemed in part.

         Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent (other than the Company or an Affiliate thereof) on such Redemption Date, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price, including any accrued and unpaid interest to the Redemption Date.

         7. DENOMINATIONS; TRANSFER; EXCHANGE.

         The Securities are in registered form, without coupons, in denominations of $1.00 and integral multiples of $1.00. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption.

         8. PERSONS DEEMED OWNERS.

         The registered Holder of a Security may be treated as the owner of it for all purposes.

         9. UNCLAIMED MONEY.

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

         10. AMENDMENT; SUPPLEMENT; WAIVER.

         Subject to certain exceptions set forth in the Indenture, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Security Documents, the Intercreditor Agreement or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, or make any other change that does not adversely affect the rights of any Holder of a Security.

         11. RESTRICTIVE COVENANTS.

         The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, issue additional Equity Interests, enter into transactions with Affiliates, incur Liens, sell assets, merge or consolidate with any other Person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

         12. SECURITY.

         In order to secure the obligations under the Indenture, the Company, the Guarantors and the Trustee or the Collateral Agent have entered into the Security Documents in order to create security interests in certain assets and properties of the Company. As more fully set forth in the Security Documents and
Section 4.6 of the Indenture, the rights of the Holders (and the Trustee on their behalf) to receive proceeds from the disposition of such assets and properties are subject to the lien priorities created in favor of (i) certain Obligations owing to the Collateral Agent, (ii) all reimbursement obligations pursuant to the Minimum Payment Guaranties and any interest thereon and (iii) unpaid Revolving Obligations.

         13. SALE OF ASSETS.

         Except as specifically provided in the Indenture, JCC Holding and its subsidiaries are not permitted to enter into a transaction of merger or consolidation or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or substantially all of their assets or enter into sale-leaseback transactions or purchase or otherwise acquire any part of the property or assets of any Person.

         14. GAMING LAWS.

         The rights of the Holder of this Security and any owner of any beneficial interest in this Security are subject to the gaming laws, regulations and the jurisdiction and requirements of the Gaming Authorities and the further limitations and requirements set forth in the Indenture.

         15. SUCCESSORS.

         When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

         16. DEFAULTS AND REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 50% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power.

         17. TRUSTEE DEALINGS WITH THE COMPANY.

         The Trustee under the Indenture may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company, the Guarantors or their respective Affiliates with the same rights it would have if it were not the Trustee; provided, however, that the Trustee shall use reasonable good-faith efforts so that it at no time becomes a Revolving Lender; provided further, that the foregoing provision shall in no event operate to prevent the Trustee from acquiring all or any portion of the equity interests in any other Person which itself is a Revolving Lender (and as a result of which the Trustee could become a Revolving Lender).

         18. NO RECOURSE AGAINST OTHERS.

         An incorporator, director, officer, employee, stockholder or member, as such, of the Company or any Guarantor or any Affiliate thereof (including, without limitation, Harrah's Investor, Harrah's Management Company, HET and HOC, but excluding the Company and Guarantors themselves) shall not have any liability for any obligation of the Company or the Guarantors under the Securities or the

Indenture or for any claim based on, in respect of or by reason of such obligations, subject to certain exceptions set forth in the Indenture. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

         19. AUTHENTICATION.

         This Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the other side of this Security.

         20. ABBREVIATIONS AND DEFINED TERMS.

         Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture.

         21. CUSIP NUMBERS.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

         22. TAX TREATMENT.

         The Company, each Guarantor, and each Holder of a Security by acceptance of a Security, agree to (i) treat a Security as evidence of indebtedness for federal, state and local income tax purposes and (ii) use a discount rate with respect to the Security for purposes of Treasury Regulation Sections 1.1275-4(c) and 1.1274-2(c) & (g) such that the issue price will be equal to 100% of the original principal amount.

         23. GUARANTY.

         For value received and pursuant to and in accordance with the terms of the Indenture, the Guarantors have unconditionally guaranteed, as set forth in
Article X of the Indenture (the "Guaranty"), to each Holder of a Security and the Trustee the due and punctual payment of the principal of, premium (if any), and interest on, such Security when and as the same shall become due and payable for any reason in accordance with the terms of such Security and the Indenture. For value received and pursuant to and in accordance with the terms of the Indenture, JCC Holding has unconditionally guaranteed, as set forth in Article X of the Indenture, to each holder of a Subsidiary Guaranty and the Trustee that the obligations of each Subsidiary Guarantor will be promptly paid in full or performed in accordance with the terms of the various Subsidiary Guaranties and the Indenture. The Guarantors or the Subsidiary Guarantors may be released from their respective guaranties in accordance with the terms of the Indenture.

                                  EXHIBIT A-4

                              [FORM OF ASSIGNMENT]

               I or we assign this Security to


----------------------------------------------------

----------------------------------------------------

----------------------------------------------------
(Print or type name, address and zip code of assignee)

         Please insert Social Security or other identifying number of assignee ______________ ____________and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:                     Signed:

      -----------------    ---------------------------

     (Sign exactly as your name appears on the other side of this Security)

------------------------------------

Signature guarantee should be made by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.

                                   EXHIBIT A-5

                  [FORM OF OPTION OF HOLDER TO ELECT PURCHASE]

         If you want to elect to have this Security purchased by the Company pursuant to Article VIII of the Indenture, sign and date this election form as indicated below.

         If you want to elect to have only part of this Security purchased by the Company pursuant to the Indenture, state the principal amount you want to be purchased:

$
 ----------------

Dated:                     Signed:

      -----------------    ---------------------------

     (Sign exactly as your name appears on the other side of this Security)

                                    EXHIBIT B

              Closing Conditions and Representations and Warranties

I. Closing Conditions

Each of JCC Holding, the Company and the other Guarantors agrees to take, or causes to be taken, the following actions on or prior to the Issue Date.

         1. Execution of Indenture; Securities. (i) This Indenture shall be executed and delivered and (ii) there shall be delivered to the Trustee for the account of each Holder the appropriate Securities, executed by the Company, in each case in the amount, maturity and as otherwise provided herein.

         2. Fees, Etc. On the Issue Date, the Company shall have paid to the Trustee all costs, fees and expenses (including, without limitation, legal fees and expenses of counsel to the Trustee only, title premiums, survey charges and recording taxes and fees) payable to the Trustee then due.

         3. Officer's Certificate. On the Issue Date, the Trustee shall have received a certificate dated the Issue Date signed on behalf of the Company by an Authorized Representative of the Company stating that all of the conditions in Sections 6, 7, 9, 10, 11, 12, 13, 20, 21, 22, and 23 of this Section I of
                  Exhibit B have been satisfied on such date.

         4. Opinions of Counsel. On the Issue Date, the Trustee shall have received (i) from Latham & Watkins, special counsel to Harrah's Management Company, an opinion addressed to the Trustee dated the Issue Date in the form of Exhibit C-1, (ii) from Kevin Colomb, General Counsel to Harrah's Management Company, an opinion addressed to the Trustee dated the Issue Date in the form of Exhibit C-2, (iii) from Adams & Reese
                  LLP, Louisiana counsel to the Company, an opinion addressed to the Trustee and dated the Issue Date in the form of Exhibit C-3, (iv) from Pillsbury Winthrop, LLP, New York counsel to the Company, an opinion addressed to the Trustee and dated the Issue Date in the form of Exhibit C-4, and (v) from William

                                  Exhibit B - 2

                  H. Patrick, Esq., special counsel to the Company for Louisiana gaming matters in the form of Exhibit C-5.

         5. Corporate Documents; Proceedings; etc. On the Issue Date, the Trustee shall have received a certificate, dated the Issue Date, signed by an Authorized Representative of each of the Credit Parties, and attested to by another Authorized Representative of each such Credit Party, in the form of Exhibit D with appropriate insertions, together with copies of such Credit Party's certificate of incorporation and by-laws (or other relevant organizational documents), as the case may be, and the resolutions or other appropriate authorizing documents of such Credit Party referred to in such certificate, and the foregoing shall be in form and substance reasonably satisfactory to the Trustee.

         6. Debt Agreements. On the Issue Date, there shall have been delivered to the Trustee true and correct copies, certified as true and complete by an Authorized Representative of JCC Holding, of all agreements evidencing or relating to Indebtedness of JCC Holding or any of its Subsidiaries which is to remain outstanding after the Issue Date (collectively, the "Debt Agreements").

         7. Leases; Etc. On the Issue Date, there shall have been delivered to the Trustee, true and correct copies, certified as true and complete by an Authorized Representative of the Company, of all Leases. Furthermore, (i) the Collateral
                  Agent shall have been registered as the Registered Leasehold Mortgagee under (and as defined in) the Casino Operating Contract, (ii) the notice address for the Collateral Agent as Leasehold Mortgagee under (and as defined in) the Casino Lease shall have been delivered to the RDC.

         8. Confirmation of Plan of Reorganization. On or prior to the Issue Date, (i) there shall have been delivered to the Trustee true and correct copies of the Plan of Reorganization and the Disclosure Statement, (ii) a Confirmation Order shall have been entered, (iii) the order referenced in preceding clause
                  (ii) shall not have been stayed and shall have become final and non-appealable and (iv) all conditions precedent to the effective date of the Plan of Reorganization shall have been satisfied.

                                  Exhibit B - 3

         9. Revolving Credit Facility. On or prior to the Issue Date, (i) the Company and the Revolving Lenders shall have entered into the Revolving Credit Agreement and (ii) there shall have been delivered to the Trustee true and correct copies of the Revolving Credit Agreement Documents.

         10.      Releases. [Intentionally Omitted].

         11.      Issuance of New Common Stock. On or prior to the Issue Date,
                  (i) JCC Holding shall have issued all shares of New Common Stock in accordance with and pursuant to the Plan of Reorganization and (ii) there shall have been delivered to the Trustee true and correct copies of the New Common Stock Documents.

         12. Management Agreement. On the Issue Date, there shall have been delivered to the Trustee (i) a true and correct copy, certified as true and complete by an Authorized Representative of the Company, of the Management Agreement (including all exhibits and schedules thereto). Except for the Management Agreement, the Company shall not be a party to any other management agreement or arrangement with respect to the Casino or otherwise.

         13. Pledge Agreement. On the Issue Date, JCC Holding, the Company and each Subsidiary Guarantor shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit E (as modified, supplemented or amended from time to time, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee, all the Pledged Securities, if any, referred to therein then owned by JCC Holding, the Company and each Subsidiary Guarantor (to the extent required to be delivered on the Issue Date pursuant to the terms thereof), (i) endorsed in blank in the case of promissory notes constituting Pledged Securities and (ii) together with executed and undated stock powers, in the case of capital stock constituting Pledged Securities.

         14. Security Agreement. On the Issue Date, JCC Holding, the Company and each Subsidiary Guarantor shall have duly authorized, executed and delivered a Security Agreement in the form of Exhibit F (as modified, supplemented or amended from time to time, the "Security

                                  Exhibit B - 4

                  Agreement") covering all of JCC Holding's, the Company's and each Subsidiary Guarantor's present and future Security Agreement Collateral, together with:

                  (a) proper Financing Statements (Form UCC-1) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or desirable to perfect the security interests purported to be created by the Security Agreement;

                  (b) unless otherwise previously provided, certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name JCC Holding, the Company or any Subsidiary Guarantor as debtor and that are filed in the jurisdictions referred to in clause (a) above, together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination or assignment statements (Form UCC-3) or such other termination statements as shall be required by local law) fully executed for filing;

                  (c) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or desirable to perfect the security interests intended to be created by the Security Agreement; and

                  (d) evidence that JCC Holding, the Company and the Subsidiary Guarantors have obtained all necessary consents to permit them to assign to the Collateral Agent pursuant to the Security Agreement all of the their right, title and interest in and to all material Permits required to be obtained by the Issue Date in connection with the ownership, lease, construction, equipping and operation of the Project or any facilities or services ancillary thereto and the other transactions contemplated by the Revolving Credit Agreement Documents and the other Documents and otherwise referred to herein or therein, Project Documents, construction documents, architectural and


                                  Exhibit B - 5
                           engineering documents, maintenance, management (including the Management Agreement), leasing and service documents and franchise contracts relating to the Project (other than (i) the Casino Operating Contract and (ii) to the extent a security interest therein cannot be so granted under applicable law, any other Permit).

         15. Mortgages. On the Issue Date, the Collateral Agent shall have received a copy certified by the Recorder of Mortgages for Orleans Parish, Louisiana of fully executed mortgages in the form of Exhibits G-1 through G-4, inclusive (as modified, supplemented or amended from time to time, each a "Mortgage" and, collectively, the "Mortgages"), which Mortgages shall cover (i) in the case of the Mortgage executed and delivered in the form of Exhibit G-1 (as modified, supplemented or amended from time to time, the "Company Mortgage"), the Casino Lease and the Company's fee simple estate or leasehold estate or other interest, as the case may be, in such other Real Property owned or leased by the Company (each, a "Company Mortgaged Property" and, collectively, the "Company Mortgaged Properties"), (ii) in the case of the Mortgage executed and delivered in the form of Exhibit G-2 (as modified, supplemented or amended from time to time, the "JCC Development Mortgage"), JCC Development's interest as sublessee in the Second Floor Sublease and JCC Development's fee simple estate or leasehold estate or other interest, as the case may be, in such other Real Property owned or leased by JCC Development (each a "JCC Development Mortgaged Property" and, collectively, the "JCC Development Mortgaged Properties"), (iii) in the case of the Mortgage executed and delivered in the form of Exhibit G-3 (as modified, supplemented or amended from time to time, the "Canal Development Mortgage"), Canal Development's fee simple estate or leasehold estate or other interest, as the case may be, in such Real Property owned or leased by Canal Development (each a "Canal Development Mortgaged Property" and, collectively, the "Canal Development Mortgaged Properties"), and (iv) in the case of the Mortgage executed and delivered in the form of Exhibit G-4 (as modified, supplemented or amended from time to time, the "Fulton Development Mortgage"), Fulton Development's fee simple estate or leasehold estate or other interest, as the case may be, in such Real Property owned or leased by Fulton Development (each a "Fulton Development Mortgaged Property" and, collectively, the "Fulton Development Mortgaged Proper- ties"), and each of which Mortgages shall have been recorded in Orleans Parish, Louisiana to effectively create a valid and enforceable mortgage lien.

                                  Exhibit B - 6

         16. Intercreditor Agreement. On the Issue Date, the Trustee, the Collateral Agent, and the Revolving Lenders shall have duly authorized, executed and delivered an Intercreditor Agreement in the form of Exhibit H (as modified, supplemented or amended from time to time, the "Intercreditor Agreement"), and the Intercreditor Agreement shall be in full force and effect.

         17. Consent Letter. On the Issue Date, the Trustee shall have received a letter from CT Corporation System, presently located at 1633 Broadway, New York, New York 10019, substantially in the form of Exhibit I, indicating its consent to its appointment by each Credit Party as its agent to receive service of process as specified in Section 11.8 of the Indenture.

         18. Manager Subordination Agreement. On the Issue Date, the Company and Harrah's Management Company shall have duly authorized, executed and delivered a Subordination Agreement in the form of Exhibit J (as modified, supplemented or amended from time to time, the "Manager Subordination Agreement"), and the Manager Subordination Agreement shall be in full force and effect.

         19. Registration Rights Agreements. On the Issue Date, the Company and each Holder listed in Exhibit A to the Registration Rights Agreements shall have duly authorized, executed and delivered the Registration Rights Agreements in the form of Exhibits M and N (as modified, supplemented or amended from time to time, collectively, the "Registration Rights Agreements"), and the Registration Rights Agreements shall remain in full force and effect.

         20.      Adverse Change; Approvals; Permits; etc.

                  (a) On the Issue Date, nothing shall have occurred which is reasonably likely to have a material adverse effect (i) on the rights or remedies of the Trustee or the Revolving Lenders, or on the ability of any Credit Party to perform their respective obligations to the Trustee and the Revolving Lenders or (ii) on the business, property, assets, liabilities, condition (financial

                                  Exhibit B - 7
                           or otherwise) or prospects of any Credit Party from that set forth in the Financial Forecast.

                  (b) On or prior to the Issue Date, all necessary governmental (domestic and foreign) and third party approvals (including, without limitation, all approvals of the Bankruptcy Court having jurisdiction over the Credit Parties' bankruptcy case) and Permits (including, without limitation, the Casino Operating Contract) (other than approvals and Permits as are immaterial to the construction or operation of the Project) required to be obtained by such date in connection with the ownership, lease, construction and operation of the Project or any facilities or services ancillary thereto and the other transactions contemplated by the Revolving Credit Agreement Documents and the other Documents and otherwise referred to herein or therein shall have been obtained and remain in full force and effect, and no action shall have been taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the completion of the Project or the consummation of the transactions contemplated by this Indenture and the other Documents. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified (i) challenging the legality, validity or enforceability of any such Permit or the legality or validity of the process pursuant to which such Permit was issued or (ii) prohibiting or imposing materially adverse conditions upon the completion of the Project or the consummation of the transactions contemplated by this Indenture and the other Documents.

                  (c) On or prior to the Issue Date, there shall have been delivered to the Trustee evidence that the Holders of the Securities are qualified under the Louisiana Gaming Regulations as financial sources or qualifiers, or are exempt or waived from, or are presumed qualified under, the provisions thereof, and the Trustee shall be satisfied that no other Louisiana gaming license, authorization, qualification, waiver or exemption of the Holders of the Securities is required on or prior to the Issue

                                Exhibit B - 8

                           Date by reason of this Indenture or the Security Documents. The Trustee shall be satisfied with any conditions or requirements imposed by Louisiana or other relevant Gaming Authorities upon the Holders of the Securities, this Indenture, the Security Documents or the Collateral.

                  (d) On or prior to the Issue Date, the Company, HET, HOC and Harrah's Management Company shall have received any qualifications required on or prior to the Issue Date under applicable Gaming Regulations in connection with this Indenture, the Security Documents and the Transaction, and the Company, HET, HOC and Harrah's Management Company shall have received all other approvals, authorizations or consents of, or notices to or registrations with any governmental body and required releases and consents from any other appropriate Persons in connection with this Indenture, the Security Documents and the Transaction and required on or prior to the Issue Date.

                  (e) On the Issue Date, there shall have been delivered to the Trustee true and correct copies, certified as true and complete by an Authorized Representative of the Company, of all such approvals and Permits referred to in this Section 20 and required to be obtained by the Issue Date.

         21. Litigation. On the Issue Date, no litigation by any entity (private or governmental) shall be pending or threatened (except that litigation which is identified in the attached Exhibit K) (i) with respect to the Indenture, the other Documents or with respect to the Transaction or (ii) which could have a material adverse effect on the business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Company.

         22.      Minimum Payment Guaranty; etc.

                  (a) On the Issue Date, HET and HOC shall have duly authorized, executed and delivered the initial Minimum Payment Guaranty in favor of the LGCB as required by Section 25.1 of the Casino Operating Contract and, in connection therewith, HET,

                                Exhibit B - 9

                           HOC and the Company shall have entered into the HET/JCC Agreement.

                  (b) On the Issue Date, there shall have been delivered to the Trustee true and correct copies, certified as true and complete by an Authorized Representative of Company, of all of the Minimum Payment Guaranty Documents, all of which shall be reasonably satisfactory to the Trustee.

         23. No Default; Representations and Warranties. On the Issue Date and after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties as set forth in Part II of this Schedule B, in the Security Documents and in the other Revolving Credit Agreement Documents shall be true and correct in all material respects (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                           The issuance of the Securities on the Issue Date
                  shall be deemed to constitute a representation and warranty by the Company to the Trustee that all of the conditions specified in this Exhibit B exist (and have been satisfied) as of that time. All of the Securities, certificates, legal opinions and other documents and papers referred to in the Indenture, unless otherwise specified, shall be delivered to the Trustee at the Notice Office for the account of each of the Holders of the Securities and, except for the Securities, in sufficient counterparts for each of the Holders of the Securities and shall be in form and substance reasonably satisfactory to the Holders of the Securities.

                                 Exhibit B - 10

II. Representations, Warranties and Agreements. In order to induce the Holders of the Securities to accept the Securities, each of JCC Holding, the Company and the Guarantors makes the following representations, warranties and agreements, with the occurrence of the Issue Date being deemed to constitute a representation and warranty that the matters specified in this Exhibit B are true and correct in all material respects on the Issue Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

         1. Status. Each of JCC Holding and its Subsidiaries (i) is a duly organized and validly existing corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the requisite power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (finan-cial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole.

         2. Power and Authority. Each of JCC Holding and its Subsidiaries has the corporate or limited liability company, as the case may be, power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary action to authorize the execution, delivery and performance by it of each of such Documents. Each of JCC Holding and its Subsidiaries has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                                Exhibit B - 11

         3. No Violation. Neither the execution, delivery or performance by JCC Holding or any of its Subsidiaries of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the properties or assets of JCC Holding or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument to which JCC Holding or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws, or other organizational documents, of JCC Holding or any of its Subsidiaries.

         4. Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the Issue Date and excluding any such items which are not required to be obtained or in effect as of the Issue
                  Date), or exemption by, any governmental or public body or authority (including, without limitation, any Gaming Authority), or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document, (ii) the consummation of the Transaction or (iii) the legality, validity, binding effect or enforceability of any such Document, except where the failure to so obtain would not (x) have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Company or JCC Holding and its Subsidiaries taken as a whole or (y) adversely affect the Holders of the Securities, the Trustee, the Collateral Agent or their rights under, or the legality, validity, binding effect or enforceability of, any Senior Note Document.

         5. Financial Statements; Financial Condition; Undisclosed Liabilities; Financial Projections.

                                Exhibit B - 12

                  (a) On and as of the Issue Date, (i) the Financial Forecast was prepared based upon the assumptions described therein for the periods presented, (ii) the Financial Forecast was based on good faith assumptions and estimates, and (iii) although a range of possible different assumptions and estimates might also be reasonable, neither JCC Holding nor the Company is aware of any facts that would lead it to believe that the assumptions and estimates on which the Financial Forecast was based are not reasonable; provided that no assurance can be given that the projected results will be realized or with respect to the ability of the Company to achieve the projected results, and while the Financial Forecast is necessarily presented with numerical specificity, the actual results achieved during the periods presented in all likelihood will differ from the projected results and such differences may be material.

                  (b) Except as fully disclosed in the Financial Forecast, there were as of the Issue Date no liabilities or obligations with respect to JCC Holding or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Company or JCC Holding and its Subsidiaries taken as a whole.

         6. Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of JCC Holding and the Company, threatened (except that litigation which is identified in the attached Exhibit K) (i) with respect to any Document or (ii) that could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Company or JCC Holding and its Subsidiaries taken as a whole.

         7. True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of JCC Holding or the Company in writing to the Trustee for purposes of or in connection with this Indenture, the other Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of JCC Holding or the

                                Exhibit B - 13

                  Company in writing to the Trustee, will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

         8. Use of Proceeds; Margin Regulations. No part of the proceeds of any Securities (or Indebtedness refinanced therewith) was used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making (or deemed making) of any Securities nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, Regulation U or Regulation X.

         9. Tax Returns and Payments. Each of JCC Holding and its Subsidiaries has timely filed or caused to be timely filed, on the due dates thereof or within applicable extension or grace periods, with the appropriate taxing authority, all material U.S. federal, state, city and other returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of JCC Holding and its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of JCC Holding and its Subsidiaries for the periods covered thereby. Each of JCC Holding and its Subsidiaries has paid all material taxes payable by it other than taxes which are not delinquent, and other than those contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of JCC Holding and the Company, threatened by any taxing authority regarding any taxes relating to JCC Holding and its Subsidiaries. As of the Issue Date, neither JCC Holding nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of JCC Holding or such Subsidiary. Neither JCC Holding nor any of its Subsidiaries has provided, with respect to itself or property held by it, any consent under Section 341 of the Code.

                                Exhibit B - 14

         10. Compliance with ERISA. Each Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of
                  Section 412 of the Code; all contributions required to be made with respect to a Plan have been timely made; neither JCC Holding nor any of its Subsidiaries nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063,
                  4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29),
                  4971 or 4975 of the Code or expects to incur any liability (including any indirect, contingent, or secondary liability) under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan; no condition exists which presents a material risk to JCC Holding or any of its Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no lien imposed under the Code or ERISA on the assets of JCC Holding or any of its Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any Plan; and JCC Holding and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability. The representations and warranties in this Section II(10) of Exhibit B shall only apply insofar as the matters referred to in this Section II(10) of Exhibit B present a risk of material liability to JCC Holding or any of its Subsidiaries or ERISA Affiliates. With respect to a multi-employer plan as defined in Section 4001(a)(3) of ERISA, it is understood and agreed that the representations and warranties of this Section II(10) of Exhibit B are based solely on nonreceipt by JCC Holding or its Subsidiaries or ERISA Affiliates of written notice from the PBGC or a Plan Administrator referring to material violations or material liabilities affecting JCC Holding or its Subsidiaries or ERISA Affiliates in respect of the matters referred to in such representations and warranties.


                                Exhibit B - 15

         11.      The Security Documents.

                  (a) The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors (subject to the provisions of the Intercreditor Agreement) a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein, and the Security Agreement, upon the filing of Form UCC-1 financing statements or the appropriate equivalent (which filings have been made), creates a fully perfected (except as otherwise expressly provided in Section 3.2(d) of the Pledge Agreement with respect to Gaming Patron Indebtedness) lien on, and security interest in, all right, title and interest in all of the Security Agreement Collateral described therein, subject to no other Liens other than Permitted Liens. The recordation of the Assignment of Security Interest in U.S. Patents and Trademarks in the form attached to the Security Agreement in the United States Patent and Trademark Office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective, under applicable law, to perfect the security interest granted to the Collateral Agent in the trademarks and patents covered by the Security Agreement and the recordation of the Assignment of Security Interest in U.S. Copyrights in the form attached to the Security Agreement with the United States Copyright Office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective under federal law to perfect the security interest granted to the Collateral Agent in the copyrights covered by the Security Agreement. Each Credit Party has good and valid title to all Security Agreement Collateral described therein, free and clear of all Liens except those described above in this clause (a).

                  (b) The security interests created in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors (subject to the provisions of the Intercreditor Agreement) under the Pledge Agreement constitute first priority perfected (except as otherwise expressly provided in Section 3.2(d) of the Pledge Agreement with respect to Gaming Patron Indebtedness) security interests in the Pledge Agreement Collateral, subject

                                Exhibit B - 16
                           to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Securities and the proceeds thereof under the Pledge Agreement.

                  (c) Upon the establishment of any Pledged Account in accordance with the Security Agreement, and until the termination of such Security Agreement in accordance with its respective terms, the security interests created in favor of the Collateral Agent for the benefit of the Secured Creditors (subject to the provisions of the Intercreditor Agreement) under such Security Agreement will constitute perfected security interests in the Collateral (as defined in such Security Agreement), subject to no security interests of any other Person (other than Permitted Liens). No filings or recordings are required (other than those that have been made) in order to perfect (or maintain the perfection or priority of) the security interests created in such Collateral.

                  (d) The Mortgages create, as security for the obligations purported to be secured thereby, valid and enforceable perfected security interests in and mortgage liens on all of the Mortgaged Properties in favor of the Collateral Agent for the benefit of the Secured Creditors (subject to the provisions of the Intercreditor Agreement), superior to and prior to the rights of all third Persons (except that the security interest and mortgage lien created in the Mortgaged Properties may be subject to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Permitted Liens). Each of JCC Holding and its Subsidiaries has good and merchantable title to all fee-owned Mortgaged Properties and valid leasehold title to all leasehold Mortgaged Properties, in each case free and clear of all leases, occupancy interests and all Liens except those described in the first sentence of this subsection (d).

         12. Representations and Warranties in Documents. On the Issue Date, all representations and warranties set forth in the Documents were true

                                Exhibit B - 17
                  and correct in all material respects at the time as of which such representations and warranties were made (or deemed made).

         13. Properties. Each of JCC Holding and its Subsidiaries has good and valid title to all material properties owned by it (except as sold or otherwise disposed of in the ordinary course of business), free and clear of all Liens, other than Permitted Liens. On the Issue Date, the Mortgages set forth a true and complete description of all Real Property owned or leased by JCC Holding and its Subsidiaries and sets forth the direct owner or lessee thereof.

         14.      Capitalization.

                  (a) On the Issue Date, the authorized capital stock of JCC Holding shall consist of 40,000,000 shares of common stock, $.01 par value per share, of which no more than 12,386,200 shares are issued and outstanding. All such outstanding shares of common stock have been duly and validly issued, are fully paid and non-assessable and are free of preemptive rights. As of the Issue Date, JCC Holding does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

                  (b) 100% of the Equity Interests in each of the Company, JCC Development, Canal Development and Fulton Development are owned by JCC Holding, and all such Equity Interests are fully paid and nonassessable and are free of preemptive rights. As of the Issue Date, none of the Company, JCC Development, Canal Development or Fulton Development has outstanding any securities convertible into or exchangeable for its Equity Interests or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its Equity Interests.

                                Exhibit B - 18

         15. Subsidiaries. As of the Issue Date, JCC Holding has no Subsidiaries other than the Company, JCC Development, Canal Development and Fulton Development, each of which is a direct Wholly-Owned Subsidiary of JCC Holding.

         16.      Compliance with Statutes, Etc.

                  (a) Each of JCC Holding and its Subsidiaries is in compliance with all applicable statutes, laws, ordinances, codes, rules, regulations and orders of, and all applicable restrictions imposed by and all applicable Permits issued by, all governmental bodies, domestic or foreign, in respect of the conduct of its business, the ownership of its property and the construction and operation of the Casino (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) to the extent required as of the Issue Date, except such instances of noncompliance as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Company or JCC Holding and its Subsidiaries taken as a whole.

                  (b) All necessary governmental (domestic and foreign) and third party approvals and Permits (including, without limitation, the Casino Operating Contract) (other than any approvals and Permits as are immaterial to the operation of the Casino) required to be obtained by the date upon which this representation is being made or deemed made in connection with the ownership, lease, construction and operation of the Casino or any facilities or services ancillary thereto and the other transactions contemplated by the Revolving Credit Agreement Documents and the other Documents and otherwise referred to herein or therein have been obtained and remain in full force and effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the operation of the Casino or the consummation of the transactions contemplated by this Indenture and the

                                Exhibit B - 19
                           other Documents. Additionally, there does not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified (i) challenging the legality, validity or enforceability of any such Permit or the legality or validity of the process pursuant to which such Permit was issued or
                           (ii) prohibiting or imposing materially adverse conditions upon the operation of the Casino or the consummation of the transactions contemplated by this Indenture and the other Documents.

         17. Investment Company Act. Neither JCC Holding nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         18. Public Utility Holding Company Act. Neither JCC Holding nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         19.      Environmental Matters.

                  (a) Each of JCC Holding and its Subsidiaries is in compliance with all applicable Environmental Laws and the requirements of any Permits issued under such Environmental Laws. There are no pending or, to the best knowledge of JCC Holding and the Company after due inquiry, past or threatened Environmental Claims against JCC Holding or any of its Subsidiaries or any Real Property owned or operated by JCC Holding or any of its Subsidiaries that individually or in the aggregate could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Company or JCC Holding and its Subsidiaries taken as a whole. There are no facts, circumstances, conditions or occurrences with respect to the business or operations of JCC Holding or any of its Subsidiaries or any Real Property owned or operated by JCC Holding or any of its Subsidiaries or, to the best

                                Exhibit B - 20
                           knowledge of JCC Holding and the Company after due inquiry, on any property adjoining or in the vicinity of any such Real Property that, to the best knowledge of JCC Holding and the Company after due inquiry, could reasonably be expected (i) to form the basis of an Environmental Claim against JCC Holding or any of its Subsidiaries or any such Real Property that individually or in the aggregate could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Company or JCC Holding and its Subsidiaries taken as a whole, or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by JCC Holding or any of its Subsidiaries under any applicable Environmental Law.

                  (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by JCC Holding or any of its Subsidiaries where such generation, use, treatment or storage has violated or could reasonably be expected to violate any Environmental Law. Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by JCC Holding or any of its Subsidiaries where such Release has violated or could reasonably be expected to violate any applicable Environmental Law. There are no under- ground storage tanks located on any Real Property owned or operated by JCC Holding or any of its Subsidiaries that are not in compliance with all Environmental Laws.

                  (c)      Notwithstanding anything to the contrary in this
                           Section II(19) of Exhibit B, the representations made in this Section II(19) of Exhibit B shall only be untrue if the aggregate effect of all failures and noncompliances of the types described above have, or could reasonably be expected to have, a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Company or JCC Holding and its Subsidiaries taken as a whole.

                                Exhibit B - 21

         20. Labor Relations. Neither JCC Holding nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on the Company or JCC Holding and its Subsidiaries taken as a whole. There is (i) no unfair labor practice complaint pending against JCC Holding or any of its Subsidiaries or, to the best knowledge of JCC Holding and the Company, threatened against any of them, before the National Labor Relations Board, and no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against JCC Holding or any of its Subsidiaries or, to the best knowledge of JCC Holding and the Company, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against JCC Holding or any of its Subsidiaries or, to the best knowledge of JCC Holding and the Company, threatened against JCC Holding or any of its Subsidiaries and (iii) to the best knowledge of JCC Holding and the Company, no union representation proceeding is pending with respect to the employees of JCC Holding or any of its Subsidiaries except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Company or JCC Holding and its Subsidiaries taken as a whole.

         21. Patents, Licenses, Franchises and Formulas. Each of JCC Holding and its Subsidiaries owns all patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or has rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, reasonably necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or other- wise) or prospects of the Company or JCC Holding and its Subsidiaries taken as a whole.

         22.      Indebtedness.

                                Exhibit B - 22

                  (a) Except for the Revolving Credit Agreement and the Securities, JCC Holding and its Subsidiaries as of the Issue Date have no Indebtedness.

                  (b) The subordination provisions contained in the Manager Subordination Agreement are enforceable against Harrah's Management Company, and all Obligations hereunder and under the other Revolving Credit Agreement Documents are within the definition of "Senior Indebtedness" included in such subordination provisions.

         23. Special Purpose Corporation. JCC Holding engages in no business activities and has no significant assets (other than the Equity Interests in the Company, JCC Development, Canal Development, Fulton Development and any other Subsidiary of JCC Holding created or established after the Issue Date in accordance with the requirements of this Indenture) or liabilities (other than the liabilities expressly permitted by this Indenture).


                                Exhibit B - 23

                            EXHIBIT C-1 TO INDENTURE

                          [LATHAM & WATKINS LETTERHEAD]

                                 March 30, 2001

Wells Fargo Bank of Minnesota,
National Association,
   as Trustee under the Indenture
   referred to below
6th and Marquette
MAC-N9303-120
Minneapolis, Minnesota 55479

Ladies and Gentlemen:

         We have acted as special counsel to Harrah's New Orleans Management Company, a Nevada corporation ("Harrah's Management Company") in connection with the execution and delivery by Harrah's Management Company of the Manager Subordination Agreement (Noteholders), dated as of the date hereof (the "Manager Subordination Agreement"), between Harrah's Management Company and Wells Fargo Bank of Minnesota, National Association, as Trustee (the "Trustee"). Capitalized terms used herein but not defined herein have the meanings assigned to them in the Manager Subordination Agreement. This opinion is given pursuant to Section 4 of Part 1 of Exhibit B to that certain Indenture dated as of the date hereof (the "Indenture") among Jazz Casino Company, LLC, as Issuer, the Guarantors named therein and the Trustee.

         In our capacity as such counsel, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true reproductions of originals of such documents, corporate records and other instruments, and have obtained from public officials and from officers or other authorized representatives of Harrah's Management Company such certificates and other representatives and assurances, as we have deemed necessary or appropriate for the purpose of the opinions stated below.

         We have investigated such questions of law as we have deemed necessary or appropriate for the purpose of the opinions stated herein. We are members of the bar of the State of New York and we are opining herein as to the effect on the subject transactions of the laws of the State of New York and the federal laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect

Wells Fargo Bank of Minnesota, National Association, as Trustee
March 30, 2001
Page 2


thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any State.

         On the basis of the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth below, we are of the opinion that, as of the date hereof:

                  1. The Manager Subordination Agreement is the valid and binding obligation of Harrah's Management Company, enforceable against Harrah's Management Company in accordance with its terms, in each case except as such enforceability may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

                  2. The execution, delivery and performance by Harrah's Management Company of the Manager Subordination Agreement do not contravene, or constitute a default under, any applicable provision of the laws of the State of New York or the federal laws of the United States or any applicable regulation under such laws.

         Our opinions in paragraph 2 above as to compliance with certain laws, statutes, rules or regulations are based upon a review of those laws, statutes, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Manager Subordination Agreement.

         With your permission, we express no opinion regarding the applicability or effect of Sections 547 and 548 of the United States Bankruptcy Code and
Article 10 of the New York Debtor and Creditor Law.

         In connection with the foregoing opinions, we wish to point out that the provisions of the Manager Subordination Agreement which permit the Trustee or the Collateral Agent to take actions or make determinations may be subject to a requirement that such actions be taken or such determinations be made in a commercially reasonable manner and in good faith.

         To the extent that the foregoing opinions may be dependent upon such matters, we assume for the purposes of this opinion that each party to the Manager Subordination Agreement is duly organized, validly existing and in good standing under the laws of its jurisdiction or organization, that the Manager Subordination Agreement has been duly authorized, executed and delivered by each such party thereto and constitutes the valid and binding obligation of each such party (other than Harrah's Management Company), enforceable in accordance with its terms, and that each such party has the requisite corporate or other organizational power and authority to perform its obligations under such agreements. We are not expressing any opinion as to the effect of any such party's

Wells Fargo Bank of Minnesota, National Association, as Trustee
March 30, 2001
Page 3


(other than Harrah's Management Company's) compliance with any state or federal laws or regulations applicable to the transactions because of the nature of such party's business. We express no opinion as to the applicability or effect of any federal laws of the United States relating to the regulation of gaming.

         This opinion is furnished only to you and is solely for your benefit and the benefit of your assignees in connection with the Manager Subordination Agreement. This opinion may not be relied upon by you for any other purpose or furnished to (unless otherwise required to be so furnished by applicable law or judicial process), quoted to or relied upon by any other person for any purposes without our prior written consent.

                                            Very truly yours,


                                            LATHAM & WATKINS

                            EXHIBIT C-2 TO INDENTURE

                            [KEVIN COLOMB LETTERHEAD]

                                 March 30, 2001

Wells Fargo Bank of Minnesota,
National Association,
As Trustee under the Indenture
         referred to below
6th and Marquette
MAC-N9303-120
Minneapolis, Minnesota 55479


Ladies and Gentlemen:

         I am General Counsel of Harrah's New Orleans Management Company, a Nevada Corporation ("Harrah's Management Company"). In that capacity, I have acted as counsel to Harrah's Management Company in connection with the execution and delivery of the Manager Subordination Agreement (Noteholders), dated as of the date hereof (the "Manager Subordination Agreement") between Harrah's Management Company and Wells Fargo Bank of Minnesota, National Association, as Trustee (the "Trustee").

         This opinion is furnished to you pursuant to Section 4 of Part I of Exhibit B to that certain Indenture dated as of the date hereof (the "Indenture") among Jazz Casino Company, LLC, as Issuer, the Guarantors named therein and the Trustee. Capitalized terms used herein but not defined herein have the meanings assigned to them in the Manager Subordination Agreement.

         In that connection, I have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to my satisfaction as being true reproductions of originals of such documents, corporate records and other instruments, and have obtained from public officials and from other officers of Harrah's Management Company such certificates and other representations and assurances, as I have deemed necessary or appropriate for the purposes of the opinions stated below.

         I have investigated such questions of law as I have deemed necessary or appropriate for the purpose of the opinions stated herein. I am a member of the bars of the State of Louisiana, and my opinions below are limited to the effect on the subject transactions of the laws of the State of Louisiana and the federal laws of the United States.

         Upon the basis of the foregoing and in reliance thereon, I am of the opinion that, as of the date hereof:

         1. Harrah's Management Company is a duly organized and validly existing corporation, in good standing under the laws of Nevada, and has all corporate power and authority and all material governmental licenses, authorizations, consents and approvals required to own its properties and conduct its businesses as now conducted. Harrah's Management Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing in all jurisdictions in which the character or location of its properties (owned or leased) or the nature of its business makes such qualification necessary, except where any failure to so qualify would not, separately or in the aggregate, have
(x) an adverse effect on the ability of Harrah's Management Company to perform its obligations under the Manager Subordination Agreement or (y) a material adverse effect on the business, properties, operations, assets, liabilities, condition (financial or otherwise) or prospects of Harrah's Management Company and its consolidated subsidiaries taken as a whole.

         2. The execution, delivery, and performance by Harrah's Management Company of the Manager Subordination Agreement (i) are within the respective corporate powers of Harrah's Management Company, (ii) have been duly authorized by all necessary corporate action by Harrah's Management Company, (iii) do not contravene any provision of Harrah's Management Company's certificate of incorporation or by-laws; (iv) do not contravene or constitute a default under, any provision of any other agreement of Harrah's Management Company which is individually material to the business, properties or operations of Harrah's Management Company and its consolidated subsidiaries taken as a whole, which in any case includes any credit agreements and indentures to which Harrah's Management Company is a party (each such agreement, a "Material Agreement"); (v) do not result in or require the creation or imposition of any lien on any asset of Harrah's Management Company or its subsidiaries pursuant to any Material Agreement; and (vi) do not contravene, or constitute a default under, any applicable provision of the laws of the State of Louisiana or the federal laws of the United States, or any applicable regulation under such laws, or of any agreement, judgment, injunction, order decree or other instrument binding upon it other than, in each case above, any such contraventions, defaults or liens which would not, separately or in the aggregate, have an adverse effect on the validity or enforceability of the Manager Subordination Agreement or on the ability of Harrah's Management Company to perform its obligations under the Manager Subordination Agreement or have a material adverse effect on the business, properties, operations, assets, liabilities, condition (financial or otherwise) or prospects of Harrah's Management Company and its consolidated subsidiaries taken as a whole. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the performance by Harrah's Management Company of its obligations under the Manager Subordination Agreement. All actions taken by Harrah's Management Company pursuant to or in

                            EXHIBIT C-3 TO INDENTURE
                                        &
                    EXHIBIT C-1 TO REVOLVING CREDIT AGREEMENT

                         [ADAMS & REESE LLP LETTERHEAD]

                                 March 30, 2001

Wells Fargo Bank Minnesota,
National Association
    as Trustee under the Indenture
    referred to below
6th and Marquette
MAC-N9303-120
Minneapolis, Minnesota 55479

Harrah's Entertainment, Inc. and
Harrah's Operating Company, Inc.,
    as Minimum Payment Guarantors  and Revolver
    Creditors and
Harrah's New Orleans Management Company, as Revolver Creditor, pursuant to the HET/JCC Agreement and Revolving
    Credit Agreement referred to below
One Harrah's Court
Las Vegas, Nevada 89119

         and

The Bank of New York,
  as Collateral Agent
10161 Centurion Parkway
Jacksonville, Florida  32256

                  Re:  Jazz Casino Company, L.L.C.
                       ---------------------------
                       Our File No. 5394-13

Ladies and Gentlemen:

         We have acted as general counsel to Jazz Casino Company, L.L.C., a Louisiana limited liability company (the "Company"); JCC Holding Company, a Delaware corporation ("JCC Holding"); JCC Canal Development, L.L.C., a Louisiana limited liability company ("Canal

March 30, 2001
Page 2


Development"); JCC Fulton Development, L.L.C., a Louisiana limited liability company ("Fulton Development"); and JCC Development Company, L.L.C., a Louisiana limited liability company ("JCC Development") in connection with the execution and delivery of, and certain of the transactions contemplated by:

               o the Indenture dated as of March 30, 2001 (the "Indenture"), among the Company, as issuer, JCC Holding, Canal Development, Fulton Development, and JCC Development, as guarantors, and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"); and

               o the Revolving Credit Agreement (the " Revolving Credit Agreement") dated as of March 30, 2001, among the Company, as borrower, JCC Holding, Canal Development, Fulton Development and JCC Development, as guarantors, and Harrah's Entertainment, Inc., ("HET") a Delaware Corporation, Harrah's Operating Company, Inc., ("HOC") a Delaware corporation, and Harrah's New Orleans Management Company, ("HNOMC") a Nevada corporation, as lenders.

         The Company, JCC Development, Canal Development and Fulton Development are hereinafter sometimes collectively referred to as the "Louisiana Companies", and each as a "Louisiana Company". The Louisiana Companies and JCC Holding are hereinafter sometimes collectively referred to as the "Credit Parties", and each as a "Credit Party."

         This opinion is being delivered to you pursuant to Section I(4) of Exhibit B to each of the Indenture and the Revolving Credit Agreement.

         Capitalized terms used herein but not defined herein have the meanings assigned to them in the Indenture as executed on the date hereof.

         The documents we have examined in rendering this opinion and upon which we have relied are the following, all executed by the parties thereto and dated as of the date hereof, unless otherwise indicated:

         1.       the Indenture;

         2.       the Securities (including the Series A Notes and Series B
                  Notes);

         3.       [Intentionally Left Blank];

         4.       the Revolving Credit Agreement;

         5. the Company's Note in the form of Exhibit A-2 of the Revolving Credit Agreement (the "Revolving Note");

         6.       the Management Agreement;

March 30, 2001
Page 3


         7.       the Intercreditor Agreement;

         8.       the HET/JCC Agreement;

         9.       the Casino Lease;

         10. the Registration Rights Agreement (Senior Notes) and Registration Rights Agreement (Common Stock) (collectively the "Registration Rights Agreements");

         11.      the Mortgages;

         12.      the Pledge Agreement;

         13.      the Security Agreement;

         14. the Louisiana UCC-1 financing statements executed by JCC Holding, the Company, JCC Development, Canal Development and Fulton Development, respectively, as debtors, in favor of the Collateral Agent, as secured party, with respect to the Security Agreement and the Pledge Agreement (the "Financing Statements"); and

         15. the Louisiana UCC-1 fixture financing statements executed by the Company, JCC Development, Canal Development and Fulton Development, respectively, as debtors, in favor of the Collateral Agent, as secured party, with respect to the Security Agreement (the "Fixture Statements").

         16. as to each Credit Party, a Secretary's Certificate dated as of the date hereof, and executed and delivered concurrently herewith pursuant to Section I(5) of Exhibit B of each of the Indenture and Revolving Credit Agreement;

         17. as to the Company, Officer's Certificates dated as of the date hereof, and executed and delivered concurrently herewith pursuant to Section I(3) of Exhibit B of each of the Indenture and the Revolving Credit Agreement;

         18. certified copies of the records of the proceeding and actions of the Board of Directors of each of the Credit Parties with respect to the transactions contemplated by the Documents;

         19. as to each Credit Party, a Certificate of Existence and Good Standing issued by the Secretary of State and/or Office of the Comptroller of Public Account (or equivalent offices) of the jurisdiction of its organization;

March 30, 2001
Page 4



         20. as to each Credit Party, a copy of which is attached hereto as Exhibit A, a certificate identifying among other items (together, the "Management Certificates"):

                  (i) all judicial and governmental judgments, orders, injunctions, decrees, and arbitration awards outstanding against the Credit Party and all judicial and governmental actions, suits, and proceedings, and all arbitrations and mediations, pending or threatened against the Credit Party or any of its properties; and

                  (ii) any governmental programs to which the Credit Party is subject and identifying whether the Credit Party is engaged in or operates in a regulated industry;

         21. Such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

The documents and instruments referred to in items 1 through 15 (inclusive) above are hereinafter sometimes collectively referred to as the "Documents". The Documents referred to in items 11 through 15 above are hereinafter sometimes collectively referred to as the "Louisiana Documents".

         As to any facts material to our opinion, we have relied upon factual representations made in or pursuant to the Documents, the Disclosure Statement and the Plan of Reorganization and the documents referred to therein by the various parties thereto and upon a certificate or certificates or other written or oral advice of an official, officer or authorized representative of the particular governmental authority, corporation, company, firm or other person or entity concerned. Our opinions with respect to the Documents should not be construed to extend to other agreements or documents which are incorporated by reference into, or the defined terms of which are used in, or which are otherwise referred to in, the Documents.

         In addition, we have made or caused to be made, and relied upon, searches, with respect to the Credit Parties of the records of the offices identified for the matters listed on Exhibit B attached hereto and incorporated herein by reference. The date of the report for each office and the date the report is current through are given for each office. (These reports are collectively referred to in this opinion as the "Reports," copies of which are attached hereto as Exhibit C.)

         Insofar as this opinion relates to the absence of actions, judgments, liens, and security interests, we have relied solely upon and assumed the accuracy of the Reports. To obtain such reports, we have searched only under the name of each Credit Party as shown on its respective organizational documents as certified, including, without limitation, articles/certificate of

March 30, 2001
Page 5


incorporation or organization (as applicable). Information in the Reports does not include any filings filed, recorded or terminated after the dates indicated on each of the Reports, and accordingly, we express no opinion relating to the existence or absence of any filings filed or recorded after the dates. In addition, we have not obtained searches in states, counties or courts, other than those listed on Exhibit B.

         As used in this opinion, the phrase "to our knowledge" means the current actual knowledge of the particular attorneys of this firm who have had active involvement with the Documents, and is intended to indicate that during the course of our representation of the Credit Parties no information has come to our attention that would give us actual knowledge contrary to the existence or non-existence of facts. We have, however, not undertaken any independent investigation to determine the existence or non-existence of such facts, other than our review of the Documents referenced herein and our consultation with the officers of the Credit Parties providing certificates to us. No inference as to our knowledge of the existence or non-existence of facts, other than the facts to which we have obtained actual knowledge, should be drawn from our representation of the Louisiana Companies. Although we are general counsel to the Credit Parties, there may exist matters of a legal and/or factual nature pertaining to the Credit Parties which are not addressed by this opinion and with respect to which we have not been consulted.

         In reaching the opinions set forth below, we have assumed, without any independent investigation or inquiry on our part, the following:

                  (a) each of the Documents has been duly authorized, executed and delivered by each of the signatories thereto (other than the Credit Parties), is within the corporate, partnership, company, governmental, banking, custodial or trust powers, as applicable, of each of the signatories thereto (other than the Credit Parties), and the circumstances under which they were negotiated and entered into do not violate, and constitute the legal, valid and binding obligations of each of the signatories thereto (other than the Credit Parties) under the laws of all jurisdictions applicable thereto;

                  (b) each person executing any such instrument, document or agreement on behalf of any such party (other than the Credit Parties) is duly authorized to do so;

                  (c) each natural person executing any of the Documents is legally competent to do so;

                  (d) each of the signatories to the Documents (other than the Credit Parties) is a duly organized and validly existing legal entity under the laws of the jurisdiction of its formation, and has complied with all legal requirements

March 30, 2001
Page 6



                           pertaining to its status as such status relates to the performance of its obligations under the Documents and its rights to enforce the Documents;

                  (e) there are no oral or written modifications or amendments to the Documents and there has been no waiver of any provisions of the Documents by actions or conduct of the parties thereto or otherwise;

                  (f) the parties to the Documents, and their successors and assigns will (i) act in good faith and in a commercially reasonable manner in the exercise of any rights or enforcement of any remedies under the Documents; (ii) not engage in any conduct in the exercise of such rights or enforcement of such remedies that would constitute other than fair dealing; and (iii) comply with all requirements of applicable procedural and substantive law in exercising any rights or enforcing any remedies under the Documents;

                  (g) the exercise of any rights or enforcement of any remedies under the Documents would not be unconscionable or result in a breach of the peace;

                  (h)      [Intentionally Left Blank]

                  (i) the depository bank or savings and loan association at which any Louisiana deposit account is maintained by a Credit Party has not contractually prohibited or otherwise limited the pledge, assignment, collateral assignment or granting of any type of security interest in such deposit account, in accordance with La. R.S. 6:312(E), and the assumptions in paragraphs
                           (a), (b), (c), and (d) above are correct with respect to the Consent executed in the form of Security Agreement Annex D by such depositary institution;

                  (j) each of the Security Agreement and the Pledge Agreement constitutes the legal, valid and binding obligations of all of the signatories thereto, enforceable against each of such signatories in accordance with its terms, under the laws of the State of New York;

                  (k) all of Secured Obligations (as defined in the Mortgages), the Obligations (as defined in the Security Agreement) and the Obligations (as defined in the Pledge Agreement) are, except to the extent that the laws of the State of Louisiana are applicable to the portion of such Secured Obligations arising under the Mortgages in accordance with their respective terms, the legal, valid and binding obligations of each of the Credit Parties,

March 30, 2001
Page 7


                           enforceable against each the Credit Parties in accordance with their respective terms under the laws of all jurisdictions applicable thereto;

                  (l) any New York court and any federal court in New York, applying New York principles of choice of law in a properly presented case, would uphold the choice of New York law to govern the Indenture, the Notes, the Intercreditor Agreement, the HET/JCC Agreement, the Security Agreement and the Pledge Agreement;

                  (m) the Company Mortgaged Property, the JCC Development Mortgaged Property, the Canal Development Mortgaged Property and the Fulton Development Mortgaged Property (collectively the "Mortgaged Property"), exist, are located in Orleans Parish, Louisiana, and each respective Credit Party has good title to its respective portion thereof (including without limitation pursuant to the Plan of Reorganization);

                  (n) the Assigned Leases and the Rents (as each term is defined in the Mortgages) exist or will exist and each respective Credit Party has or will have good title thereto (including without limitation pursuant to the Plan of Reorganization);

                  (o) the Security Agreement Collateral and the Pledge Agreement Collateral (as each term is defined below) exist or will exist, each Credit Party has or will have good title to its respective portion thereof (including without limitation pursuant to the Plan of Reorganization), and each Credit Party has received value for the Liens granted by such Credit Party therein;

                  (p) the descriptions of the Mortgaged Property in the Mortgages and the Fixture Statements are accurate and complete;

                  (q) the descriptions of the Security Agreement Collateral in the Security Agreement (including without limitation any deposit account numbers listed in Annex E thereto), in the Financing Statements and the Fixture Statements are accurate and complete;

                  (r) the descriptions of the Pledge Agreement Collateral in the Pledge Agreement and in the Financing Statements are accurate and complete;

                  (s) the respective address and federal taxpayer identification number of each Credit Party and the Collateral Agent and the name of the Collateral Agent as set forth in the Louisiana Documents are correct, the respective names and federal taxpayer identification number of the actual record owners of

March 30, 2001
Page 8

                           the real property described in the Company's and JCC Development's Fixture Statements are accurately set forth therein, and JCC Development, Canal Development and Fulton Development are not required under applicable law to have taxpayer identification numbers different from the number of their sole member, JCC Holding;

                  (t) the chief executive office of each Louisiana Company is, and will remain, located in New Orleans, Louisiana, and the chief executive office of JCC Holding is, and will remain, located in New Orleans, Louisiana;

                  (u) where Collateral is described in the Security Agreement or the Pledge Agreement by reference to defined terms under the Uniform Commercial Code from time to time in effect in the State of New York (the "New York Code"), such terms under the New York Code are identical in all respects to such terms as used and defined in Chapter 9 of the Louisiana Commercial Laws - Secured Transactions (LA. R.S. 10:9-101 et seq.) ("LAUCC");

                  (v) the execution, delivery and performance of the Documents, the issuance of the Notes and the grants of Liens pursuant to the Louisiana Documents (i) do not constitute a breach of any of the terms or provisions of, or a default under, any agreement to which any signatory to any Document is a party, or by which any signatory or its respective properties is bound, and (ii) do not violate any laws, regulations or court orders of any federal or other governmental authority outside the State of Louisiana applicable to any signatory or its respective properties;

                  (w) except as expressly set forth in paragraph 4 below, each of the Credit Parties either has validly obtained or, prior to the date on which the same are required under applicable law, shall have validly obtained all agreements, approvals, certificates, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses of and from any and all Persons in any and all jurisdictions, including but not limited to the State of Louisiana or the City of New Orleans and their respective instrumentalities, required under applicable law (including without limitation under all Gaming Regulations, and from the Bankruptcy Court) in order for each Credit Party to comply with, and to consummate the transactions contemplated by, the Documents to which each Credit Party is a party and otherwise to operate their respective businesses;

                  (x) any authorizations, approvals or other actions by, or notices to or filings with (i) the Bankruptcy Court or any other non-Louisiana court and (ii)

March 30, 2001
Page 9


                           any Gaming Authority necessary for the execution, delivery, effectiveness and performance of the Documents and the grant of the Liens thereunder by the parties thereto have been obtained or made and are in full force and effect;

                  (y) all the shares of JCC Holding have been issued for lawful and sufficient consideration in compliance with the Plan of Reorganization;

                  (z) all of the membership units of the Louisiana Companies have been issued for lawful and sufficient consideration;

                  (aa)     [Intentionally Left Blank]

                  (bb) there are no documents or agreements (other than the Plan of Reorganization) among any of the parties to the Documents which alter the provisions of the Documents and which would have an effect on the opinions expressed in this Opinion Letter; and

                  (cc) All documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original documents, all signatures on all documents submitted to us for examination are genuine, and all public records reviewed are accurate and complete.

                  (dd) With your permission, we assume that none of the Credit Parties have any litigation outstanding against them, except as disclosed in the Reports.

         Based on our review of the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

                  1. Based solely on the certificates in Paragraph (19) above:

                           (a) The Company is a limited liability company,
validly existing and in good standing under the laws of the State of Louisiana;

                           (b) JCC Holding is a corporation, validly existing
and in good standing under the laws of the State of Delaware;

                           (c) Canal Development is a limited liability company,
validly existing and in good standing under the laws of the State of Louisiana;

March 30, 2001
Page 10

                     (d) Fulton Development is a limited liability company, validly existing and in good standing under the laws of the State of Louisiana; and

                     (e) JCC Development is a limited liability company, validly existing and in good standing under the laws of the State of Louisiana.

                  2. Each Credit Party:

                     (a) has all requisite corporate or limited liability company (as applicable) power and authority to own its property and assets and to execute, deliver, and perform all of its agreements under each of the Documents to which it is a party;

                     (b) has taken all corporate or limited liability company (as applicable) action necessary to authorize the execution and delivery of, and performance by each Credit Party of its agreements in, the Documents to which such Credit Party is a party;

                     (c) has duly authorized by all necessary corporate or limited liability company (as applicable) action the Documents to which such Credit Party is a party; and

                     (d) has duly executed and delivered the Documents to which such Credit Party is a party.

                  3. (a) (i) Each of the Mortgages to which a Louisiana Company is a party is a valid and binding agreement of such Louisiana Company, enforceable against such Louisiana Company in accordance with its terms.

                         (ii) The foregoing enforceability opinion, and the
opinions expressed in paragraphs 4, 5, and 11 below, are made without regard to the choice of New York law provisions in such documents (as to which we express no opinion) and instead assume that the Mortgages will be governed solely by the internal laws of the State of Louisiana applicable to agreements made to be performed in the State of Louisiana, an assumption we have made with your permission.

                     (b) Although the Security Agreement and the Pledge Agreement contain choice of law provisions which state each shall be construed in accordance with and governed by the law of the State of New York, in the event that the law of the State of Louisiana were applied to govern the Security Agreement and the Pledge Agreement, the Security Agreement and the Pledge Agreement would be the valid and binding agreement of each Credit Party, enforceable against such Credit Party in accordance with its terms.

                  4. (a) The execution and delivery of the Documents, the issuance of the Notes and the grants of Liens pursuant to the Louisiana Documents by the Credit Parties do not

March 30, 2001
Page 11


violate applicable provisions of Louisiana statutory law or regulation thereunder customarily applied to transactions of the type contemplated in the Documents (provided that no opinion is expressed herein with respect to Gaming Regulations), or, to our knowledge, based solely on the Management Certificates, violate any order of any Louisiana state court to which any Credit Party is subject.

                     (b) The execution and delivery of the Documents, the issuance of the Notes and the grants of Liens pursuant to the Louisiana Documents by the Credit Parties does not require any authorization, approval or other action by, or notice to or filing with, any Louisiana governmental authority, except for (i) the filings and reinscriptions and continuations set forth in paragraphs 5, 6, 7 and 8 hereof, (ii) approvals and filings under the Gaming Regulations, as to which we express no opinion, and (iii) consents and authorizations from the City and the RDC pertaining to the granting of, encumbering of and foreclosing on leases or other contracts with such entities, as to which we express no opinion.

                  5. (a) The Mortgages create in favor of the Collateral Agent, as security for the Secured Indebtedness as defined in the Mortgages:

                         (i) valid mortgage liens on that portion of the
Mortgaged Property specifically described therein that constitutes corporeal immovable property under Louisiana law (the "Immovable Property") or that consist of a Louisiana Company's rights as tenant in a lease or sublease of a described immovable together with its rights in the buildings and other constructions on such immovable and the predial servitudes, if any, which benefit the Immovable Property encumbered by the Canal Development Mortgage and the Fulton Development Mortgage (collectively the "Louisiana Mortgaged Property"),

                         (ii) valid pledge liens on each Louisiana Company's
right to receive proceeds attributable to the insurance loss of such described Immovable Property, and

                         (iii) valid collateral assignments of the right, title
and interest of each Louisiana Company as landlord in the presently existing and anticipated future leases or subleases of each described Immovable Property and the rents therefrom (collectively, clauses (i), (ii) and (iii) being the "Louisiana Mortgage Liens").

                     (b) Upon recordation of each Mortgage in the mortgage records of the Recorder of Mortgages of Orleans Parish, Louisiana, the Louisiana Mortgage Liens will be perfected.

                     (c) The effect of recordation of each Mortgage will cease unless the Mortgage is reinscribed by the filing of a signed, written notice of reinscription that meets the requirements of Louisiana Civil Code Article 3333 within ten (10) years after the date of that

March 30, 2001
Page 12


Mortgage. Each reinscription that is filed before the effect of recordation ceases will continue the effect of recordation for ten (10) years from the day the notice of reinscription is filed.

                  6. (a) The Financing Statements and Fixture Statements are in proper form for filing under the LAUCC.

                     (b) The effectiveness of each Financing Statement and each Fixture Statement will lapse five years after the date it is filed unless a properly completed UCC-3 continuation statement is filed within six (6) months prior to the expiration of the original filing with the same filing office with whom the respective Financing Statement or Fixture Statement was originally filed.

                     (c) Upon the timely filing of such continuation statement, the effectiveness of the original Financing Statement or original Fixture Statement will be continued for five years after the last date to which the filing was effective whereupon it will lapse unless another continuation statement is filed within six (6) months prior to such lapse. Succeeding continuation statements may be filed in the same manner to continue the effectiveness of the original Financing Statement or original Fixture Statement.

                  7. (a) (i) Although the Security Agreement contains a choice of law provision which states that it shall be construed in accordance with and be governed by the law of the State of New York, in the event that the law of the State of Louisiana were applied to govern the Security Agreement, the Security Agreement creates a valid security interest in favor of the Collateral Agent upon all right and title and interests of the Credit Parties in those items and types of Collateral described therein (i) in which a Security Interest may be created under the LAUCC and (ii) in which such Credit Parties currently have rights (the "Security Agreement Collateral"), all as security for the Obligations as defined in the Security Agreement.

                         (ii) Upon the proper filing of each Financing Statement
and Fixture Statement in the uniform commercial code records of either the Recorder of Mortgages of Orleans Parish, Louisiana or the Clerk of Court of any other Parish in the State of Louisiana and the payment of all required filing fees, the security interest created by the Security Agreement in those items and types of the Security Agreement Collateral in which a security interest may be perfected under the LAUCC by the filing of uniform commercial code financing statements in the State of Louisiana will be perfected (except as to motor vehicles and farm products).

                     (b) To the extent, if any, that the Security Agreement accurately lists all of the information required by Security Agreement Annex E for a "deposit account"(within the meaning of LAUCC Section 9-105) maintained by a Credit Party with a bank or savings and loan association within the State of Louisiana, and for which deposit account a Consent in the form of Security Agreement Annex D has been duly authorized, executed and delivered by such
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Page 13


depositary institution, the Collateral Agent and such Credit Party, the Security Agreement will create a valid security interest in favor of the Collateral Agent upon all right, title and interest of such Credit Party in such specifically described deposit account.

                           You should be aware that a security interest in a
Louisiana deposit account is perfected only by giving notice of the security interest to the depositary of the account, and the filing of a financial statement is not effective to perfect a security interest in a Louisiana deposit account. However, we caution you that the foregoing opinion is made without regard to the choice of New York law provision in the Security Agreement and instead assumes that the Security Agreement were governed solely by the internal laws of the State of Louisiana applicable to agreements made to be performed in this state. The opinion in this subparagraph (b) is limited by the qualification that we express no opinion as to whether a security interest will be held to be created or perfected in a Louisiana deposit account pursuant to the Security Agreement which by its terms is governed by the laws of the Sate of New York, which we understand does not authorize the creation or perfection of a security interest in a deposit account under the New York Code.

                  8. (a) Under Chapter 8 of the Louisiana Commercial Laws - Investment Securities (La.R.S. 10:8-101 et seq.) ("Chapter 8"), JCC Holding's interests in the Louisiana Companies, each of which is a Louisiana limited liability company, is a "certificated security" within the meaning of Chapter 8.

                     (b) (i) Although the Pledge Agreement contains a choice of law provision which states that it shall be construed in accordance with and be governed by the law of the State of New York, in the event that the law of the State of Louisiana were applied to govern the Pledge Agreement, the Pledge
Agreement:

                         (w) creates a valid security interest in favor of the
Collateral Agent upon the limited liability company interests of JCC Holding in the Louisiana Companies;

                         (x) creates valid security interests in favor of the
Collateral Agent upon all right, title and interest of the Credit Parties in those items and types of the Collateral described therein (i) in which a security interest may be created under LAUCC and (ii) in which such Credit Parties currently have rights or may obtain rights in the future;

                         (collectively as described in clauses (w) and (x), the
"Pledge Agreement Collateral"), all as security for the Obligations as defined therein.

                         (ii) The Collateral Agent's taking of physical
possession of the "certificated securities" representing all right, title and interest in each of the Louisiana Companies shall be effective to perfect in favor of the Collateral Agent the security interest

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Page 14


granted by the Pledge Agreement in the limited liability company interests of JCC Holding in the Louisiana Companies.

         However, during the time that the security certificates representing JCC Holding's limited liability company interests in the Louisiana Companies are located in a jurisdiction, perfection of a security interest, the effect of perfection or non-perfection, and the priority of a security interest in the certificated security represented thereby are governed by the local law of that jurisdiction.

         It is our understanding that said Louisiana Companies certificated securities are being delivered to the Collateral Agent in the State of New York pursuant to the Pledge Agreement.

         You should be aware that under the LAUCC, a security interest of a secured party who has control over certificated securities has priority over a security interest of a secured party who does not have control, and the filing of the Financing Statements as provided in subparagraph (b) above will not grant control to the Collateral Agent with respect to such certificated securities. Instead, under Chapter 8, "control" of a certificated security is obtained by taking delivery, provided that the security certificate has been endorsed to the secured party or in blank. However, as stated above, we refer you to the laws of the state of New York with respect to perfection and priority by control of the Collateral Agent's security interest in the Louisiana Companies certificated securities.

                  9. Each of the Indenture, the Securities, the Revolving Credit Agreement, the Revolving Note, the Intercreditor Agreement, the HET/JCC Agreement, the Pledge Agreement and the Security Agreement provides that it is to be governed by the laws of the State of New York. We are of the opinion that a Louisiana court or a federal court in Louisiana, applying Louisiana principles of choice of law in a properly presented case, would uphold the aforesaid choice-of-law provisions, except (i) to the extent that the chosen (New York) law contravenes the public policy of the state whose law would otherwise be applicable under Louisiana's choice of law principles (generally, as to contractual issues other than capacity and form, the law of the state whose policies would be most seriously impaired if its law were not applied to that issue), (ii) insofar as federal laws may apply with respect to certain issues,
(iii) that the laws of the State of Louisiana will be applied as to matters involving the perfection and the effect of perfection or non-perfection of the security interest in Collateral located (within the meaning of the LAUCC) in the State of Louisiana, and the remedies available with respect to Collateral located in the State of Louisiana and also insofar as federal laws or the laws of another jurisdiction may apply as to collateral located in states other than the State of New York with respect to procedural and substantive matters relating to the creation, perfection and enforcement of the security interest, and (iv) as to the second sentence of Pledge Agreement Section 26(a).

                  10. Each of the Securities and the Revolving Note provides that it is to be governed by the laws of the State of New York. We are of the opinion that the respective

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Page 15


interest provisions of the Notes do not violate any usury law of the State of Louisiana. We point out that under the usury laws of the State of Louisiana it would be unlawful for any obligee under the Notes or the other Documents (assuming the usury laws of the State of Louisiana applied to the Notes or the other Documents) to increase prospectively the fixed simple interest rate provided thereunder, following a default under any of said obligations to a rate greater than (a) twenty-one percent (21%) per annum or (b) three (3) percentage points over the original rate fixed in any such obligation prior to default, whichever is greater, absent a written agreement by the Credit Parties under such obligation entered into following such default. However, Louisiana does not impose its default rate restrictions on commercial or business loans which are contractually subject to the laws of another state notwithstanding the fact that the obligor may have facilities in Louisiana or that the loan proceeds or a portion thereof may be utilized in Louisiana.

                  11. The Mortgages provide, pursuant to the terms thereof and applicable law, remedies to the Collateral Agent substantially equivalent to those customarily available to the holders of mortgages affecting immovable property located in the state of Louisiana in transactions involving substantial amounts of credit, including (without limitation) the customary provisions permitted by the law of the State of Louisiana relating to foreclosure, but subject to the qualification in paragraph O below.

                  12. The Trustee to the Indenture which is either a United States national banking association or a bank organized under the laws of any state of the United States or the District of Columbia, as specified in La. R.S. 12:302(K), is not required to qualify to transact business in the State of Louisiana or to pay any tax or fee required to be paid by foreign corporations or business associations under Louisiana law solely as the result of their execution and delivery of any of the Documents.

                  13. Except for usual and customary filing and recording fees and except for the City of New Orleans documentary transactions tax, no mortgage tax, stamp tax or recording tax or similar charge will be required to be paid under the laws of the State of Louisiana in connection with the recording of each of the Mortgages.

                  14. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  15. The Company is not a "holding company," or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

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Page 16


         The opinions set forth above are subject in all respect to the following qualifications and limitations and comments:

                  A. The enforceability of the Louisiana Documents is subject to the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws now or hereafter in effect relating to or affecting creditors' rights and remedies generally or affecting the collection of debtors' obligations generally (including but not limited to the Louisiana Deficiency Judgment Act, LSA-R.S. 13:4016 et seq.); fraudulent conveyance or fraudulent transfer laws; and concepts of materiality, reasonableness, good faith and fair dealing and general principles of equity, and the discretion of the court before which any proceeding may be brought, which may limit the availability of certain remedies including (without limitation) rights of specific performance, injunctive relief or self-help.

                  B. The enforceability of the Louisiana Documents is subject to the further qualification that certain of the remedial, waiver, "self-help", extrajudicial and other provisions of the Louisiana Documents, including the confession of judgment prior to the maturity of any obligation in the Documents for any purpose other than Louisiana executory process foreclosure procedure, the right to executory process foreclosure proceedings, and the right to appointment of a receiver prior to the judicially approved seizure of any property, are or may be limited or unenforceable in whole or in part under applicable law, although the inclusion of such provisions does not affect the validity of such Louisiana Documents as a whole, and such limitations do not in our opinion, subject to the other exceptions and limitations set forth herein, make the remedies provided therein (taken as a whole) or pursuant to applicable law inadequate for the realization of the benefits intended to be afforded thereby, excluding the economic consequences of any procedural delay that may result therefrom (and excluding consequences arising from Gaming Regulations), provided such enforcement is conducted in accordance with the applicable procedures established by the law of the State of Louisiana.

                  C. We express no opinion with respect to any of the following matters:

                  1. Title or status of title to, or the existence, description or condition of, any of the Collateral. We have made no examination of title. In particular, we express no opinion with respect to the filing, recording or indexing of the leases and other documents referred to in the Louisiana Documents, or whether the properties described in the Louisiana Documents are the properties and interests (or all the properties and interests) intended by any of the parties to be encumbered thereby. We express no opinion as to the creation or perfection of a Lien by the Mortgages on any unrecorded interest in immovable property. We have assumed that the Ground Lease, the Casino Lease, the Second Floor Sublease and the other leases and subleases described in the Mortgages are valid, enforceable and existing contracts (except as specifically set forth in opinion paragraphs 1 and 2), and that all special requirements or restrictions contained therein or in the Master Plan (as defined in the JCC Development Mortgage) or in applicable local law regarding the assigning or mortgaging of such leases or subleases have been

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Page 17


satisfied. We have assumed that an extract of lease pertaining to the Ground Lease, the Casino Lease and each other lease or sublease included within the Mortgaged Property has been properly recorded in the records of Orleans Parish, that the recordation information for each such extract of lease is correctly described in the applicable Mortgage, and that said extract of lease and said lease itself each contains an accurate and complete description of the immovable properties described therein. We note that the Mortgages purport to include in the property encumbered thereby not only the specific property interest described therein but also the respective Louisiana Company's interest in undescribed adjacent land and other immovable property not defined in the Mortgages, and we express no opinion herein as to the effectiveness of the Mortgages as to any immovable property interest purported to be included in the encumbered property relating to such undescribed real property interest (including without limitation any mortgage lien on any undescribed lease or sublease) except as expressly stated in clause (i) of paragraph 5(a) above as to predial servitudes, if any, benefiting Canal Development's and Fulton Development's Immovable Property;

                  2. the priority or ranking of any Lien created pursuant to any of the Documents, including without limitation with respect to the Company Mortgage and any liens arising under the Private Works Act;

                  3. the irrevocability of any power of attorney granted by the Credit Parties under any of the Louisiana Documents;

                  4. any severability clause contained in any of the Documents;

                  5. any Environmental Laws;

                  6. any agreement by the Credit Parties to submit to the jurisdiction of any court sitting in any particular jurisdiction;

                  7. any waiver by the Credit Parties of any right to a trial by jury, to claim any forum as inconvenient, or to judicial service of process;

                  8. any non-judicial, self-help remedy granted by any of the Documents, including without limitation any right of entry and possession without prior judicial proceedings, or the right to the appointment of a receiver;

                  9. any right to enforce any of the Louisiana Documents by executory process;

                  10. the availability or enforceability of rights and remedies which may be provided under any laws of the State of New York, including but not limited to, the New York Code;

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Page 18


                  11. any securities laws or Blue Sky laws of any jurisdiction;

                  12. the creation or perfection of any Lien purported to be created by the Security Agreement or the Pledge Agreement in or on any of, or any Proceeds of, any of the following (capitalized terms used in this paragraph C(12) having the same meanings as are set forth in the Security Agreement or the Pledge Agreement unless otherwise noted): (a) Cash Collateral Accounts or any deposits therein, Pledged Accounts or any deposits therein (except to the limited extent expressly provided in paragraph 7(b) above), Collateral Accounts or any deposits therein, any other bank accounts or any deposits or credit balances therein, checks, Gaming Patron Indebtedness, trade secrets, Marks or the goodwill or rights associated therewith, patents, Copyrights, Documents, Securities (except as to the Canal Development or Fulton Development membership certificated securities), Security Entitlements, Financial Assets or Investment Property (except as to the Canal Development and Fulton Development membership certificated securities), (b) Permits, (c) Contracts or the Contract Rights, to the extent any thereof does not constitute a "general intangible" or an "account" under the LAUCC, (d) Receivables, to the extent any thereof does not constitute an "account" under the LAUCC, (e) Receivables or General Intangibles as to which the payor or obligor is the United States or any State thereof or any foreign government or any agency or instrumentality of any of the foregoing,
(f) computer programs, intellectual property rights and other proprietary information to the extent that any thereof does not constitute a "general intangible" under the LAUCC, (g) motor vehicles or other property subject to the Louisiana Certificate of Title Law; farm products, crops, timber, minerals or accounts resulting from the sale of timber or minerals; consumer goods; mobile goods; rights to receive deposits or trust payments; tax refunds; causes of action, litigious rights or claims under warranties; rights to payment under letters of credit and similar arrangements; rights under insurance, bond, surety or similar contracts or arrangements; condemnation proceeds; uncertificated securities, or certificated securities other than the Canal Development and Fulton Development membership certificates; policies of insurance; money; real estate or other immovable property or interests therein; leases of real estate or the rents arising thereunder; Collateral that is subject to any statute of the United States to the extent such statute governs the rights of parties to and third Persons affected by transactions in particular types of property; Goods that are covered by a document of title or that are in the possession of a bailee; or any partnership agreement, any interest in any partnership or any partnership agreement or any rights, claims, Liens, remedies or privileges under any partnership agreement, (h) any Collateral with respect to which any Lien therein is prohibited either as a matter of law or of contract, (i) any Fixtures, to the extent any thereof are not a Louisiana Company's goods (but excluding ordinary building materials or other similar things) which, after the filing of the Fixture Statements, become Component Parts and Fixtures on and as part of the Immovable Property specifically described in that Louisiana Company's Fixture Statement, (j) Collateral that is not either equipment, inventory, account, chattel paper or general intangibles (including without limitation the Company and JCC Development limited liability company interests), as each one of such terms is defined in the LAUCC, or the Canal Development and Fulton Development

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March 30, 2001
Page 19


certificated securities, or to the limited extent expressly provided in paragraph 7(b) Louisiana deposit accounts, or (k) Proceeds which are not identifiable;

                  13. the right of any Person, other than the Collateral Agent or other secured party named as such in any of the Louisiana Documents, to enforce any right or avail itself of any remedy set forth in any of the Louisiana Documents, and in the case of the Pledge Agreement and the Security Agreement, with respect to the status of any Persons as a Secured Creditor for whom the Collateral Agent is not acting as representative within the meaning of
Section 9-105(m) of the LAUCC;

                  14. any provision of any of the Louisiana Documents that extends, or would have the effect of extending, any statutory period of limitation or prescriptive period applicable under Louisiana law to any obligation, liability, right or remedy therein set forth;

                  15. the enforceability of any provision of any of the Louisiana Documents regarding the recovery by the Collateral Agent or any other secured party of attorneys' fees to the extent such fees exceed amounts deemed reasonable in the discretion of any Louisiana court or any federal court in Louisiana applying Louisiana law;

                  16. whether any keeper fees of the Collateral Agent or of any other secured party would be enforced as a portion of the obligations or indebtedness or be secured by any Lien granted by any of the Louisiana Documents;

                  17. any of the Collateral that consists of any gaming license or gaming permit;

                  18. any Gaming Regulations, including without limitation The Louisiana Economic Development and Gaming Corporation Act (La. R.S. 27:201 et seq.), or the effect thereof on any Lien or on the validity or enforceability of any Document;

                  19. any zoning, land use or historic district laws, rules or regulations, use restrictions, restrictive covenants, building code requirements or health or safety laws or regulations applicable to any of the Mortgaged Property;

                  20. any provisions of any of the Louisiana Documents that purports to waive the right of the Credit Parties to raise any defense with respect to any part thereof;

                  21. the ability of the Collateral Agent or any other secured party named as such in any of the Louisiana Documents to collect any deficiency remaining on any indebtedness or other obligation secured thereby following a foreclosure of, or other realization on, any Lien granted by any of the Louisiana Documents;

                  22. the negotiability of the Notes;

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March 30, 2001
Page 20


                  23. any provision of any of the Louisiana Documents that waives or releases any legal rights of any Person prior to the accrual or existence of such rights, defenses or counterclaims, or any set off or compensation, or any statutory requirements for notice, judicial hearings or bonds;

                  24. any provision of any of the Louisiana Documents that purports to create a constructive trust as to any funds received by any Person;

                  25. any provision of any of the Documents that provides for the continuation of any Lien created thereby notwithstanding defenses to or discharge of the obligations or indebtedness secured thereby;

                  26. the validity or enforceability of any documents or other writings incorporated by reference in any of the Documents unless specifically addressed in this opinion;

                  27. the enforceability of any of the Louisiana Documents except in good faith and in a commercially reasonable manner;

                  28. the validity or enforceability of the Liens created by the Louisiana Documents with respect to contracts for or the proceeds of sales of immovable property, options to buy, sell or lease immovable property or rights to buy or sell or encumber immovable property, or rights to possession or occupancy of immovable property which do not constitute leaseholds;

                  29. the validity or enforceability of the Liens created by the Mortgages with respect to any proceeds of the Mortgaged Property or to any Incorporeal Rights (as defined in the Mortgages) or the remedies purportedly available with respect thereto, except as expressly stated in clauses (a)(ii) and (a)(iii) of paragraph 5 above as to proceeds attributable to casualty insurance loss of the Immovable Property to the extent permitted by La. R.S. 9:5386 and leases and rents (and proceeds thereof) to the extent permitted by La. R.S. 9:4401;

                  30. any provision for liquidated damages contained in any of the Louisiana Documents;

                  31. the creation or perfection of any Liens purported to be created by the Mortgages on (a) the Franchise Agreement or the Franchise Area (as each term is defined in the Company Mortgage), (b) any buildings or other Improvements (as defined in the Mortgages) located on lands not specifically described in the Mortgages, (c) any personal (movable) property, (d) any Rights and Privileges (as defined in the Mortgages), including without limitation those servitudes arising pursuant to Section 4.18 of the Ground Lease, except as expressly stated in clause (a)(i) of paragraph 5 above as to predial servitudes, if any, benefiting

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March 30, 2001
Page 21


Canal Development's or Fulton Development's Immovable Property, or (e) any after-acquired property;

                  32. the validity or enforceability of Section 9 of the JCC Development Mortgage or Sections 8 of the other Mortgages, or Sections 26(h),
(i) or (j) of the Company Mortgage and the JCC Development Mortgage and Sections 25(h), (i) and (j) of the Canal Development Mortgage and the Fulton Development Mortgage;

                  33. the validity or enforceability of any Lien purported to be created by the Mortgages on security deposits or escrow payments;

                  34. the effectiveness of any provisions in the Mortgage purporting to deem materials delivered to the Immovable Property to be a part of the Immovable Property prior to becoming component parts or the validity or enforceability of any Lien thereon under the Mortgages prior to such materials becoming component parts;

                  35. any provision of any of the Louisiana Documents that provides for the restoration of any indebtedness or obligation previously paid following the bankruptcy of any Person, or the restoration or continuation of any rights or documents held by a Person after judicial proceedings to which such Person is a party are abandoned or discontinued or determined adversely;

                  36. the validity or enforceability of any Leases or any Contracts (as defined in the Security Agreement);

                  37. the creation or perfection of any Lien on any policy of insurance, letter of credit, guaranty, claim, security interest or other security held by any Credit Party to secure payment or performance by any other Person;

                  38. any right of the Collateral Agent or other secured party to the appointment of a receiver or keeper for, or to operate, or to own after foreclosure or other realization on any Lien thereon, any Collateral that constitutes a gaming facility or gaming equipment other than in compliance with the Gaming Regulations;

                  39. provisions in the Documents assigning or granting the right to modify, terminate or exercise rights under leases or other contracts or create new contracts or withdraw monies on deposit or otherwise manage or operate the Collateral prior to the Collateral Agent or other secured party acquiring ownership of such Collateral, or obtaining judicial appointment of a keeper and judicial and Gaming Authority authorizations for such actions;

                  40. the effectiveness or enforceability of the purported subrogation of the Collateral Agent to the rights of taxing authorities by reason of the payment of taxes;


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Page 22


                  41. provisions in the Documents pertaining to the admissibility of evidence or evidentiary standards or the conclusiveness of decisions or the reasonableness of actions;

                  42. waivers of provisions of the Louisiana Code of Civil Procedure or of the right of redemption or of the duty of a secured party with respect to Collateral in its possession;

                  43. any provisions of the Mortgages that purport to or would have the effect of granting the Collateral Agent the power to retain subordinate leases affecting the Mortgaged Property after a foreclosure and judicial sale;

                  44. any requirement in any Document that such Document's terms may be amended or waived only by an agreement in writing signed by all parties thereto, or provisions authorizing the delay or failure to exercise a right without waiving such right;

                  45. provisions of any of the Louisiana Documents purporting to make all remedies cumulative;

                  46. any provision of any of the Louisiana Documents which purports to make the foreclosure or other sale of any encumbered property a perpetual bar to claims by the Credit Parties;

                  47. provisions of any of the Documents providing for indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is not permitted by law or is contrary to public policy;

                  48. any provision of any of the Louisiana Documents that excludes or limits the liability of any Person for damage caused by things which such Person has in their custody as defined by Louisiana jurisprudence;

                  49. any provision of any of the Louisiana Documents that excludes or limits the liability of any Person (a) for such Person's intentional or gross fault that causes damage to any other Person or (b) for causing physical injury to any other Person; or

                  50. any provision which purports to continue the liability of any Person who is a surety for the Company's Secured Indebtedness or Obligations notwithstanding (a) any defense to the Company's Secured Indebtedness or Obligations that the Company could assert, except lack of capacity or discharge and bankruptcy of the Company, or (b) a modification or amendment of the Company's Secured Indebtedness or Obligations or the Documents or an impairment of real security held for the Company's Secured Indebtedness or Obligations, in any material manner and without such Person's consent if the Person is prejudiced by such action.

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March 30, 2001
Page 23

         D. The rights of the Collateral Agent under the Mortgages against any insurer responsible for paying proceeds attributable to the casualty insurance loss of any Mortgaged Property will be subject to any dealings by the insurer with the applicable Louisiana Company, or its successor in interest, until the insurer receives written notice from or on behalf of the Collateral Agent or the applicable Louisiana Company of the collateral assignment to the Collateral Agent of the right to receive such insurance proceeds.

         E. The rights of the Collateral Agent in proceeds of Assigned Leases and Rents will be limited as set forth in La. R.S. 9:4401(F).

         F. Unless and until the debtors or payors of each one of the Receivables (as defined in the Security Agreement) have received written notice of the security interest granted therein to the Collateral Agent, such security interest will remain subject to any dealings by such debtors or payors with the pertinent Credit Party or other assignee, if any, of such Receivables.

         G. Unless and until the debtors and lessees under each one of the Assigned Leases have received written notice of the assignment thereof, the rights of the Collateral Agent in such Assigned Leases and Rents will be subject to any dealings by such debtors and lessees with the pertinent Credit Party or any other assignee, if any, of such Assigned Leases and Rents.

         H. The Lien created by the Security Agreement on Contracts and Contract Rights (each as defined in the Security Agreement) will be subject to the respective rights of the parties to each Contract and will not be enforceable against any payor or obligor thereunder unless and until such payor or obligor has received written notice thereof from the Collateral Agent.

         I. Although the term "general intangibles", as defined in the Security Agreement, by itself may be sufficient to include in the Collateral all of the property intended to be covered thereby, (1) a dispute could arise as to whether a particular item of property is included or not included within such term, and
(2) the degree of specificity required for the description of particular items of general intangibles has not been established under the LAUCC. Accordingly, our opinion as to the effectiveness of the Security Agreement or any Financing Statement (or Fixture Statement) to create and perfect a security interest in all "general intangibles" of any Credit Party merely described as such without further description is limited as aforesaid. (This paragraph does not apply with respect to the security interest in JCC Holding's limited liability company interests in the Company and in JCC Development.) Furthermore, we express no opinion as to the effectiveness of the Security Agreement or any Financing Statement (or Fixture Statement) to create and perfect a security interest in "all personal property" or "any property or assets of any type or description" of any Credit Party merely described as such without further description.

         J. We call your attention to, and our opinion is limited by, the fact that (1) the continuation of perfection of security interest in proceeds is limited to the extent set forth in the

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Page 24


LAUCC; (2) buyers and purchasers of the Security Agreement Collateral and the Pledge Agreement Collateral, whether or not in the ordinary course of business, in certain circumstances described in LAUCC Sections 9-307, 9-308 and 9-309, may acquire such Collateral free of the Collateral Agent's perfected security interest; (3) a perfected security interest may become unperfected (a) if Collateral located in Louisiana is removed from this state to another state, or a Credit Party's chief executive office is moved to another state, and in each instance appropriate steps are not taken in that other state, or (b) a Financing Statement or Fixture Statement becomes seriously misleading due to changes in the name, identity, taxpayer identification number or corporate structure of a Credit Party; and (4) a perfected security interest in goods may be lost if the goods (a) are installed in or affixed to, or become a part of a product or mass with, goods which are not items of Collateral or (b) become a fixture (other than a Louisiana Company's goods, but excluding ordinary building materials or other similar things) that become a fixture on the Immovable Property specifically described in that Louisiana Company's Fixture Statement).

         K. You are aware that the Louisiana Mortgaged Property includes interests in leases or subleases, and that the exercise of remedies under the Mortgages is subject to the terms of said leases or subleases (and, in the case of the JCC Development Mortgage, also the Master Plan as defined therein). We have assumed that the requirements contained in such leases, or in the case of subleases, contained either in such sublease or in the leases from which the sublease is derived (and, in the case of the JCC Development Mortgage, also in the Master Plan as defined therein), for the mortgaging of such leases or subleases have been met or waived. The opinions expressed herein are subject to the effect, if any, of any such requirements pertaining to the mortgaging or assigning thereof. The Louisiana Documents will not prevent the grantor or grantee of any such leases, subleases or other contracts constituting a part of the Collateral from modifying or terminating such leases or contracts (although such actions may constitute an enforceable breach of other agreements in favor of the Secured Creditors or an enforceable default under the Documents). The termination of the Casino Lease will terminate the Lien of the Mortgage granted by the Company on the Casino Lease and the Casino building.

         L. We express no opinion as to whether the Collateral Agent or any Bank or their assignees will be admitted as members of the Louisiana Companies or be entitled to assume such limited liability company interests.

         M. We do not express any opinion with respect to (1) the enforceability of any of the Documents except as set forth in paragraph 5 above, or (2) the perfection of any Lien except as set forth in paragraphs 7, 8, 9 and 10 above.

         N. For purposes of the opinions in paragraphs 14 and 15 above, we have relied solely upon a certificate of an executive officer of the Company with respect to certain factual matters.

         O. You are aware that the Louisiana Companies and the Documents are subject to the Gaming Regulations and federal statutes, regulations and orders regulating gaming. The

March 30, 2001
Page 25

enforceability of the remedies provided under the Louisiana Documents are subject to orders of federal and Louisiana governmental authorities pursuant thereto. In particular, the acquisition or operation of the encumbered properties and property interests by the Collateral Agent, any of the Trustee, any of the Secured Creditors or any other Person will require approvals by and filings with governmental authorities under the Gaming Regulations, which requirements may limit the number of potential bidders, delay or reduce the realization on such property and otherwise limit the practical value of realizing on such property.

         P. We have assumed that the Bankruptcy Court's Confirmation Order confirming the Plan of Reorganization has been entered and is not stayed, the time to appeal or to seek review by petition for certiorari therefrom has expired without an appeal or application for review having been filed, and such Confirmation Order now constitutes a final, non-appealable judgment in full force and effect, and that the Plan Effective Date occurred under the Plan of Reorganization on March 19, 2001. We further assume that the execution, delivery and performance of the Documents has been approved by the Bankruptcy Court in connection with the Plan of Reorganization, and we express no opinion as to the enforceability of any provision of the Louisiana Documents to the extent that such provision conflicts with the terms of the Plan of Reorganization.

         Q. Without limiting the exceptions stated in paragraph 14, we express no opinion as to whether a court applying Louisiana law would give effect to the choice of New York law as governing (x) the Mortgages or any portions thereof, or (y) the validity and enforceability of the Documents in which such choice of law is stipulated as to the following provisions:

                  (1) any requirement in any Document that such Document's terms may be amended or waived only by an agreement in writing signed by all parties thereto, or provisions authorizing the delay or failure to exercise a right without waiving such right;

                  (2) provisions pertaining to the admissibility of evidence or evidentiary standards or the conclusiveness of determinations or the reasonableness of actions;

                  (3) any agreement to submit to the jurisdiction of any court sitting in any particular jurisdiction;

                  (4) any waiver of any right to a trial by jury or to claim any forum as inconvenient or to judicial service of process;

                  (5) provisions which purport to create a constructive trust as to any funds received by any Person;

March 30, 2001
Page 26


                  (6) provisions which purport to establish the obligation of the Credit Parties for a deficiency in circumstances not permitted by the Louisiana Deficiency Judgment Act;

                  (7) provisions which purport to waive the duty of a secured party with respect to Collateral in its possession;

                  (8) the creation of security interests under the Pledge Agreement or the Security Agreement in Collateral not subject to the LAUCC, or the perfection of security interests or other matters provided for in LAUCC
                           Section 9-103, or the remedies provided in the Documents;

                  (9) any provision for liquidated damages contained in any of the Documents;

                  (10) any waiver or extension of any statute of limitations or liberative prescriptive period;

                  (11) provisions of Indenture Section 11.17(b) or HET/JCC Agreement Section 20(b);

                  (12)     provisions of Security Agreement Section 7.3;

                  (13) provisions of the Pledge Agreement and the Security Agreement regarding any incorporeal (intangible) Collateral to which the application of such provision is found to be ambiguous, or the second sentence of Pledge Agreement Section 26(a);

                  (14) provisions which purport to restore or continue any rights or documents held by a Person after judicial proceedings to which such Person is a party are abandoned or discontinued or determined adversely;

                  (15)     irrevocable power of attorney grants or appointments;

                  (16) provisions which exclude or limit any liability of any Person for such Person's intentional or gross fault that causes damage to any other Person or for causing physical injury to any other Person;

                  (17) indemnities against a Person's intentional, gross fault, negligence or otherwise where such indemnification is not permitted by law or is contrary to public policy; or

March 30, 2001
Page 27



                  (18) provisions which purport to continue the liability of a Credit Party notwithstanding (a) any defense to the Company's Secured Indebtedness or Obligations that the Company could assert, except lack of capacity or discharge and bankruptcy of the Company, or (b) a modification or amendment of the Company's Secured Indebtedness or Obligations or the Documents or an impairment of real security held for the Company's Secured Indebtedness or Obligations, in any material manner and without such Credit Party's consent if the Credit Party is prejudiced by such action.

          R. With regard to the opinion expressed in paragraph 12 above, in the event that any bank acquires possession or ownership of encumbered property in Louisiana, whether by the exercise of provisional remedies available under the Documents and applicable law, foreclosure, dation en paiement (deed in lieu of foreclosure) or otherwise, various filings or other acts may by required in Louisiana in connection with the use, operation or ownership of such property, and the foregoing opinion does not extend to any such filings or acts. In particular, you should be aware that the banks' exemption from Louisiana taxes shall not include ad valorem taxes assessed against any immovable property that the banks may own in this state. Additionally, the opinion expressed above is rendered without regard to any other activities or transactions which any of the banks are engaged in or is a party to, and assumes that each bank is not subject to the jurisdiction of any court or governmental authority of the State of Louisiana for any reason other than the execution, delivery and performance of the Documents. We express no opinion as to whether any bank which is not an entity of the type described in La. R.S. 12:302(K) (as stated in opinion paragraph 12 above) is or is not required to qualify to transact business or pay any tax or fee in connection with this transaction.

         S. (1) The Louisiana Documents state in multiple provisions that the Louisiana Documents and the liens, rights and covenants thereunder are subject to the terms and conditions of the Intercreditor Agreement, which further is purported to be incorporated into the Mortgages by reference. The opinions expressed herein are subject to the effect, if any, of such terms and conditions of the Intercreditor Agreement on the Louisiana Documents. We express no opinion as to the validity or enforceability of the Intercreditor Agreement (except as stated in paragraph 4 as to its due authorization), and the opinions expressed above pertaining to the Louisiana Documents should not be construed as extending thereto. Furthermore, we express no opinion as to the enforceability of, or the effect on the Louisiana Documents' validity and enforceability and the opinions expressed herein arising from, (x) the purported incorporation by reference of the Intercreditor Agreement (which elects New York law) into the Mortgages or
(y) any provisions in the Louisiana Documents which conflict or are inconsistent with the provisions of the Intercreditor Agreement.

            (2) We express no opinion as to the validity or enforceability of the Mortgages under the laws of the State of New York. Furthermore, we express no opinion as to

March 30, 2001
Page 28


the enforceability of, or the effect on the Mortgages' validity and enforceability and the opinions expressed herein arising from, the purported choice of New York law in the Mortgages.

         T. No opinion is to be implied herein or inferred herefrom as to (1) the financial ability of the Credit Parties to meet their respective obligations under the Documents, (2) the truthfulness or accuracy of any financial statements, reports, plans or documents or other facts furnished to you by the Credit Parties in connection with the Documents, (3) the truthfulness or accuracy of any statements of fact made by the Credit Parties in the Documents or any other documents described herein, except to the extent that such matters are expressly addressed herein, or (4) whether any of the obligations, covenants or agreements contained in the Documents in fact have been or will be fulfilled, completed or performed. We have assumed that no facts exist that would make available the defenses of error, fraud or other vice of consent.

         U. With your permission, we express no opinion regarding the applicability or effect of the bankruptcy and insolvency laws of the United States and State of Louisiana pertaining to fraudulent conveyances.

         V. We express no opinions as to the laws of any jurisdiction other that the laws of the State of Louisiana, and the General Corporation Law of the State of Delaware as to opinion paragraphs 1 and 2, above, and the federal laws of the United States pertinent to opinion paragraphs 14 and 15, and we express no opinion with respect to the laws of the United States of America except with respect to opinion paragraphs 14 and 15 or of any other State or jurisdiction (or, in the case of the State of Delaware, any laws other than the Delaware General Corporation Law) or any matters of municipal law.

         The opinions expressed herein are expressed as of the date hereof and are not intended to have any prospective effect. No opinion is expressed herein as to the effect of any future acts of the parties or changes in existing laws. We assume no obligation to advise you or any other Person of any changes concerning the above matters or opinions, whether or not deemed material, which may hereafter come or be brought to our attention, including but not limited to, changes which could result from pending or future legislation, law or jurisprudence or changes in the facts presently in effect.

         The foregoing expresses our legal opinion as to the matters set forth above and is based upon our professional knowledge and judgment at this time; it is not, however, to be construed as a guaranty, nor is it a warranty that a court considering such matters would not rule in a manner contrary to the opinions set forth above. This legal opinion is prepared and rendered in accordance with the standard of care applicable to opinion letters issued by law firms and/or lawyers located in the state of Louisiana.

         The opinions expressed in this letter are given solely for the benefit of Trustee under the Indenture, HET and HOC under the Minimum Payment Guaranty and Revolving Credit

March 30, 2001
Page 29


Agreement, HNOMC under the Revolving Credit Agreement, the Collateral Agent, and their respective counsel. This opinion letter may be relied upon by Trustee, HET, HOC, and HNOMC and their respective counsel only in connection with the transactions contemplated by the Documents. This opinion letter may not be relied upon in whole or in part, for any other purposes or by any other Person without our prior written consent.

                                            Very truly yours,



                                            ADAMS AND REESE

                    EXHIBIT C-3 TO REVOLVING CREDIT AGREEMENT
                                        &
                            EXHIBIT C-4 TO INDENTURE

                         [PILLSBURY WINTHROP LETTERHEAD]

                                 March 30, 2001

Wells Fargo Bank Minnesota, National Association as Trustee for the benefit of the Holders from time to time under the Senior Note Indenture referred to below

and

Harrah's Entertainment, Inc.
and Harrah's Operating Company, Inc. as
Minimum Payment Guarantors pursuant
to the HET/JCC Operating Agreement referred to in the Senior Note Indenture and as lenders under the Revolving Credit Agreement referred to below

and

The Bank of New York, as Collateral Agent
10161 Centurion Parkway
Jacksonville, Florida 32256

Ladies and Gentlemen:

         We have acted as special New York (the "State") counsel to (i) JCC Holding Company, a Delaware corporation ("JCC Holding") and (ii) Jazz Casino Company, L.L.C., a Louisiana limited liability company ("JCC") for purposes of providing this opinion in connection with (x) the Indenture, dated as of March 30, 2001 (the "Senior Note Indenture"), among JCC, as issuer, JCC Holding, JCC Canal Development, L.L.C., a Louisiana limited liability company ("Canal Development"), JCC Fulton Development, L.L.C., a Louisiana limited liability company ("Fulton Development"), JCC Development Company, L.L.C., a Louisiana limited liability company ("JCC Development"), as guarantors, and Wells Fargo Bank Minnesota, National Association, as Trustee and (y) the Revolving Credit Agreement, dated as of March 30, 2001 (the

March 30, 2001
Page 2


"Revolving Credit Agreement"), among JCC, as borrower, JCC Holding, Canal Development, Fulton Development and JCC Development, as guarantors, and Harrah's Entertainment, Inc., Harrah's Operating Company, Inc. and Harrah's New Orleans Management Company, as lenders.

         As used herein, "Governmental Approval" means any authorization, consent, approval, license or exemption (or the like) of or from any governmental unit, "Governmental Registration" means any registration or filing (or the like) with, or report or notice (or the like) to, any governmental unit, "Subsidiary Guarantors" means Canal Development, Fulton Development and JCC Development, "Documents" means the Senior Note Indenture, the Revolving Credit Agreement, the Pledge Agreement, dated as of March 30, 2001 (the "Pledge Agreement"), among JCC Holding, JCC and the Subsidiary Guarantors, as pledgors, and The Bank of New York, not in its individual capacity, but solely as Collateral Agent, and the Security Agreement, dated as of March 30, 2001 (the "Security Agreement"), among JCC Holding, JCC and the Subsidiary Guarantors, as assignors, and The Bank of New York, not in its individual capacity, but solely as Collateral Agent, "Securities" means the Senior Notes due 2008 of JCC in the form included in Exhibit A to the Senior Note Indenture, "Security Interest" means the security interests created by the Pledge Agreement and the Security Agreement, "LLC Membership Certificates" means the certificates evidencing units of membership interests in Canal Development, Fulton Development and JCC Development, "Collateral" shall mean all the "Collateral" as defined in the Pledge Agreement and/or the Security Agreement, as the case may be, "Pledged Securities" means any "Security" (as defined in the Pledge Agreement) that is included in the Collateral under the Pledge Agreement, including, without limitation, the LLC Membership Certificates, "Stock" has the meaning assigned to such term in the Pledge Agreement, "Uniform Commercial Code" means the Uniform Commercial Code as in effect in the State on the date hereof, "Revolver Note" means the "Note" as defined in the Revolving Credit Agreement, and the terms "Revolving Loan Commitment" and "Revolving Loan" have the meanings assigned to such terms in the Revolving Credit Agreement. Other capitalized terms used herein but not defined herein have the meanings assigned to them in the Senior
Note Indenture.

         This opinion is delivered to you pursuant to Section 4.2(b) of the Senior Note Indenture and Section 4.2(b) of the Revolving Credit Agreement at the request of JCC.

         On the basis of the assumptions and subject to the qualifications and limitations set forth below, we are of the opinion that:

                  1. Each Document constitutes a valid and legally binding agreement of JCC Holding, JCC and/or each Subsidiary Guarantor to the extent such Person is a party thereto, each Security will, upon being duly issued for value and executed and authenticated in accordance with the terms and conditions of the Senior Note Indenture, constitute a valid and legally binding obligation of JCC, and the Revolver Note delivered on the date hereof will, upon disbursement of a Revolving Loan evidenced by the

March 30, 2001
Page 3



Revolver Note, constitute a valid and legally binding obligation of JCC, in each case enforceable against JCC Holding, JCC, and/or the Subsidiary Guarantors, as the case may be, in accordance with its terms.

                  2. Under the law of the State, no Governmental Approvals are required to have been obtained, and no Governmental Registrations are required to have been made, by JCC for the valid execution, delivery and issuance by JCC of the Securities and the Revolver Note issued on the date hereof, for JCC's incurrence of Indebtedness in the aggregate amount of $124,500,000 and the repayment of such Indebtedness, with interest, in accordance with the terms of the Senior Note Indenture and the Securities, for JCC's incurrence of Indebtedness in the amount of the Revolving Loan Commitment and the repayment of such Indebtedness, with interest, in accordance with the terms of the Revolving Credit Agreement and the Revolver Note, for the grant by JCC of the Security Interest or, subject to paragraph 3(b) below, the maintenance of the Security Interest in accordance with the terms of the Security Agreement, for the performance by JCC of its other obligations under the Documents or for the performance by JCC Holding and the Subsidiary Guarantors of their respective obligations under the Documents (other than in connection or in compliance with the blue-sky law of the State, as to which we express no opinion).

                  3. (a) The provisions of (i) the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a valid security interest in the Collateral to secure the Obligations (as defined in the Security Agreement) and (ii) the Pledge Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a valid security interest in the Collateral to secure the Obligations (as defined in the Pledge Agreement).

                     (b) The law (including the conflict of law rules) of the jurisdiction in which a debtor's place of business, or, if it has more than one place of business, its chief executive office, is located governs the perfection by filing of the Security Interest in the Security Agreement Collateral consisting of (in each case as defined in the Uniform Commercial Code) accounts (other than accounts described in Section 9-103(5) of the Uniform Commercial
Code), general intangibles and investment property and, in the case of such accounts and general intangibles, the effect of such perfection or non-perfection.

                     (c) (i) The delivery to the Collateral Agent in the State of the certificates (and related stock powers executed in blank) delivering to it representing Pledged Securities constituting Stock or the LLC Membership Certificates is effective to perfect the Security Interest in the Pledged Securities evidenced by such certificates on the date of such delivery.

                         (ii) Upon the delivery of the certificates representing
the Pledged Securities referred to in clause (i) to the Collateral Agent as specified in such clause, the Security Interest in such Pledged Securities, insofar as it secures the principal

March 30, 2001
Page 4


amount of the Securities issued on the date hereof and the principal amount of the Revolving Loans outstanding on the date hereof, will not be subject to any present or future prior Liens.

                           (d) The delivery to the Collateral Agent in the State
of any Collateral constituting instruments (as such term is defined in Section 9-105(1)(i) of the Uniform Commercial Code) is effective to perfect the Security Interest in such instruments on the date of such delivery.

         Our opinion is subject to the following qualifications and limitations:

                  (a) Our opinion is subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and other similar laws affecting creditors' rights generally, (ii) general equitable principles,
(iii) requirements of reasonableness, good faith and fair dealing, and (iv) additionally in the case of (A) indemnities, a requirement that facts, known to the indemnitee but not the indemnitor, in existence at the time the indemnity becomes effective that would entitle the indemnitee to indemnification be disclosed to the indemnitor, (B) waivers, Section 9-501(3) of the Uniform Commercial Code and (C) indemnities, waivers and exculpatory provisions, public policy. Our opinion with respect to the Senior Note Indenture and the Revolving Credit Agreement is subject to the further qualification that JCC Holding and the Subsidiary Guarantors may be exonerated as to a guaranteed party if that guaranteed party fails to inform JCC Holding or the Subsidiary Guarantors of material, adverse information, known to it and not to JCC Holding or the Subsidiary Guarantors, concerning JCC or any collateral.

                  (b) Certain remedial provisions of the Documents we are opining on may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the balance of such Documents, and the practical realization of the benefits created by such Documents taken as a whole will not be materially impaired by the unenforceability of those particular provisions. In addition, certain remedial provisions of such Documents may be subject to procedural requirements not set forth therein.

                  (c) The Security Interest will not be enforceable (i) with respect to, or attach to, any Collateral until value has been given and JCC Holding, JCC or any Subsidiary Guarantor, as the case may be, has rights in such Collateral and (ii) against the competing interests of those third parties (other than JCC Holding, JCC or any Subsidiary Guarantor) who would, in accordance with the provisions of the Uniform Commercial Code, take free of, or have priority over, the Security Interest, notwithstanding its perfection.

                  (d) Our opinion is limited to the law of the State as in effect on the date hereof and to the Documents insofar as such Documents purport to be governed by the law of the State.

March 30, 2001
Page 5


                  (e) This opinion is solely for your benefit and the benefit of your assignees and participants in connection with the above transactions. This opinion may not be relied upon by you for any other purpose or furnished to (unless otherwise required to be so furnished by applicable law or judicial process), quoted to or relied upon by any other Person for any purpose without our prior written consent.

                  (f) We express no opinion with respect to:

                           (i) JCC Holding's, JCC's, or any Subsidiary
         Guarantor's rights in, title to or legal or beneficial ownership of any of the Collateral, or any Collateral acquired after the date hereof;

                           (ii) the perfection of the Security Interest in any dividends or other distributions on Pledged Securities that are not the subject of our opinion expressed in paragraph 3(c)(i) above;

                           (iii) except to the extent specified in paragraph 3(c)(ii), the priority of the Security Interest;

                           (iv) any Collateral that (A) is not governed by
         Article 8 or 9 of the Uniform Commercial Code (and not, in the case of Article 9, excluded therefrom by Section 9-104 or Section 9-313(2)),
         (B) is subject to Section 9-401(10)(a) or (b) of the Uniform Commercial Code or (C) is a trademark;

                           (v) Section 11.8 of the Senior Note Indenture, Sections 8.7(a) and (b) of the Revolving Credit Agreement and Sections 26(a) and (b) of the Pledge Agreement, insofar as such Sections relate to federal courts (except as to the personal jurisdiction thereof);

                           (vi) Section 8.7(c) of the Revolving Credit Agreement and Section 26(c) of the Pledge Agreement, insofar as such Sections are sought to be enforced in a federal court;

                           (vii) In the case of the Pledge Agreement, Section 7(b) through (f), Section 26(a), insofar as it purports to except Sections 7(b) through (f) from the first sentence of such Section, and
         Section 27;

                           (viii) In the case of the Security Agreement, Section 6.3(b) through (f), Section 10.7, insofar as it purports to except
         Section 6.3(b) through 9(f) from such Section, and Section 10.12;

                           (ix) In the case of the Senior Note Indenture,
         Section 11.15;

                           (x) In the case of the Securities, Section 14 thereof;

March 30, 2001
Page 6


                           (xi) In the case of the Revolving Credit Agreement,
         Section 8.14; or

                           (xii) In the case of the Pledge Agreement and the Security Agreement, with respect to the status of any Person as a Secured Creditor for whom the Collateral Agent is not acting as representative within the meaning of Section 9-1059(1)(m) of the Uniform Commercial Code.

         In rendering our opinion:

                  (i) We have examined originals, or copies of originals certified, conformed or otherwise identified to our satisfaction, of such agreement, documents and records as we have considered relevant and necessary as a basis for this opinion.

                  (ii) We have assumed the accuracy and completeness of all, and the authenticity of all original, certificates, agreements, documents, records and other materials submitted to us the conformity with the originals of any copies submitted to us, the genuineness of all signatures and the legal capacity of all natural persons.

                  (iii) We have assumed that (A) JCC Holding, JCC and each Subsidiary Guarantor (1) are duly incorporated or organized, validly existing and in good standing under the law of the State of Delaware and Louisiana, as the case may be, and (2) have corporate power, and have taken all necessary action (including any necessary stockholder or member action) to authorize them,
(aa) to execute and deliver, and to perform their respective obligations under, and have duly executed and delivered, the Documents to which they are a party and (bb) in the case of JCC, to execute, deliver and issue, and to perform it obligations under, and have duly executed, delivered and issued for value, the Securities and the Revolver Note; and (B) the execution and delivery of, and the performance of their obligations under, the Documents by JCC Holding, JCC and the Subsidiary Guarantors, and the execution, delivery and issuance of, and performance of its obligations under, the Securities and the Revolver Note by JCC, do not and will not (1) require any Governmental Approval or any Governmental Registration of (2) violate or conflict with, result in a breach of, constitute a default under, or result in the creation of any Lien (other than, the Security Interest) upon any property of JCC Holding, JCC, any Subsidiary Guarantor, or any of their respective Affiliates under, (aa) the certificate of incorporation or the by-laws of JCC Holding and the certificate of formation or operating agreement of JCC or any Subsidiary Guarantor, as the case may be, (bb) any agreement or instrument to which JCC Holding, JCC, any Subsidiary Guarantor, or any of their respective Affiliates is a party or by which JCC Holding, JCC, any Subsidiary Guarantor, or any of its Affiliates or any of

March 30, 2001
Page 7


their respective properties may be bound, (cc) any Governmental Approval or Governmental Registration that may be applicable to JCC Holding, JCC, any Subsidiary Guarantor or any of its Affiliates or any of their respective properties, (dd) any order, decision, judgment or decree that may be applicable to JCC Holding, JCC, any Subsidiary Guarantor, or any of their respective Affiliates or any of their respective properties or (ee) any law except that the foregoing assumption does not apply to, (w) in the case of the Governmental Approvals and Governmental Registrations referred to in subclause (B)(1), the Governmental Approvals and Governmental Registrations that are the subject of our opinion expressed in paragraph 2 above and (x) in the case of the law referred to in subclause (b)(2)(ee), the law of the State (except as to any Governmental Approvals and Governmental Registrations required thereunder that are not the subject of our opinion expressed in paragraph 2 above).

                  (iv) We have assumed that the Documents constitute (subject to the same qualifications as are contained in subparagraph (a) of the immediately preceding paragraph) the valid and legally binding agreements of the parties thereto under all applicable law (other than, in the case of JCC Holding, JCC and the Subsidiary Guarantors the law of the State (except as to any Governmental Approvals and Governmental Registrations required thereunder that are not the subject of our opinion expressed in paragraph 2 above)).

                  (v) We have assumed, for purposes of paragraph 3(c), that (A) the Secured Creditors and the Collateral Agent (on behalf of the Secured Creditors) takes the Pledged Securities in good faith and without notice of any adverse claim, (B) the Collateral Agent maintains continuous possession of the Pledged Securities that are the subject of our opinion expressed in paragraph 3(c) above in the State and complies with the provisions of, and holds such Pledged Securities for the benefit of the Secured Creditors in the manner provided for in, the Pledge Agreement and (C) such Pledged Securities are "certificated securities" within the meaning of Section 8-102(a)(4) of the Uniform Commercial Code.

                  (vi) We have assumed, for purposes of paragraph 3(d), that (A) the Secured Creditors and the Collateral Agent (on behalf of the Secured Creditors) would take any instrument referred to in such paragraph for value, in good faith and without notice that it is overdue or has been dishonored or of any defense against or claim to it on the part of any person, and (B) the Collateral Agent would maintain continuation possession of such instrument in the State and would comply with the provisions of, and hold such instrument for the benefit of the Secured Creditors in the manner provided for in, the Pledge Agreement.

                  (vii) We have assumed, for the purposes of paragraph 2 above, that the only activities of JCC Holding, JCC and the Subsidiary Guarantors in the State consist of the negotiation, execution and delivery of, and the performance of its obligations under, the Documents.

                  (viii) We have assumed that the Documents, the Securities, the Revolver Note and Pledged Securities that are the subject of our opinion expressed herein, as executed and delivered, were in the forms submitted to us.

March 30, 2001
Page 8


                  (ix) We have assumed, for so much of paragraph 1 as relates to
Section 11.8 of the Indenture, Section 8.7(a) of the Revolving Credit Agreement,
Section 26(a) of the Pledge Agreement, Section 10.7 of the Security Agreement or the last paragraph of the Revolver Note, that the choice of law of the State as the governing law of such Documents, the Securities and the Revolver Note would not result in a violation of an important public policy of another state having greater contacts with the transactions contemplated by such Documents, the Securities and the Revolver Note than the State.

                                            Very truly yours,


                                            PILLSBURY WINTHROP LLP

                    EXHIBIT C-2 TO REVOLVING CREDIT AGREEMENT
                                        &
                            EXHIBIT C-5 TO INDENTURE

           [HELLER, DRAPER, HAYDEN, PATRICK & HORN, L.L.C. LETTERHEAD]




                                 March 29, 2001

Wells Fargo Bank Minnesota,
National Association as Trustee
under the Indenture referred to below
6th and Marquette
MAC-N9303-120
Minneapolis, Minnesota 55479

and

Harrah's Entertainment, Inc.
and Harrah's Operating Company, Inc.,
Harrah's New Orleans Management Company, as Revolver Creditors, pursuant to
  Revolving Credit Agreement referred to below
One Harrah's Court
Las Vegas, Nevada 89119

and

The Bank of New York,
  as Collateral Agent
10161 Centurion Parkway
Jacksonville, Florida 32256

                  Re:   Borrower: Jazz Casino Company, L.L.C.

Ladies and Gentlemen:

         I have been asked to render this opinion on behalf of Jazz Casino Company, L.L.C., a Louisiana limited liability company (the "Borrower"), with respect to certain matters of Louisiana casino gaming law in connection with the Indenture, among Jazz

Casino Company, L.L.C., the issuer, JCC Holding Company, JCC Canal Development, L.L.C., JCC Fulton Development L.L.C., and JCC Development Company, L.L.C., the guarantors, and Wells Fargo Bank Minnesota, National Association, the trustee (the "Trustee"), dated as of March 30, 2001 (the "Indenture"), and the Revolving Credit Agreement, among Jazz Casino Company, L.L.C., as borrower, JCC Holding Company, JCC Canal Development, L.L.C., JCC Fulton Development L.L.C., and JCC Development Company, L.L.C., as guarantors, Harrah's Entertainment, Inc., Harrah's Operating Company, Inc., and Harrah's New Orleans Management Company, as Lenders, dated as of March 30, 2001 (the "Revolving Credit Agreement").

         Unless the context requires otherwise, capitalized terms used herein but not defined herein have the meaning assigned to them in the Indenture.

         The laws, rules and regulations, including emergency regulations, of the State of Louisiana pertaining to licensed casino gaming activities, as set forth in the Louisiana Economic Development and Gaming Corporation Act (the "Act") and the regulations, emergency regulations, resolutions and orders adopted thereunder by the Louisiana Gaming Control Board or its successors (the "LGCB") as in effect on the date hereof are collectively referred to herein as "Gaming Regulations." The LGCB, together with any other governmental authority charged with the administration and the enforcement of the Gaming Regulations, shall hereinafter be referred to as the "Gaming Authorities."

         For purposes of this opinion, I have reviewed (a) the Amended and Renegotiated Casino Operating Contract dated as of October 30, 1998 among Harrah's Jazz Company, a Louisiana general partnership, the Borrower and the LGCB, the Second Amendment to Amended and Renegotiated Casino Operating Contract and the Third Amendment to Amended and Renegotiated Casino Operating Contract (collectively, the "Casino Operating Contract"); (b) the petition and first amended and supplemental petition to the LGCB identified on Schedule A attached hereto (the "LGCB Order"); and (d) the Indenture, the Revolving Credit Agreement and certain related security documents described on Schedule C attached hereto (hereinafter "Secured Documents").

         I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and, except as stated herein, I have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

         Based upon the foregoing, and subject to the assumptions, qualifications, restrictions and limitations set forth in this letter and the Remedy Qualification (as defined below), I am of the following opinions:

         0.1. All authorizations, consents or approvals of or by the Gaming Authorities required as of the date of this letter under the Gaming Regulations have been obtained and are in full force and effect for: (a) the due execution and delivery by the Borrower of the Secured Documents executed as of the date of this letter to which the Borrower is a party; (b) the grant by the Borrower of any lien or security interest in Collateral of the Borrower created pursuant to the Secured Documents executed as of the date of this letter; (c) the perfection of the Collateral Agent's rights under any lien or security interest in Collateral of the

Borrower created pursuant to any Secured Documents executed as of the date of this letter; and (d) the issuance of New Common Stock pursuant to the Plan of Reorganization, subject to the right of the LGCB to call forward any holder of New Common Stock for a finding of suitability in accordance with the Gaming Regulations, and with regard to Preston Smart, directly or indirectly through trusts and investment companies, limited by the LGCB Order until he is found suitable by the LGCB; provided, however, I express no opinion as to any proceedings, authorizations, consents, approvals, notices, filings or other actions required to be taken, obtained or made with the Gaming Authorities in connection with the operation or exercise of any or all of the restrictions, rights or remedies contemplated, authorized, created or provided for under any of the Secured Documents (the "Remedy Qualification").

         0.2 The Gaming Regulations do not prevent any Security Document executed as of the date of this letter that creates a valid and enforceable security interest or lien in the Collateral of the Borrower from creating a security interest or lien in favor of the Collateral Agent in the Collateral of Borrower that is the subject of such Security Deposit, as security for the payment of the obligations secured thereby.

         0.3 Trustee and The Bank of New York are required by reason of the transactions referred to in the Secured Documents to be found suitable under the Gaming Regulations; provided, however, Trustee and The Bank of New York are presumed to be suitable at this time pursuant to the LGCB Order and/or the Casino Operating Contract; and further provided, however, (a) the LGCB may withdraw the presumption of suitability at any time and Trustee and The Bank of New York are subject to being called forward for a finding of suitability in the discretion of the LGCB; (b) the LGCB may require, in its discretion, a finding of suitability in connection with the granting of any necessary approvals for the exercise of remedies provided for in the Secured Documents; (c) successors to, or transferees of, Trustee or The Bank of New York may be required to be found suitable and are subject to being called forward for a finding of suitability in the discretion of the LGCB; and (d) Trustee and The Bank of New York, and any successors to, or transferees of, Trustee or The Bank of New York, are required to comply with the Gaming Regulations and the Casino Operating Contract in connection with the exercise of any rights or remedies under the Secured Documents.

         0.4. The execution and delivery by the Borrower of the Secured Documents executed as of the date of the letter to which it is a party will not violate any Gaming Regulations.

         The foregoing opinions are limited by, subject to, and based on, the following limitations, assumptions, restrictions and qualifications, all of which have been made with your permission:

         A. This opinion assumes, consistent with the Gaming Regulations and the Casino Operating Contract, that none of the Secured Documents creates a lien or any other security interest in or to (i) the Casino Operating Contract, (ii) the House Bank (as defined in the Third Amended and Restated Management Agreement as in effect on the date of this letter), or (iii) the Louisiana Gaming Gross Share Payments (including the LGCB's interest in Daily Collections), as such terms are defined in the Casino Operating Contract, as in effect on the date of this letter.

         B. The foregoing opinions relate only to suitability determinations, authorizations, consents and approvals that are required as of the date of this letter under the Gaming Regulations as applicable to the Borrower with respect to the Secured Documents in effect as of the date of this letter, and without considering or giving effect to any other additional security and/or mortgage with respect to the Secured Documents or any of the other credit documents. The exercise of remedies under the Secured Documents, may require licenses, permits, suitability determinations, consents, approvals, authorizations, orders or notices under the Gaming Regulations, the Secured Documents and the Casino Operating Contract. I express no opinion as to the applicability of any such requirements and assume that all have been or will be satisfied. In addition, the Gaming Regulations require that persons and entities other than the Borrower obtain licenses, permits, or suitability determinations or other consents, approvals, authorizations or orders under the Gaming Regulations. I express no opinion as to any such requirements and assume that all have been or will be satisfied. Furthermore, I advise you that the presumptions of suitability set forth in the LGCB Order, the Casino Operating Contract and the Gaming Regulations are subject to withdrawal by the LGCB. I express no opinion as to the validity or enforceability of the Secured Documents except as specifically set forth in this letter with respect to Gaming Regulations only and then subject to the Remedy Qualification and the other limitations, assumptions, restrictions and qualifications set forth in this letter;

         C. There are uncertainties with respect to the Gaming Regulations and their application to the Casino Operating Contract. This letter expresses no opinion as to the validity or enforceability of the Casino Operating Contract or the effect on your rights under the Secured Documents, including any liens on Collateral, or New Common Stock in the event the Casino Operating Contract is found to be invalid or unenforceable in whole or in part, without limiting the opinion given in paragraphs 0.1 and 0.2. With your permission, I have not addressed those matters herein, and, for purposes of this opinion, I have assumed that the Casino Operating Contract constitutes the legal, valid and binding obligations of the parties thereto, including the LGCB, enforceable in accordance with its terms. The Louisiana Constitution and the Gaming Regulations contain provisions which may materially impair or terminate Borrower's ability to conduct casino gaming activities pursuant to the Casino Operating Contract, including, but not limited to, provisions (i) requiring or permitting referendum elections or elections on propositions relating to allowing or prohibiting one or more forms of gaming, gambling or wagering authorized by Legislative Act;
(ii) authorizing the legislature at any time to repeal statutes authorizing gaming, gambling or wagering; (iii) authorizing the Governor, the legislature and the LGCB to set aside the Casino Operating Contract or order the Casino Operating Contract to be renegotiated under certain circumstances; (iv) that neither the state of Louisiana nor any political subdivision thereof shall be liable in damages for revocation, modification or order for renegotiation of the Casino Operating Contract; and
(v) that the Casino Operating Contract is a pure, absolute, revocable privilege and not a right, property or otherwise, under the constitutions of the United States or the state of Louisiana, and that no holder thereof acquired any vested right therein or thereunder. I also have not addressed the consequences on the Borrower's rights to the Casino Operating Contract, or the approvals contained in the LGCB Order and opined to in this letter, in the event that Act 1 of the First Extraordinary Session of 2001 is found to be invalid, unenforceable, unconstitutional or otherwise infirm under the laws of the state of Louisiana or the United States of America. Further, I have not addressed the consequences in the event that the LGCB Order is appealed and reversed, revised, amended, remanded, vacated or modified by a reviewing court in the state of Louisiana, or otherwise held to be invalid or infirm in whole or in part. With your permission, I have not addressed those matters herein or rendered any advice or opinion with respect thereto.

         D. For purposes of the opinions expressed in this letter, with your permission, I have assumed and have not independently verified: (i) the authenticity of all documents submitted to me as originals, the conformity with the originals of all documents submitted to me as copies or forms, the genuineness of all signatures, and the legal capacity of all natural persons;
(ii) the due organization, valid existence and good standing of all non-natural persons in their respective jurisdictions of organization and the registration or other qualification to do business and good standing of all such persons in all other relevant jurisdictions, including the State of Louisiana; (iii) that the Borrower has the requisite power and authority to conduct its business as now conducted and as proposed to be conducted; (iv) that all statutes, judicial and administrative decisions and orders, and rules and regulations, including emergency regulations and resolutions, of governmental agencies, including the Gaming Authorities, are generally available (i.e., in terms of access and distribution following publication or other release) to lawyers practicing in the State of Louisiana; (v) the constitutionality and validity of all relevant statutes, rules and regulations, including but not limited to the Gaming Regulations; (vi) that all statements and representations made in the Petition and at any hearing on the Petition are true and correct, accurate and complete; and (vii) that the LGCB Order in the form and substance attached hereto will become final and nonappealable, and not subject to modification, amendment, revocation, rehearing or rescission.

         E. I am qualified to practice law in the State of Louisiana and I do not purport to express any opinion herein concerning any law other that the Gaming Regulations. I assume no responsibility with respect to the application of any other such law to the opinions contained herein.

         The opinions expressed in this letter (i) are expressly limited to the matters stated herein in writing and no opinion may be inferred beyond the matters expressly stated herein in writing; (ii) are given only as of this date based on the laws in effect as of this date and I do not undertake to report to you or any third parties changes in facts or laws, including, but not limited to, Gaming Regulations, statutes or jurisprudence, regulations, emergency regulations, rules, regulations, or resolutions, or any political corporation and agency actions; and (iii) are issued only to the addressees hereof and may not be used, circulated or quoted, in whole or in part, or relied upon by any person or entity for any purpose without my prior written consent.

                                            Yours sincerely,


                                            /s/ William H. Patrick, III
                                            ---------------------------

        SCHEDULE A TO MARCH 30, 2001 LETTER FROM WILLIAM H. PATRICK, III,
  TO WELLS FARGO BANK OF MINNESOTA, NATIONAL ASSOCIATION AS TRUSTEE UNDER THE INDENTURE; HARRAH'S ENTERTAINMENT, INC., HARRAH'S OPERATING COMPANY, INC., AND HARRAH'S NEW ORLEANS MANAGEMENT COMPANY, AS REVOLVER CREDITORS, PURSUANT TO THE REVOLVING CREDIT AGREEMENT; AND THE BANK OF NEW YORK, AS COLLATERAL AGENT

1. Petition of Jazz Casino Company, L.L.C. and JCC Holding Company filed on February 28, 2001 with the Louisiana Gaming Control Board in the matter entitled "In the Matter of the Petition of Jazz Casino Company, L.L.C. and JCC Holding Company, Seeking Declaratory Rulings With Respect to the Plan of Reorganization and Related Transactions"; and

2. First Amended and Supplemental Petition of Jazz Casino Company, L.L.C. and JCC Holding Company filed on March 22, 2001 with the Louisiana Gaming Control Board in the matter entitled "In the Matter of the Petition of Jazz Casino Company, L.L.C. and JCC Holding Company, Seeking Declaratory Rulings With Respect to the Plan of Reorganization and Related Transactions".


                                       END

        SCHEDULE B TO MARCH 30, 2001 LETTER FROM WILLIAM H. PATRICK, III,
   TO WELLS FARGO BANK OF MINNESOTA, NATIONAL ASSOCIATION AS TRUSTEE UNDER THE INDENTURE; HARRAH'S ENTERTAINMENT, INC., HARRAH'S OPERATING COMPANY, IN., AND HARRAH'S NEW ORLEANS MANAGEMENT COMPANY, AS REVOLVER CREDITORS, PURSUANT TO THE REVOLVING CREDIT AGREEMENT; AND THE BANK OF NEW YORK, AS COLLATERAL AGENT

1. "Order on Petition, as Amended, of Jazz Casino Company, L.L.C. and JCC Holding Company Seeking Declaratory Rulings With Respect to the Plan of Reorganization and Related Transactions" adopted by the Louisiana Gaming Control Board on March 29, 2001.

                                       END

                          JAZZ CASINO COMPANY, L.L.C.

                       Officer's Certificate - Indenture

     I, the undersigned, being the Secretary of JAZZ CASINO COMPANY, L.L.C., a Louisiana limited liability company (the "Company"), hereby certify that:

     1. This Certificate is furnished pursuant to Section 3 of Article I of Exhibit B of the Indenture dated as of March 30, 2001 (the "Indenture"), among Wells Fargo Bank Minnesota, National Association, as Trustee (in such capacity, the "Trustee"), the Company, and certain affiliates of the Company as Guarantors. Unless otherwise defined here, capitalized terms used in this Certificate shall have the meanings set forth in the Indenture.

     2. The undersigned certifies that the conditions in Section 6, 7, 9, 10, 11, 12, 13, 20, 21, 22 and 23 of Article I of Exhibit B of the Indenture have been satisfied as of the date hereof.

     3. Attached hereto is a true and correct copy of form of the Confidentiality Agreement referenced in Section 5.2(b).

     IN WITNESS WHEREOF, I have hereunto set my hand this 29th day of March
2001.



                                        -------------------------------
                                        Name:  L. Camille Fowler
                                        Title: Secretary